FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-03

August 4, 2017

FREE WRITING PROSPECTUS COLLATERAL TERM SHEET

$708,626,196

(Approximate Total Mortgage Pool Balance)

UBS 2017-C3

UBS Commercial Mortgage Securitization Corp.

Depositor

KeyBank National Association Société Générale UBS AG

Natixis Real Estate Capital LLC Rialto Mortgage Finance, LLC

Sponsors and Mortgage Loan Sellers

UBS Securities LLC Société Générale

Co-Lead Managers and Joint Bookrunners

Deutsche Bank Securities KeyBanc Capital Markets NATIXIS Academy Securities

Co-Managers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Natixis Securities Americas LLC, Deutsche Bank Securities Inc. or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Natixis Securities Americas LLC, Deutsche Bank Securities Inc. or Academy Securities, Inc. provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance:	$51,350,000			Location:	Carlsbad, CA 92010
Cut-off Date Balance:	$51,350,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	[ ]%			Detailed Property Type:	Office/R&D
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	Ionis Pharmaceuticals, Inc.			Year Built/Renovated:	2011/N/A
Mortgage Rate:	3.8810%			Size:	176,000 SF
Note Date:	7/18/2017			Cut-off Date Balance per SF:	$292
First Payment Date:	9/6/2017			Maturity Date Balance per SF:	$264
Maturity Date:	8/6/2027			Property Manager:	Self-managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$6,911,392
Seasoning:	0 months			UW NOI Debt Yield:	13.5%
Prepayment Provisions:	LO (37); DEF (78); O (5)			UW NOI Debt Yield at Maturity:	14.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	3.18x (IO) 2.22x (P&I)
Additional Debt Type:	No			Most Recent NOI:	$6,547,697 (12/31/2016)
Additional Debt Balance:	No			2nd Most Recent NOI:	$6,177,382 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,177,514 (12/31/2014)
Reserves(1)				Most Recent Occupancy:	100.0% (8/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$112,000,000 (7/11/2017)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	45.8%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	41.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,350,000	64.1%	Purchase Price:	$79,411,552	99.1%
Borrower Equity:	$28,785,975	35.9%	Closing Costs:	$724,423	0.9%
Total Sources:	$80,135,975	100.0%	Total Uses:	$80,135,975	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The largest mortgage loan (the “Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan”) is evidenced by three promissory notes in the aggregate original principal amount of $51,350,000 secured by a first priority fee mortgage encumbering a 176,000 SF mixed use office and R&D property in Carlsbad, California (the “Ionis Pharmaceuticals - Gazelle Ct Property”). The proceeds of the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan, together with $28,785,975 of borrower equity, were used to acquire the Ionis Pharmaceuticals - Gazelle Ct Property and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Ionis Gazelle, LLC (the “Ionis Pharmaceuticals - Gazelle Ct Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. The Ionis Pharmaceuticals - Gazelle Ct Borrower is wholly owned by Ionis Pharmaceuticals, Inc. (“Ionis”) (NADSAQ: IONS), the borrower sponsor and nonrecourse carve-out guarantor of the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan.

Ionis is a company in the RNA-targeted drug discovery and development focused on developing drugs for patients with the highest unmet medical needs, such as those patients with severe and rare diseases. Using its proprietary antisense technology, Ionis has created a pipeline of drugs, with three drugs currently in the market and approximately 30 drugs in development. Ionis’ current market capitalization is $5.8 billion with total cash, cash equivalents, and short term investments of approximately $860 million. As of March 30, 2017, Ionis reported total assets of $1.1 billion and a net worth of $201.8 million.

The Property. The Ionis Pharmaceuticals - Gazelle Ct Property, located in Carlsbad, California, is comprised of a 176,000 SF two-story class A mixed use office and R&D space for life science and biotechnology research. The Ionis Pharmaceuticals - Gazelle Ct Property is situated on a 13.92-acre site and contains 477 parking spaces (2.71 spaces per 1,000 SF). The Ionis Pharmaceuticals - Gazelle Ct Property was originally build-to-suit for Ionis in 2011 and serves as its corporate headquarters and main research and development facility. Ionis exercised a lease to purchase option contained within its original lease dated March 30, 2010 to purchase the Ionis Pharmaceuticals - Gazelle Ct Property at a contractual price of approximately $79.4 million of which the borrower sponsor contributed approximately $28.8 million ($164 PSF) of equity towards the total purchase price. At origination of the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan, Ionis executed a new 15-year triple net lease through July 2032 at $41.40 PSF with 10.0% increases every five years and no early termination rights.

According to the appraisal, the Ionis Pharmaceuticals - Gazelle Ct Property contains approximately 65% (114,400 SF) of office space and 35% (61,600 SF) of R&D space. The Ionis Pharmaceuticals - Gazelle Ct Property is 100.0% leased to Ionis as of August 1, 2017. Office improvements (65% of NRA) at the Ionis Pharmaceuticals - Gazelle Ct Property include a mix of open plan and private offices, conference rooms and several employee lounge and break areas. Wet lab and related life science improvements (35% of NRA) are mainly research oriented and include di-ionized water, nitrogen and

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

compressed air distribution throughout. Wet labs are designed mainly for biology R&D and have biosafety cabinets, fume hoods and chemistry lab areas. Life science improvements including two walk-in coolers and freezers (one of each per floor), glass wash rooms and two autoclaves. The Ionis Pharmaceuticals - Gazelle Ct Property also includes 25,000 SF of vivarium area split between two floors and served by an elevator.

Ionis is currently constructing a free-standing 5,600 SF building that will be used as an employee gym/fitness center facility, which currently occupies about 3,000 to 4,000 SF in the main building. The total cost of the new gym building is being funded by Ionis and is reported to be approximately $1.25 million. In addition, Ionis is currently working on plans with the city of Carlsbad for the installation of solar panels at the Ionis Pharmaceuticals - Gazelle Ct Property, which, once completed, would supply approximately 50% of electricity at the Ionis Pharmaceuticals - Gazelle Ct Property. Estimated project costs are approximately $3.0 million with all additional improvements at the Ionis Pharmaceuticals - Gazelle Ct Property becoming additional collateral for the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan. Since taking occupancy in 2011, Ionis has invested approximately $21.0 million in capital expenditures at the Ionis Pharmaceuticals - Gazelle Ct Property, including lab equipment, computer equipment and software, furniture and fixtures, solar panels, land and building improvements, data center and additional lab space.

The following table presents certain information relating to the sole occupied tenant at the Ionis Pharmaceuticals - Gazelle Ct Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Ionis Pharmaceuticals, Inc.	NR/NR/NR	176,000	100.0%	$7,286,400	100.0%	$41.40	7/16/2032
Total/Wtd. Avg.		176,000	100.0%	$7,286,400	100.0%	$41.40

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the Ionis Pharmaceuticals - Gazelle Ct Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	1	176,000	100.0%	100.0%	$41.40	$7,286,400	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	176,000	100.0%		$41.40	$7,286,400	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Ionis Pharmaceuticals - Gazelle Ct Property is located in Carlsbad, California, approximately 25 miles north of the San Diego central business district. Carlsbad is a coastal city in northwest San Diego County and is comprised of approximately 39 square miles, bounded by the Pacific Ocean on the west, the city of Encinitas on the south, the city of San Marcos on the east and Highway 78 on the north. Highway 78 provides east/west access between costal Carlsbad, Oceanside and inland north San Diego County communities. Interstate 5, located approximately five miles west, is a major north/south interstate providing access to the United States/Canadian Border in Blaine, Washington to the north and to the United States/Mexican border in San Ysidro, California to the south.

According to a third party market research report, San Diego is the third largest “Biotech Hub” in the United States alongside Greater Boston and the San Francisco Bay area with inventory of approximately 17.0 million SF. Carlsbad’s key industry clusters feature life sciences; information, communications and technology; action sports manufacturing; and clean technology, and include corporate headquarters for many well-known national and international companies. Life science is a large industry in Carlsbad, which includes biotech, medical device, diagnostic and technology companies and institutes. According to the appraisal, approximately 24% of all Carlsbad jobs are in the life science sector. Employers include Thermo Fisher, Genoptix and OptumRx. Carlsbad is also a leader in action sports manufacturing with more than half of all San Diego County action sports manufacturers based in this submarket, employing approximately 4,000 people. Notable employers include Callaway Golf, TaylorMade/Adidas, Acushnet/Titleist, Cobra Golf, Reef, Prana and Spy Optics. According to a third party market research report, the estimated 2017 average household income within a one-, three-, and five-mile radius is $132,277, $107,809 and $102,806, respectively.

According to a third party market research report, the Ionis Pharmaceuticals - Gazelle Ct Property is in the Carlsbad office submarket. The Carlsbad office submarket contains 329 buildings, accounting for approximately 7.1 million SF of office space. Overall vacancy in the Carlsbad office submarket was

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

17.1% with an average rental rate of $29.97 per SF as of the second quarter of 2017. According to a third party market research report, the Ionis Pharmaceuticals - Gazelle Ct Property is in the North County San Diego life science/wet lab submarket, which contains 2.4 million SF of space. Overall vacancy in the North County life science/wet lab submarket was 1.1% as of the first quarter of 2017. According to the appraisal and third party market research report, the Ionis Pharmaceuticals - Gazelle Ct Property has an office/lab space market rent of $25.44 PSF to $54.00 PSF, with an average market rent of $43.34 PSF including the Ionis Pharmaceuticals - Gazelle Ct Property.

The following tables present certain information relating to sales and lease comparables for the Ionis Pharmaceuticals - Gazelle Ct Property:

Office/Lab Lease Comparables
Property Name	Property Location	Year Built/ Renovated	Distance to Subject	Tenant Name	Lease Date	NRA	Lease Term (yrs)	Base Rent PSF(1)	Lease Type
Ionis Pharmaceuticals - Gazelle Ct Property	Carlsbad, CA	2011/N/A	—	Ionis(2)	July 2017(2)	176,000(2)	15.0(2)	$41.40(2)	NNN
DNAe	Carlsbad, CA	NAV	2.4 miles	DNAe	NAV	24,000	NAV	NAV	NAV
Genoptix Flex/R&D Bio-tech Lab Building	Carlsbad, CA	2002/N/A	2.5 miles	Genoptix	Jan 2015	61,618	5.0	$25.44	NNN
AutoGenomics	Carlsbad, CA	NAV	3.0 miles	AutoGenomics	NAV	60,000	NAV	NAV	NAV
Coast9	San Diego, CA	NAV	21.9 miles	Nielsen Biosciences, Inc.	June 2017	7,588	10.6	$37.80	NNN
Torrey Pines Science Center	San Diego, CA	NAV	22.6 miles	Molecular Assemblies Impact Genomics	Aug 2016 April 2017	4,181 5,193	3.0 4.0	$41.40 $42.00	NNN NNN
Torrey Pines Lab Building	San Diego, CA	1991/N/A	22.9 miles	Fate Therapeutics	Jan 2017	76,084	7.0	$45.48	NNN
Torrey Ridge Science Center	San Diego, CA	NAV	22.9 miles	AltheaDx	Jan 2017	35,984	7.0	$49.56	NNN
3565 General Atomics Ct	San Diego, CA	NAV	23.0 miles	Astellas Pharma Fate Therapeutics Vividion Therapeutics	Sept 2016 Feb 2017 July 2017	25,457 47,924 12,442	10.0 6.4 3.3	$46.80 $46.20 $48.00	NNN NNN NNN
Office/Lab Property	San Diego, CA	2000/N/A	23.1 miles	Sorrento Therapeutics	Mar 2017	76,687	8.8	$36.00	NNN
Spectrum I	San Diego, CA	NAV	23.6 miles	Ideaya BioSciences Wellsprings Biosciences	April 2017 July 2017	3,722 17,823	3.0 2.5	$48.00 $48.60	NNN NNN
Vertex B-T-S	San Diego, CA	NAV	23.7 miles	Vertex Pharmaceuticals	Jan 2018	170,523	16.0	$54.00	NNN
Arenisca	San Diego, CA	1990/N/A	23.9 miles	Calibr	Aug 2017	72,419	10.4	$46.20	NNN
Oberlin Science Center	San Diego, CA	NAV	24.0 miles	Ohr Pharma	Sept 2016	4,452	1.3	$36.12	NNN
AXIOM - Bldg 3	San Diego, CA	1998/2016	24.6 miles	La Jolla Pharmaceuticals	Nov 2017	83,008	10.0	$43.80	NNN

Source: Appraisal and third party market research report

(1)	Ionis has 10% rent steps every five years. All office/lab lease comparables have 3% annual rent steps.

(2)	Based on the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ionis Pharmaceuticals - Gazelle Ct Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$6,179,106	$6,179,106	$6,549,852	$7,286,400	$41.40
Total Recoveries	$821,320	$653,155	$997,402	$213,754	$1.21
Total Other Income	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss(2)	$0	$0	$0	($375,008)	($2.13)
Effective Gross Income	$7,000,426	$6,832,261	$7,547,254	$7,125,147	$40.48
Total Operating Expenses	$822,912	$654,879	$999,557	$213,754	$1.21
Net Operating Income	$6,177,514	$6,177,382	$6,547,697	$6,911,392	$39.27
Capital Expenditures	$0	$0	$0	$26,400	$0.15
TI/LC	$0	$0	$0	$451,106	$2.56
Net Cash Flow	$6,177,514	$6,177,382	$6,547,697	$6,433,887	$36.56

Occupancy %	100.0%	100.0%	100.0%	100.0%
NOI DSCR (P&I)	2.13x	2.13x	2.26x	2.38x
NCF DSCR (P&I)	2.13x	2.13x	2.26x	2.22x
NOI Debt Yield	12.0%	12.0%	12.8%	13.5%
NCF Debt Yield	12.0%	12.0%	12.8%	12.5%

(1)	Gross Potential Rent has been underwritten based on 100.0% physical occupancy as of the Cut-off Date.

(2)	Vacancy & Credit Loss is underwritten to a vacancy rate of 5.0% of all revenue. The Ionis Pharmaceuticals - Gazelle Ct Property is underwritten based on 100.0% physical occupancy as of the Cut-off Date.

Escrows and Reserves. Ongoing monthly escrows for real estate taxes, insurance premiums and capital expenditures are not required so long as (i) no event of default has occurred and is continuing, (ii) the Ionis Pharmaceuticals - Gazelle Ct Property is demised pursuant to the Ionis lease, (iii) the Ionis lease is in full force and effect, (iv) no Material Tenant Trigger Event (as defined below) has occurred, (v) Ionis (a) pays all taxes directly to the applicable government authorities, (b) maintains insurance according to its lease or (c) maintains the Ionis Pharmaceuticals - Gazelle Ct Property in a condition reasonably acceptable to the lender (as applicable) and (vi) Ionis performs its obligations under clause (v) above in a timely manner and provides the Ionis Pharmaceuticals - Gazelle Borrower evidence reasonably satisfactory to the lender of such performance in a timely manner. Ongoing monthly escrows for tenant improvements and leasing commissions are not required so long as (i) no event of default has occurred or is continuing, (ii) the Ionis Pharmaceuticals - Gazelle Ct Property is demised pursuant to the Ionis lease, (iii) the Ionis lease is in full force and effect and (iv) no Material Tenant Trigger Event has occurred.

A “Material Tenant Trigger Event” will commence upon the earlier of (i) if the Material Tenant (as defined below) fails to extend or renew its lease upon terms and conditions set forth in the Material Tenant’s lease (or as otherwise acceptable to the lender) on or prior to the earlier of (a) the date required for such notice period pursuant to the Material Tenant’s lease and (b) the date that is at least 12 months prior to the then-applicable expiration date of the Material Tenant’s lease, (ii) if an event of default under the Material Tenant’s lease has occurred, (iii) the Material Tenant or lease guarantor of the Material Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if the Material Tenant’s lease is terminated or no longer in full force or effect, (v) if the Material Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at the Ionis Pharmaceuticals - Gazelle Ct Property or (vi) if Ionis fails to maintain liquid assets of at least $85,000,000. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, the Material Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (v) above, the applicable Material Tenant re-commences its operations at its leased premises and is paying full unabated rent, or in regard to clause (vi) above, the Ionis Pharmaceuticals - Gazelle Ct Borrower delivers written evidence that Ionis has liquid assets of at least $85,000,000.

A “Material Tenant” means (i) Ionis and (ii) a tenant or an affiliate of such tenant that leases space comprising 30% or more of either (a) the total rentable SF at the Ionis Pharmaceuticals - Gazelle Ct Property or (b) the total in-place base rent at the Ionis Pharmaceuticals - Gazelle Ct Property.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan. The Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, provided that no event of default has occurred and is continuing, to the Ionis Pharmaceuticals - Gazelle Ct Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Ionis Pharmaceuticals - Gazelle Ct Borrower in connection with the operation and maintenance of the Ionis Pharmaceuticals - Gazelle Ct Property reasonably approved by the lender, and to disburse the remainder to the Ionis Pharmaceuticals - Gazelle Ct Borrower (or, during the continuance of a Cash Sweep Period (as defined below), provided that no Material Tenant Trigger Event has occurred, to an account to be held by the lender as additional security for the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan). During the continuance of a Material Tenant Trigger Event, on each monthly payment date, all excess cash flow is required to be deposited into a Material Tenant rollover reserve to be held by the lender as additional security for the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the Ionis Pharmaceuticals - Gazelle Ct Borrower, the borrower sponsor, the guarantor or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x, if the Ionis Lease Condition (as defined below) is not satisfied, (iv) a Material Tenant Trigger Event or (v) any indictment for fraud or misappropriation of funds by the Ionis Pharmaceuticals - Gazelle Ct Borrower, the guarantor or the property manager or any director or officer of the Ionis Pharmaceuticals - Gazelle Ct Borrower, the guarantor or the property manager. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 90 days for the Ionis Pharmaceuticals - Gazelle Ct Borrower, the borrower sponsor or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Ionis Pharmaceuticals - Gazelle Ct Borrower’s, the borrower sponsor’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, if the Ionis Lease Condition is not satisfied, upon the date the debt service coverage ratio based on the trailing 12-month period is at least 1.25x for two consecutive calendar quarters, in regard to clause (iv) above, the Material Tenant Trigger Event is cured, or in regard to clause (v) above, with respect to the property manager, when the Ionis Pharmaceuticals - Gazelle Ct Borrower replaces the property manager with a qualified manager or, with respect to the Ionis Pharmaceuticals - Gazelle Ct Borrower or the guarantor, when a judicial determination determines no such fraud or misappropriation of funds has occurred.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the Ionis Pharmaceuticals - Gazelle Ct Borrower, the borrower sponsor, the guarantor or the property manager or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x, if the Ionis Lease Condition is not satisfied. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 90 days for the Ionis Pharmaceuticals - Gazelle Ct Borrower, the borrower sponsor or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Ionis Pharmaceuticals - Gazelle Ct Borrower’s, the borrower sponsor’s, the guarantor’s, or the property manager’s monetary obligations, or in regard to clause (iii) above, if the Ionis Lease Condition is not satisfied, upon the date the debt service coverage ratio based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters.

An “Ionis Lease Condition” means (i) the Ionis Pharmaceuticals - Gazelle Ct Property is subject to the Ionis lease as of the applicable date of determination, (ii) no event of default under the Ionis lease, (iii) the Ionis lease is in full force and effect, (iv) no Material Tenant Trigger Event has occurred with respect to the Ionis lease and (v) Ionis is paying full unabated rent pursuant to the terms of the Ionis lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. Ionis is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic. So long as certain conditions in in the Ionis Pharmaceuticals - Gazelle Ct Mortgage Loan documents are satisfied, the Ionis Pharmaceuticals - Gazelle Ct Borrower is not required to obtain insurance.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Gazelle Court Carlsbad, CA 92010	Collateral Asset Summary – Loan No. 1 Ionis Pharmaceuticals - Gazelle Ct	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$51,350,000 45.8% 2.22x 13.5%

Camp Pendleton Marine Corps Base
John Wayne Orange Co. Airport 45 miles
San Luis Rey River
Mission Marketplace
S14
Osborne St
Vista Valley Country Club
San Luis Rey Mission Expwy
Oceanside Municipal Airport
76
Old Grove Rd
College Blvd
Guajome Regional Park
Vista Way
Bobier Dr
Melrose Drive
Sprinter
S11
Mesa Dr
Vista
Brengle Terrace Park
San Diego Fwy
Metrolink
Mission Ave
OCEANSIDE
Oceanside Blvd
College Blvd
Olive Ave
Vista Transit Center
Sprinter
El Camino Real
Rancho Del Oro
5
Crouch Street
Oceanside
Coast Hwy
Miracosta College
Tri-City Medical Center
Emerald Dr
Ronald Packard Pkwy
Escondido Ave
Monte Vista Dr
Buena
Creek Rd
El Camino Country Club
S14
Pacific Coast Plaza
El Camino North
Coast Hwy
78
Sunset Dr
Lake
Blvd
Buena Creek
Vista Way
Westfield Plaza Camino Real
Buena Vista Lagoon
National Univ. North County Campus
S12
Carlsbad Village
El Camino Real
Tamarack Ave
College Blvd
Melrose Dr
Ocean Hills Country Club
Sprinter
Highland Dr
North County Square
78
Palomar College
San Marcos
Palomar College
S21
Coaster
San Diego Fwy
S11
Rancho Carlsbad Golf Course
Buena Vista Park
Sycamore Ave
Carlsbad Blvd
Carlsbad
Hyatt Place SD/ Vista-Carlsbad
Iron Fist Brewing
Belching Beaver Brewery
San Marcos Civic Ctr
Residence Inn by Marriott
FedEx Ship Ctr.
The Home Depot
S10
Cannon Rd
McClellan-Palomar Airport
Carlsbad Raceway
Target
Carlsbad Premium Outlets
The Crossings at Carlsbad
Rd
San Marcos Blvd
S12
Cal State San Marcos
Palomar Airport
Holiday Inn Carlsbad-San Diego
Trader Joe's
Rancho Santa Fe Rd
Cal. State University San Marcos
Legoland Family Park
S12
Lake San Marcos Country Club
Homewood Suites by Hilton
5
Lake San Marcos
Carlsbad-Poinsettia
S11
Alga Rd
South Carlsbad State Beach
Aviara
Pkwy
Ionis Pharmaceuticals - Gazelle Ct
2855 Gazelle Court
Carlsbad, CA 92010
Park Hyatt Aviara Resort
Poinsettia Village
Aviara Golf Course
Omni La Costa Resort & Spa
La Costa Country Club
Elfin Forest Rd
Pacific Ocean
Batiquitos Lagoon
La Costa Ave
El Camino Real
Coaster Commuter Rail
San Diego County
S10
The Forum Carlsbad
Leucadia Blvd
Encinitas Ranch Town Center
Lone Jack Rd
S21
San Diego Botanic Gardens
Bridges at Rancho Santa Fe
Encinitas
S9
Encinitas Blvd
S10
El Camino Del Norte
Encinitas
San Dieguito Reservoir
Santa Fe Dr
Del Dios Hwy
S6
Scripps Mem. Hospital Encinitas
San Diego Fwy
El Camino Real
Rancho Santa Fe Golf Course
Mira Costa Community College
S9
Rancho Santa Fe
Coaster
San Elijo Lagoon County Park
San Elijo Lagoon
Solana Beach
San Dieguito Rd
Fairbanks Ranch
Camino Del Sur
Solana Beach Towne Centre
S8
S6
Solana Beach
5
Lomas Santa Fe Country Club
Fairbanks Ranch CC
Rancho Santa Fe Farm GC
S21
Del Mar Fairgrounds
San Diego Intl. Airport 20 miles
SAN DIEGO
Del Mar Race Track
Los Angeles
Whittier
Chino Hills
Banning
Los Angeles Intl. Airport
Riverside
Moreno Valley
Anaheim
Long Beach
Long Beach Airport
Santa Ana
Lake Elsinore
Hemet
Huntington Beach
Irvine
John Wayne Airport
Temecula
Laguna Niguel
Santa Rosa Mts.
San Clemente
Santa Catalina Island
Cleveland National Forest
Camp Pendleton Marine Corps Base
Oceanside
Vista
Pacific Ocean
Carlsbad
Escondido
Encinitas
Poway
San Clemente Island
La Jolla
Santee
San Diego
San Diego Intl. Airport
El Cajon
Chula Vista

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	Torrance, CA 90503
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Retail
% of Initial Pool Balance:	[ ]%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.			Year Built/Renovated:	1961/2017
				Size:	1,769,525 SF
				Cut-off Date Balance per SF(1):	$260

Mortgage Rate(1):	3.6575%			Maturity Date Balance per SF(1):	$260
Note Date:	5/12/2017			Property Manager:	Simon Management Associates II, LLC (borrower-related)
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$59,343,892
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield(1):	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	3.34x
Additional Debt Balance(1)(3):	$409,300,000/$125,700,000			Most Recent NOI:	$53,218,707 (3/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$51,101,092 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$35,039,436 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	85.2% (5/15/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	91.5% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	86.1% (12/31/2015)
Replacements:	$0	Springing	$446,400	Appraised Value (as of):	$1,155,000,000 (4/23/2017)
TI/LC:	$0	Springing	$6,465,600	Cut-off Date LTV Ratio(1):	39.8%
Other:	$8,071,240	$0	N/A	Maturity Date LTV Ratio(1):	39.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	$3,288,487	0.6%
			Return of Equity:	$70,584,168	12.1%
Total Sources:	$585,000,000	100.0%	Total Uses:	$585,000,000	100.0%

(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of seventeen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, seventeen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000 (together, the “Del Amo Fashion Center Senior Loan”), and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000 (together, the “Del Amo Fashion Center Subordinate Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan and the Del Amo Fashion Center Subordinate Loan are $331, $331, 10.1%, 10.1%, 2.63x, 50.6% and 50.6%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Del Amo Fashion Center Whole Loan promissory note to be securitized and (b) May 2, 2020. The assumed lockout period of 26 payments is based on the closing date of this transaction in August 2017.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent Occupancy includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018). Most Recent Occupancy also includes three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The Mortgage Loan. The second largest mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) evidenced by seventeen promissory A-Notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, seventeen promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other, and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation, which are secured by a first priority fee mortgage encumbering 1,769,525 SF of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Note A-3-2, Note A-3-4, Note B-3-2, and Note B-3-4 (contributed by Société Générale) in the aggregate principal amount of $50,000,000, are from each of the two A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the UBS 2017-C3 Trust.

The Del Amo Fashion Center Whole Loan was co-originated by Société Générale, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association. The proceeds of the Del Amo Fashion Center Whole Loan were used to pay off previous mortgage debt, pay closing costs and to return equity to the borrower sponsors. Based on the total cost basis in the Del Amo Fashion Center Property, the borrower sponsors have over $350 million of equity invested in the asset. Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Del Amo Fashion Center Whole Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 2, 2020.

The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The lender provides no assurances that any non-securitized notes will not be split further. The Del Amo Fashion Center Whole Loan is serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Del Amo Fashion Center Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder(2)	Controlling Piece
A-1-1	$12,125,000	$12,125,000	DAFC 2017-AMO	Yes
A-1-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-1-3	$24,547,000	$24,547,000	BANK 2017-BNK6	No
A-1-4	$20,457,000	$20,457,000	Bank of America, NA	No
A-2-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-2-2-A	$24,547,333	$24,547,333	Barclays Bank PLC	No
A-2-2-B	$12,273,667	$12,273,667	Barclays Bank PLC	No
A-2-3	$24,547,000	$24,547,000	WFCM 2017-C38	No
A-2-4	$20,457,000	$20,457,000	Barclays Bank PLC	No
A-3-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-3-2	$40,912,500	$40,912,500	UBS 2017-C3	No
A-3-3	$36,821,250	$36,821,250	UBS 2017-C2	No
A-3-4	$4,091,250	$4,091,250	Société Générale	No
A-4-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-4-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-4-3	$24,547,000	$24,547,000	WFCM 2017-C38	No
A-4-4	$20,457,000	$20,457,000	BANK 2017-BNK6	No
B-1-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-1-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-1-3	$5,453,000	$5,453,000	BANK 2017-BNK6	No
B-1-4	$4,543,000	$4,543,000	BANK 2017-BNK6	No
B-2-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-2-2-A	$5,452,667	$5,452,667	Barclays Bank PLC	No
B-2-2-B	$2,726,333	$2,726,333	Barclays Bank PLC	No
B-2-3	$5,453,000	$5,453,000	WFCM 2017-C38	No
B-2-4	$4,543,000	$4,543,000	Barclays Bank PLC	No
B-3-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-3-2	$9,087,500	$9,087,500	UBS 2017-C3	No
B-3-3	$8,178,750	$8,178,750	UBS 2017-C2	No
B-3-4	$908,750	$908,750	Société Générale	No
B-4-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-4-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-4-3	$5,453,000	$5,453,000	WFCM 2017-C38	No
B-4-4	$4,543,000	$4,543,000	Wells Fargo Bank, NA	No
Del Amo Fashion Center Subordinate Loan	$125,700,000	$125,700,000	DAFC 2017-AMO	No
Total Del Amo Fashion Center Whole Loan	$585,000,000	$585,000,000

(1)	The B-Notes are subordinate to the A-Notes.

(2)	The promissory notes currently held by Société Générale, Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, National Association are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The Borrower and the Borrower Sponsors. The borrower is Del Amo Fashion Center Operating Company, L.L.C. (the “Del Amo Fashion Center Borrower”), which is a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. Simon Property Group, L.P. is the non-recourse carveout guarantor (the “Del Amo Fashion Center Whole Loan Guarantor”). The Del Amo Fashion Center Whole Loan will be recourse to the Del Amo Fashion Center Whole Loan Guarantor pursuant to standard non-recourse carveouts, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the Del Amo Fashion Center Whole Loan Guarantor (or SPF (as defined below) or certain affiliates of SPF should it be a replacement guarantor), its liability may not exceed $117,000,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The borrower sponsors are a 50/50 joint venture between subsidiaries of Simon Property Group, L.P. and Commingled Pension Trust Fund (Strategic Property) of J.P. Morgan Chase Bank, N.A. (“SPF”) (collectively, the “Del Amo Fashion Center Borrower Sponsors”). Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG). Simon is a publicly traded, self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of March 31, 2017, Simon owned or had an interest in 206 properties consisting of 108 malls, 67 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and thirteen other retail properties in 37 states and Puerto Rico, as well as redevelopment and expansion projects underway at 25 properties in the United States, Canada and Europe. Simon Property Group, L.P., one of the related borrower sponsors, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool — Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

SPF is a JPMorgan Asset Management fund with a reported net asset value of approximately $30.9 billion and a gross asset value of approximately $41.7 billion as of March 31, 2017. SPF’s investment portfolio focuses on office, retail, residential and industrial investments.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 SF of traditional mall, open-air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million SF Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse retail tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel; restaurants, including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant); entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open) and over 100 in-line retailers and brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Anchor tenants whose leases premises are included in the collateral include J.C. Penney and Nordstrom. Additionally, 11,892 parking spaces (approximately 6.7 spaces per 1,000 SF) are included in the collateral.

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700 people, floor-to-ceiling living plant walls, skylights and lounge areas with complimentary WiFi, (ii) the addition of approximately 350,000 SF of in-line shops, the Nordstrom anchor and a multilevel parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads which are leased to BRIO Tuscan Grille and EMC Seafood & Raw Bar and which are expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s spaces which are expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrower.

The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. The following table presents a summary of the historical in-line occupancy at the Del Amo Fashion Center Property.

Historical In-Line Occupancy
Historical Occupancy	2013	2014	2015	2016
In-Line (including Temp Tenants)	80.1%	92.8%	88.5%	93.8%
In-Line (excluding Temp Tenants)	75.2%	85.7%	79.7%	86.6%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The 2016 estimated total gross sales for the Del Amo Fashion Center Property were approximately $543.4 million. The following table presents a summary of historical anchor sales at the Del Amo Fashion Center Property:

Anchor Sales Summary
Tenant	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral)(2)(4)	$32,500,000	$30,200,000	N/A(5)	$96
Nordstrom(6)	N/A	N/A	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theatres(7)	$17,979,000	$18,114,000	$17,307,000	$961,500

(1)	Sales PSF reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.

(3)	Macy’s currently operates two stores at the Del Amo Fashion Center, totaling 423,307 SF. Sales figures are representative of both stores. 2014 sales represent three Macy’s stores.

(4)	Sears occupies 313,495 SF, with approximately two levels being used for merchandising and one level being used for office space. When excluding the office space, the adjusted estimated Sales PSF are approximately $144 PSF.

(5)	2016 sales data not yet available.

(6)	Nordstrom opened in October 2015.

(7)	AMC Theaters Sales PSF reflects sales per screen.

As of the trailing twelve-month period that ended March 31, 2017, the Del Amo Fashion Center Property had total comparable in-line sales of $124.3 million, with average in-line sales of $611 PSF and an occupancy cost of 13.7%. Although the renovations and redevelopment have been ongoing at the Del Amo Fashion Center Property since 2013, in-line sales PSF have grown from $441 PSF to $611 PSF, representing a 39% increase from 2013 to the trailing twelve-month period ended March 31, 2017.

Comparable In-line Sales Summary(1)
	2013	2014	2015	2016	3/31/2017 TTM
In-Line Sales PSF	$441	$449	$499	$560	$611
Occupancy Cost	14.3%	14.7%	15.9%	14.4%	13.7%

(1)	Information as provided by the Del Amo Fashion Center Borrower and only include tenants reporting comparable sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The following table presents certain information relating to the major tenants at the Del Amo Fashion Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent		Annual UW Rent PSF(3)(4)	Most Recent Sales(4)		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB-	423,307		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CC/Caa2/CCC+	313,495

Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$457,325	0.9%	$2.80	21,061,000	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(5)	0.0%(5)	$0(5)	51,480,000	$373	N/A	2/28/2031
AMC Theaters	NR/B1/NR	76,800	4.3%	$3,066,624	6.1%	$39.93	$17,307,000	$961,500(7)	17.7%	9/30/2021
Total Anchor Tenants		378,146	21.4%	$3,523,949	7.0%	$14.67(6)

Major Tenants(8)
LA Fitness	NR/NR/NR	47,137	2.7%	$1,792,237	3.6%	$38.02	N/A	N/A	N/A	1/31/2022
Dave & Buster’s(9)	NR/NR/NR	42,336	2.4%	$1,439,424	2.9%	$34.00	N/A	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$1,352,163	2.7%	$16.25	N/A	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$1,076,189	2.1%	$42.90	N/A	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$1,050,625	2.1%	$39.20	$8,791,000	$328	12.0%	10/31/2027
Burlington Coat Factory(10)	NR/NR/NR	60,000	3.4%	$840,000	1.7%	$14.00	N/A	N/A	N/A	1/31/2025
Marshalls(9)	NR/A2/A+	30,716	1.7%	$752,542	1.5%	$24.50	N/A	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$741,858	1.5%	$66.19	N/A	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$712,799	1.4%	$39.62	$7,784,000	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$707,595	1.4%	$35.00	$7,613,000	$377	13.4%	1/31/2018

Subtotal/Wtd. Avg.		742,848	42.0%	$13,989,380	27.8%	$18.83
Other Retail Tenants(11)		764,810	43.2%	$36,415,851	72.2%	$47.61
Vacant Space		261,867	14.8%

Total/Wtd. Avg.		1,769,525	100.0%	$50,405,231		$33.43

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recent Sales $ and PSF represent trailing 12 months ending March 31, 2017 information for Old Navy and XXI Forever, and 2016 information for all other tenants.

(5)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.

(6)	The Total Anchor Tenants UW Rent PSF excludes Nordstrom SF. Including Nordstrom, the Annual UW Rent PSF is $9.32.

(7)	Most Recent Sales PSF for AMC Theaters represents Sales per screen.

(8)	Major Tenants are ordered by Annual UW Rent.

(9)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan Guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.

(10)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.

(11)	Other Retail Tenants includes 11 tenants (representing 2.1% of NRA and 3.4% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The following table presents certain information relating to the lease rollover at the Del Amo Fashion Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2017	8	26,342	$39.50	1.5%	1.5%	$1,040,552	2.1%	2.1%
2018	11	204,233	$10.06	11.5%	13.0%	$2,054,097	4.1%	6.1%
2019	16	45,696	$44.89	2.6%	15.6%	$2,051,118	4.1%	10.2%
2020	12	88,993	$24.44	5.0%	20.6%	$2,174,566	4.3%	14.5%
2021	10	115,598	$39.74	6.5%	27.2%	$4,593,303	9.1%	23.6%
2022	11	67,982	$47.71	3.8%	31.0%	$3,243,680	6.4%	30.1%
2023	4	75,763	$18.02	4.3%	35.3%	$1,365,309	2.7%	32.8%
2024	17	51,974	$69.18	2.9%	38.2%	$3,595,680	7.1%	39.9%
2025	44	176,862	$50.40	10.0%	48.2%	$8,913,244	17.7%	57.6%
2026	56	222,472	$51.91	12.6%	60.8%	$11,548,229	22.9%	80.5%
2027	22	202,821	$33.39	11.5%	72.3%	$6,772,847	13.4%	93.9%
2028 & Beyond	6	228,922	$13.33	12.9%	85.2%	$3,052,606	6.1%	100.0%
Vacant	0	261,867	$0.00	14.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	217	1,769,525	$33.43	100.0%		$50,405,231	100.0%

(1)	Information is based on the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan Guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Del Amo Fashion Center Property is located in Torrance, California, in the coastal area of Los Angeles’ South Bay. Family-friendly destinations such as Disneyland Resort and Santa Catalina Island as well as the numerous local beaches provide tourist attractions within a short distance of Torrance. Torrance is also the U.S. home base for the Japanese corporations Honda, Mitsuwa and All Nippon Airways, as well as Honeywell and Robinson Helicopters.

According to the appraisal, the Del Amo Fashion Center Property is located within 4.5 miles of the Kings Harbor Marina, within 10.5 miles of the Los Angeles Airport (LAX), in close proximity to I-110 and I-405, and near high income demographic areas including Palos Verdes Peninsula, Redondo Beach, Hermosa and Manhattan Beach. Demographics surrounding the Del Amo Fashion Center Property include a 5-mile radius population of 504,851 with an average household income of $112,287 as of December 2016.

The Del Amo Fashion Center Property is located in the South Bay/Torrance submarket of Los Angeles, which as of year-end 2016 contained 6,154,000 SF (9.1% of the broader Los Angeles retail market inventory) with a vacancy rate of 3.9% and average asking rents of $35.43 PSF, as compared to the Los Angeles retail market which had a vacancy rate of 6.2% and average asking rents of $32.00 PSF. According to the appraisal, there is no proposed new competitive supply within the submarket and none of the proposed supply within the broader Los Angeles market would be competitive with the Del Amo Fashion Center Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

The following table presents certain competitive retail properties to the Del Amo Fashion Center Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occupancy	Comparable In-line Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Del Amo Fashion Center Torrance, CA	Super Regional Mall	1961/2017	1,769,525	85.2%(1)	$611(2)	Macy’s (non-collateral), Sears (non-collateral), Nordstrom, J.C. Penney	N/A
South Bay Galleria Redondo Beach, CA	Super Regional Mall	1984/2014	960,200	84.9%	$435-$445	Macy’s, Kohl’s, Cinemas	3.5
Promenade on the Peninsula Rancho Palos Verdes, CA	Regional Center	1981/N/A	374,186	80.6%	$350-$375	Equinox Fitness, Cinemas	5.4
Manhattan Village Manhattan Beach, CA	Super Regional Mall	1981/N/A	620,008	99.4%	$450-$475	Macy’s, Fry’s Electronics, Ralph’s/CVS	7.5
South Bay Pavilion Carson, CA	Super Regional Mall	1973/ N/A	1,016,554	82.2%	N/A	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas	8.5

Source: Appraisal

(1)	Occupancy as of May 15, 2017 which includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan Guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Comparable inline sales shown as of March 31, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Del Amo Fashion Center Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	$29.13
Vacant Space	$0	$0	$0	$0	$11,430,694	$6.46
Total Recoveries	$12,142,979	$15,224,540	$25,514,526	$26,374,801	$25,211,150	$14.25
Specialty Leasing	$1,960,645	$2,348,117	$3,373,175	$3,266,342	$3,366,899	$1.90
Other Income(3)	$584,173	$964,983	$1,396,597	$1,359,783	$1,135,576	$0.64
Less Vacancy & Credit Loss	($316,274)	($134,368)	($441,700)	($630,344)	($11,430,694)	($6.46)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	$45.92
Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	$12.39
Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	$33.54
Capital Expenditures	$0	$0	$0	$0	$223,460	$0.13
TI/LC	$0	$0	$0	$0	$2,154,999	$1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	$32.19

Occupancy %	93.5%	86.1%	91.5%	85.2%(2)	87.0%
NOI DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.4%

(1)	UW Base Rent is based on the May 15, 2017 underwritten rent roll and includes contractual rent steps through July 1, 2018.

(2)	Occupancy as of May 15, 2017. The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan Guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(3)	Other income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.

(4)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

Escrows and Reserves. During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrower is required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrower will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrower fails to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges.

At origination of the Del Amo Fashion Center Whole Loan, the Del Amo Fashion Center Whole Loan Guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Del Amo Fashion Center Whole Loan. Upon the occurrence of a Lockbox Event (as defined below), the Del Amo Fashion Center Borrower is required to establish a lender-controlled cash management account to which all amounts in the lockbox account are required to be automatically transferred, on a weekly basis for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Del Amo Fashion Center Whole Loan until the Lockbox Event ends.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Del Amo Fashion Center Borrower, (iii) a bankruptcy action involving Simon Management Associates II, LLC (or a borrower-affiliated manager) occurred without the manager being replaced within 60 days, (iv) a DSCR Trigger Period (as defined below), or (v) a Nordstrom Trigger Event (as defined below). A Lockbox Event will end, provided no event of default is continuing, upon, as applicable, (i) the lender’s acceptance of a cure of the event of default, (ii) Simon Management Associates II, LLC (or a borrower-affiliated manager) being replaced with a qualified manager or the bankruptcy involving the manager being discharged or dismissed, (iii) the end of a DSCR Trigger Period, or (iv) the end of a Nordstrom Trigger Event. A Lockbox Event may not be cured if triggered by a bankruptcy action of the Del Amo Fashion Center Borrower.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.40x for two consecutive quarters based on the trailing four quarters and will end upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.40x for two consecutive quarters based on the trailing four quarters.

A “Nordstrom Trigger Event” will occur upon Nordstrom (i) vacating or terminating or giving notice to vacate or terminate its lease or (ii) commencing to exercise remedies pursuant to its lease in connection with the Del Amo Fashion Center Borrower’s failure to complete the removal of the former TJ Maxx/Marshalls space from the Del Amo Fashion Center Property, and will end upon the earlier of (i) at least 75% of Nordstrom’s leased space being released to one or more replacement tenants, which tenant(s) are in occupancy, open for business and paying full unabated rent with no outstanding landlord obligations, or (ii) the balance collected to the excess cash flow reserve during the Nordstrom Trigger Event being equal to or greater than $1,380,000.

Additional Secured Indebtedness (not including trade debts). The Del Amo Fashion Center Property also secures seventeen senior pari passu promissory A-Notes with an aggregate principal balance of $334,887,500 (which are pari passu with each other and the A-Notes included in the Del Amo Fashion Center Mortgage Loan) and seventeen senior promissory B-Notes (which are pari passu with each other and the B-Notes included in the Del Amo Fashion Center Mortgage Loan) with an aggregate principal balance of $74,412,500 (the “Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans”) as well as the Del Amo Fashion Center Subordinate Loan, which includes twelve subordinate mortgage notes, comprised of four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation), with an aggregate principal balance of $125,700,000. The Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan accrue interest at the same rate as the Del Amo Fashion Center Mortgage Loan. The Del Amo Fashion Center Mortgage Loan is entitled to payments of principal (if applicable) and interest on a pro rata and pari passu basis with the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans (provided that all A-Notes are entitled to payments of principal (if applicable) and interest prior to all B-Notes) before payments of principal (if applicable) and interest to the Del Amo Fashion Center Subordinate Loan. The holders of the Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Del Amo Fashion Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. No material releases permitted.

Terrorism Insurance. The Del Amo Fashion Center Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Del Amo Fashion Center Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for property insurance required under the related Del Amo Fashion Center Whole Loan documents (on a standalone basis), but excluding the wind and flood components of such premiums.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3525 West Carson Street Torrance, CA 90503	Collateral Asset Summary – Loan No. 2 Del Amo Fashion Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 39.8% 3.34x 12.9%

Lennox
Hawthorne
Inglewood
105
Los Angeles International Airport
1
Aviation/LAX
Mariposa
Boeing
120th St
Robert F. Kennedy Medical Ctr.
105
Crenshaw
METRO
El Segundo
Northrop Grumman
405
Hawthorne
Hawthorne Municipal Airport
El Segundo
Raytheon
Plaza El Segundo
Del Aire
107
135th St
Chevron Oil Refinery
Douglas
Aviation Blvd
San Diego Fwy
Inglewood Ave
Hawthorne Blvd
Crenshaw Blvd
Rosecrans Ave
Rosecrans Ave
Highland Ave
Manhattan Village
Sepulveda Blvd
Gardena
Marine Ave
Marine Ave
Redondo Beach
Lawndale
Alondra Park
Manhattan Beach County Park
DOWNTOWN MANHATTAN BEACH
Manhattan Beach Blvd
El Camino College
Alondra Park GC
Redondo Beach Blvd
Manhattan Beach Pier, Roundhouse Aquarium
Ocean Dr
Manhattan Beach
Redondo Beach Ave
1
Artesia Blvd
91
Van Ness Ave
91
Artesia Blvd
91
Grant Ave
South Bay Galleria
Hermosa Beach
405
182nd St
Victoria St
StubHub Center
Cal. State University - Dominguez Hills
Ripley Ave
Columbia Regional Park
107
Hermosa Beach Pier
Clark Stadium
190th St
Anita St
Hermosa Ave
South Bay Medical Center
Beryl St
LOS ANGELES COUNTY
Victoria Golf Course
Del Amo Blvd
110
Del Amo Blvd
Redondo Beach Pier
DOWNTOWN REDONDO BEACH
Anza Ave
Hawthorne Blvd
Torrance Cultural Arts Ctr.
Torrance Courthouse
SouthBay Pavilion
Shell Oil
The Pier Shopping Center
Redondo Beach
Torrance Blvd
Western Ave
Normandie Ave
Vernon Ave
San Diego Fwy
Central Ave
Carson City Hall
Pacific Ocean
Maple Ave
Crenshaw Blvd
Carson St
Carson St
1
Redondo Beach State Park
Harbor UCLA Medical Center
Harbor Fwy
223rd St
405
Sepulveda Blvd
Torrance
Del Amo Fashion Center
3525 West Carson Street
Torrance, CA 90503
Torrance Memorial Medical Center
235th St
LOS ANGELES
Carson
Pacific Coast Hwy
Torrance Technology Center
Torrance Airport
Sepulveda Blvd
Lomita Blvd
Phillips 66
Crossroads Shopping Center
Palos Verdes Golf Course
Lomita
Figueroa St
Wilmington Blvd
Avalon Blvd
Kaiser Permanente South Bay Medical Center
47
1
1
Pacific Coast Hwy
Palos Verdes Estates
South Coast Botanic Garden
Harbor Park Muni. GC
Palos Verdes Dr West
Hawthorne Blvd
Wilmington
Alameda St
Rolling Hills Country Club
Harbor Fwy
Los Angeles Harbor College
Anaheim St
Phillips Corporation
Crenshaw Blvd
Rolling Hills Estates
Palos Verdes Dr North
Harry Bridges Blvd
110
47
Western Ave
Rolling Hills
Downtown Long Beach 3 miles
Los Verdes Golf Course
Rancho Palos Verdes
Park Plaza
VINCENT THOMAS BRIDGE
Front St
Point Vincente Interpretive Center
Point Vicente Park
Peck Park
47
Palos Verdes Dr South
San Pedro
PORT OF LOS ANGELES
Terminal Island
San Pedro Medical Center
Point Vincente Lighthouse
Gaffey St
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
Simi Valley
Thousand Oaks
VENTURA COUNTY
Burbank
Glendale
Pasadena
SAN MONICA MTS.
El Monte
LOS ANGELES
Santa Monica
Inglewood
Pacific Ocean
Downey
Norwalk
Fullerton
Lakewood
ANAHEIM
Torrance
Carson
LONG BEACH
Huntington Beach

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$50,000,000			Location:	Various, FL
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	[ ]%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Adam Hendry			Year Built/Renovated:	Various
Mortgage Rate:	4.9500%			Size:	2,382 Units
Note Date:	6/23/2017			Cut-off Date Balance per Unit(1):	$45,340
First Payment Date:	8/1/2017			Maturity Date Balance per Unit(1):	$40,090
Maturity Date:	7/1/2027			Property Manager:	Tzadik Properties, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(4)
IO Period:	36 months			UW NOI:	$11,320,015
Seasoning:	1 month			UW NOI Debt Yield(1):	10.5%
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	11.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.98x (IO) 1.55x (P&I)
Additional Debt Type:	Pari Passu			Most Recent NOI:	$11,829,875 (3/31/2017 TTM)
Additional Debt Balance:	$50,000,000			2nd Most Recent NOI(5):	$10,511,963 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(3)				Most Recent Occupancy(7):	95.4% (5/3/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.1% (3/31/2017)
RE Tax:	$1,033,388	$114,695	N/A	3rd Most Recent Occupancy:	94.0% (12/31/2016)
Insurance:	$845,916	$93,991	N/A	Appraised Value (as of):	$146,630,000 (Various)
Deferred Maintenance:	$904,090	$0	N/A	Cut-off Date LTV Ratio(1):	73.7%
Replacements:	$2,095,910	$174,409	N/A	Maturity Date LTV Ratio(1):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$108,000,000	97.4%	Loan Payoff:	$74,832,795	67.5%
Borrower Equity:	$2,831,205	2.6%	Reserves:	$4,879,304	4.4%
			Closing Costs:	$2,022,502	1.8%
			Defeasance Costs:	$8,733,781	7.9%
			Partner Buyout:	$20,362,824	18.4%
Total Sources:	$110,831,205	100.0%	Total Uses:	$110,831,205	100.0%

(1)	The TZA Multifamily I Portfolio Mortgage Loan is part of the TZA Multifamily Portfolio I Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $108,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the TZA Multifamily Portfolio I Whole Loan.

(2)	See “Release of Property” below for further discussion of partial release.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Property Information and Underwriting and Financial Information are based on a combination or sum of the fourteen multifamily properties that comprise the TZA Multifamily Portfolio I Properties.

(5)	2nd Most Recent NOI is based on full year 2016 operating statements for 13 of the 14 TZA Multifamily Portfolio I Properties and an annualized March through December 2016 operating statement for the Timberfalls property.

(6)	The TZA Multifamily Portfolio I Properties were acquired between 2014 and 2016 and as such, 3rd Most Recent NOI is unavailable.

(7)	Most Recent Occupancy is as of the underwritten rent roll dated May 3, 2017.

The Mortgage Loan. The third largest mortgage loan (the “TZA Multifamily Portfolio I Mortgage Loan”) is part of a whole loan (the “TZA Multifamily Portfolio I Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $108,000,000, each of which is secured by a first priority fee mortgage encumbering a 14-property garden-style multifamily portfolio comprised of 2,382 units located in western, central and northern Florida (collectively, the “TZA Multifamily Portfolio I Properties”). Promissory Notes A-2 and A-3, in the aggregate original principal amount of $50,000,000, represent the TZA Multifamily Portfolio I Mortgage Loan and will be included in the UBS 2017-C3 Trust. The controlling promissory Note A-1 is expected to be included in the UBS 2017-C2 Trust. The non-controlling Note A-4 is currently held by Société Générale and is expected to be contributed to a future securitization. The TZA Multifamily Portfolio I Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

TZA Multifamily Portfolio I Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	UBS 2017-C2	Yes
Note A-2	$30,000,000	$30,000,000	UBS 2017-C3	No
Note A-3	$20,000,000	$20,000,000	UBS 2017-C3	No
Note A-4	$8,000,000	$8,000,000	Société Générale	No
Total	$108,000,000	$108,000,000

The proceeds of the TZA Multifamily Portfolio I Mortgage Loan and $2,831,205 of borrower equity were used to refinance existing debt encumbering the TZA Multifamily Portfolio I Properties, fund reserves, pay closing costs and defeasance costs, and fund the buyout of a previous partner’s interest. All properties in the portfolio with the exclusion of the Timberfalls property were previously securitized in the JPMBB 2014-C25 transaction.

The Borrower and the Borrower Sponsor. The borrower is Tzadik Acquisitions, LLC, a single-purpose Delaware limited liability company with two independent directors (the “TZA Multifamily Portfolio I Borrower”). Majority equity ownership in the TZA Multifamily Portfolio I Borrower is held indirectly by Adam Hendry. The TZA Multifamily Portfolio I Mortgage Loan borrower sponsor and non-recourse carveout guarantor is Adam Hendry.

Adam Hendry is the founder and managing director of Tzadik Properties, LLC (“Tzadik Management”), which is the property manager of the TZA Multifamily Portfolio I Properties. Founded in 2007, Tzadik Management is a commercial real estate owner and operator specializing in multifamily properties located in Florida. Tzadik Management manages a portfolio of over $400 million of real estate comprised of approximately 5,000 apartments. The company develops, manages, and constructs multifamily properties. The borrower sponsor is subject to ongoing civil litigation; however, the costs of the litigation are expected to be fully covered by the borrower sponsor’s insurance. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The TZA Multifamily Portfolio I Properties are comprised of 14 garden style multifamily properties totaling 2,382 units located throughout western, central, and northern Florida. The TZA Multifamily Portfolio Properties include 5 properties (847 units) located in the Tampa area (including 1 in Sarasota), 4 properties (532 units) located in Lakeland/Winter Haven in Central Florida, 3 properties (510 units) located in the Orlando area, and 2 properties (493 units) located in Jacksonville. The TZA Multifamily Portfolio I Properties were built between 1961 and 1995 and range in size from 18 units to 373 units, with an average size of approximately 170 units. Amenities at the TZA Multifamily Portfolio I Properties cumulatively include courtyards, pools, clubhouses, leasing offices, sport courts, playgrounds, BBQ/picnic areas, pet areas and laundry facilities. The TZA Multifamily Portfolio I Properties have recently benefited from a capital expenditure program, including upgrades to many unit interiors and exterior renovations and enhancements. Since the borrower sponsor began acquiring the TZA Multifamily Portfolio Properties in 2014, the borrower sponsor invested approximately $7.4 million in the properties, in addition to the prior owner’s investment of $15.8 million in 13 of the 14 properties. Additionally, the lender anticipates that it will collect capital expenditure reserves to be spent at the TZA Multifamily Portfolio I Properties totaling approximately $9.3 million within the first 3 years of the loan term.

As of May 3, 2017, the TZA Multifamily Portfolio I Properties were approximately 95.4% leased. According to the appraisals, within a three-mile radius of each of the 14 TZA Multifamily Portfolio I Properties, population and median household income range from 29,657 to 143,857 and from $42,561 to $61,663, respectively. The TZA Multifamily Portfolio I Properties’ seven different multifamily submarkets range in occupancy from 95.2% in the Westside submarket of Jacksonville to 98.3% in the North Lake submarket of Orlando. As of the first quarter of 2017, existing supply in the various multifamily submarkets ranged from 7,383 units in the North Lake submarket of Orlando to 24,301 units in the Sarasota submarket of Sarasota/Bradenton. Additionally, average monthly rent ranged from $808 per unit in the Westside submarket of Jacksonville to $1,163 per unit in University submarket of Tampa.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

The following table represents each property comprising the TZA Multifamily Portfolio I Properties by descending Allocated Cut-off Date Loan Amount:

TZA Multifamily Portfolio I Properties Summary
Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Allocated Cut-off Date Loan Amount Per Unit	Year Built / Renovated	Occupancy	Appraised Value	UW NCF DSCR(1)	Cut-off Date LTV Ratio
Rolling Hills	$16,299,802	15.1%	240	$67,916	1995 / 2014, 2015	97.5%	$22,130,000	1.55x	73.7%
Lakeland Manor	$14,583,646	13.5%	373	$39,098	1965, 1970, 1972 / N/A	91.4%	$19,800,000	1.55x	73.7%
Kings Trail	$13,103,185	12.1%	320	$40,947	1968 / N/A	97.2%	$17,790,000	1.55x	73.7%
Bella Mar	$11,541,704	10.7%	264	$43,719	1972 / N/A	94.3%	$15,670,000	1.55x	73.7%
Del Rio	$9,096,365	8.4%	160	$56,852	1982 / N/A	93.8%	$12,350,000	1.55x	73.7%
Timberfalls	$8,219,873	7.6%	184	$44,673	1972 / 2017	97.8%	$11,160,000	1.55x	73.7%
Jacksonville Heights	$7,181,341	6.6%	173	$41,511	1970 / N/A	93.1%	$9,750,000	1.55x	73.7%
Lago Bello	$6,400,600	5.9%	120	$53,338	1984 / N/A	96.7%	$8,690,000	1.55x	73.7%
North Washington	$5,840,824	5.4%	119	$49,083	1961 / N/A	96.6%	$7,930,000	1.55x	73.7%
Tanglewood	$4,794,926	4.4%	138	$34,746	1972 / N/A	97.1%	$6,510,000	1.55x	73.7%
Mount Dora	$4,765,464	4.4%	132	$36,102	1986 / N/A	96.2%	$6,470,000	1.55x	73.7%
Brandywyne	$3,277,638	3.0%	81	$40,465	1980 / N/A	97.5%	$4,450,000	1.55x	73.7%
The Landings	$2,143,354	2.0%	60	$35,723	1984 / 2015	96.7%	$2,910,000	1.55x	73.7%
Country Place	$751,279	0.7%	18	$41,738	1984 / N/A	94.4%	$1,020,000	1.55x	73.7%
Total/Wtd. Avg.	$108,000,000	100.0%	2,382	$45,340		95.4%	$146,630,000	1.55x	73.7%

(1)	UW NCF DSCR reflected is based on the P&I debt service following the interest-only payment period.

The Market. The TZA Multifamily Portfolio I Properties are located in the Tampa – St. Petersburg Clearwater, North Port – Bradenton – Sarasota, Jacksonville, and Orlando metropolitan statistical areas. The chart below summarizes the appraisal’s findings with respect to asking rents, concluded market rents and vacancy statistics for each individual property included in the TZA Multifamily Portfolio I Properties.

TZA Multifamily Portfolio I Properties Market Rent and Vacancy
Property Name	MSA	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Asking Rent $/Unit	Contract Rent $/Unit	Appraiser Market Rent $/Unit	Market Vacancy	UW Vacancy
Rolling Hills	Orlando	$16,299,802	15.1%	240	$925	$860	$920	3.5%	5.0%
Lakeland Manor	Tampa – St. Petersburg Clearwater	$14,583,646	13.5%	373	$642	$638	$684	2.8%	8.6%
Kings Trail	Jacksonville	$13,103,185	12.1%	320	$719	$689	$719	4.7%	5.0%
Bella Mar	Tampa – St. Petersburg Clearwater	$11,541,704	10.7%	264	$716	$686	$712	4.1%	5.7%
Del Rio	Tampa – St. Petersburg Clearwater	$9,096,365	8.4%	160	$839	$794	$828	4.7%	6.3%
Timberfalls	Tampa – St. Petersburg Clearwater	$8,219,873	7.6%	184	$790	$736	$778	4.1%	5.0%
Jacksonville Heights	Jacksonville	$7,181,341	6.6%	173	$668	$690	$693	4.8%	6.9%
Lago Bello	Tampa – St. Petersburg Clearwater	$6,400,600	5.9%	120	$772	$741	$767	4.1%	5.0%
North Washington	North Port – Bradenton –Sarasota	$5,840,824	5.4%	119	$787	$740	$763	2.8%	5.0%
Tanglewood	Orlando	$4,794,926	4.4%	138	$637	$612	$636	1.7%	5.0%
Mount Dora	Orlando	$4,765,464	4.4%	132	$638	$615	$638	1.7%	5.0%
Brandywyne	Tampa – St. Petersburg Clearwater	$3,277,638	3.0%	81	$669	$624	$645	2.8%	5.0%
The Landings	Tampa – St. Petersburg Clearwater	$2,143,354	2.0%	60	$682	$635	$655	2.8%	5.0%
Country Place	Tampa – St. Petersburg Clearwater	$751,279	0.7%	18	$680	$668	$680	2.8%	5.6%
Total/Wtd. Avg.		$108,000,000	100.0%	2,382	$731	$702	$734	3.6%	5.9%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the TZA Multifamily Portfolio I Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(2)	3/31/2017 TTM	UW	UW per Unit
Gross Potential Rent	N/A	N/A	$19,269,789	$19,591,065	$19,923,040	$8,364
Other Income(3)	N/A	N/A	$1,718,611	$1,830,254	$1,830,254	$768
Less Vacancy & Credit Loss	N/A	N/A	($1,929,273)	($1,858,260)	($1,881,169)	($790)
Effective Gross Income	N/A	N/A	$19,059,127	$19,563,059	$19,872,125	$8,343
Total Operating Expenses	N/A	N/A	$8,547,163	$7,733,184	$8,552,111	$3,590
Net Operating Income	N/A	N/A	$10,511,963	$11,829,875	$11,320,015	$4,752
Capital Expenditures	N/A	N/A	$0	$0	$595,500	$250
Net Cash Flow	N/A	N/A	$10,511,963	$11,829,875(4)	$10,724,515	$4,502

Occupancy %	N/A	N/A	94.0%	94.1%	94.1%(5)
NOI DSCR (P&I)(6)	N/A	N/A	1.52x	1.71x	1.64x
NCF DSCR (P&I) (6)	N/A	N/A	1.52x	1.71x	1.55x
NOI Debt Yield(6)	N/A	N/A	9.7%	11.0%	10.5%
NCF Debt Yield(6)	N/A	N/A	9.7%	11.0%	9.9%

(1)	The TZA Multifamily Portfolio I Properties were acquired between 2014 and 2016 and as such, historical financial information is unavailable.

(2)	The aggregate TZA Multifamily Portfolio I Properties 2016 historical operating statement is based on full year 2016 operating statements for 13 of the 14 TZA Multifamily Portfolio I Properties and an annualized March through December 2016 operating statement for the Timberfalls property.

(3)	Other Income includes ratio utility billing systems (RUBS), laundry income, security deposit forfeitures, late fees and other miscellaneous income.

(4)	Increase in Net Cash Flow between 2016 and 3/31/2017 TTM is due to occupancy increasing from 94.0% to 95.4%. Additionally, the borrower sponsor streamlined the TZA Multifamily Portfolio I Properties’ operations, which resulted in decreased operating expenses.

(5)	The TZA Multifamily Portfolio I Properties were 95.4% physically occupied as of May 3, 2017, however, 3/31/2017 TTM and UW economic occupancy are 94.1%.

(6)	Debt service coverage ratios and debt yields are based on the TZA Multifamily Portfolio I Whole Loan.

Escrows and Reserves. The TZA Multifamily Portfolio I Borrower deposited approximately $1,033,388 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12th of the annual estimated tax payments. The TZA Multifamily Portfolio I Borrower deposited approximately $845,916 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12th of the annual estimated insurance premiums. The TZA Multifamily Portfolio I Borrower deposited $904,090 upfront for required repairs at the TZA Multifamily Portfolio I Properties, which includes $52,500 (150% of the estimated cost) to test, monitor and treat potential vapor intrusion in the soil of the Del Rio Property, which is located adjacent to a site which housed a dry cleaning facility from 1979 to 2011. The TZA Multifamily Portfolio I Borrower deposited $2,095,910 upfront for replacement reserves and is required to escrow monthly $174,409 for replacement reserves through the July 1, 2020. Commencing on the August 1, 2020 payment date through the maturity date, the Borrower will deposit $49,625 per month in replacement reserves.

Lockbox and Cash Management. The TZA Multifamily Portfolio I Whole Loan has a soft lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon lender giving notice to the clearing bank of the occurrence of any of the following: (i) the maturity date, (ii) an event of default, or (iii) the trailing 12 month debt service coverage ratio falling below 1.20x, and will end upon lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice lender will only be required to give if (1) the loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default exists under the TZA Multifamily Portfolio I Whole Loan, at any time after two years from the closing date of the last piece to be securitized and prior to April 1, 2027, the TZA Multifamily Portfolio I Borrower may obtain a release of any of the TZA Multifamily Portfolio I Properties, provided that among other conditions, (a) no event of default has occurred and is continuing, (b) partial defeasance of 115% of the released property’s allocated loan balance, (c) the loan-to-value ratio with respect to the remaining properties being no greater than the loan-to-value ratio immediately prior to the release, unless the lender receives an opinion of counsel that the applicable securitization will not fail to maintain its status as a REMIC Trust as a result of the release, and (d) the amortizing debt service coverage ratio with respect to the remaining properties being no less than the greater of 1.50x and the debt service coverage ratio immediately prior to the release.

Terrorism Insurance. The TZA Multifamily Portfolio I Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, FL	Collateral Asset Summary – Loan No. 3 TZA Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 73.7% 1.55x 10.5%

TZA Multifamily Portfolio I
1 Bella Mar Tampa, FL
2 Brandywyne Winter Haven, FL
3 Country Place Winter Haven, FL
4 Del Rio Tampa, FL
5 Jacksonville Heights Jacksonville, FL
6 Kings Trail Jacksonville, FL
7 Lago Bello Tampa, FL
8 Lakeland Manor Lakeland, FL
9 Mount Dora Mount Dora, FL
10 North Washington Sarasota, FL
11 Rolling Hills Orlando, FL
12 Tanglewood Eustis, FL
13 The Landings Winter Haven, FL
14 Timberfalls Tampa, FL
GEORGIA
Valdosta
Okefenokee Natl. Wildlife Refuge
CUMBERLAND ISLAND NATL. SEASHORE
JACKSONVILLE
TALLAHASSEE
APALACHICOLA NATIONAL FOREST
Perry
Lake City
St. Augustine
FLORIDA
Gainesville
Palatka
Palm Coast
Atlantic Ocean
Gulf of Mexico
Ocala
Daytona Beach
Mt. Dora
Leesburg
CANAVERAL NATIONAL SEASHORE
ORLANDO
Titusville
Spring Hill
Merritt Island
TAMPA
Kissimmee
Palm Harbor
Melbourne
Clearwater
Palm Bay
Florida's Tpke
ST. PETERSBURG
Lakeland
Winter Haven
Vero Beach
Bradenton
Fort Pierce
Sarasota
Eustis
Mount Dora
Leesburg
Apopka
Lake Apopka
ORLANDO
Lake Magdalene
Carrollwood
TAMPA
Temple Terrace
North Sarasota
SARASOTA
Fruitville
Siesta Key
South Sarasota
Bee Ridge
LAKELAND
Winter Haven
Winter Springs
Altamonte Springs
Winter Park
ORLANDO
Downtown

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$43,000,000			Location:	Atlanta, GA 30303
Cut-off Date Balance(1):	$43,000,000			General Property Type:	Office
% of Initial Pool Balance:	[ ]%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting(4):	Fee
Borrower Sponsor:	Carter Validus Operating Partnership II, LP			Year Built/Renovated:	1989/2007
				Size:	991,338 SF
Mortgage Rate:	3.9900%			Cut-off Date Balance per SF(1):	$117
Note Date:	6/15/2017			Maturity Date Balance per SF(1):	$106
First Payment Date:	8/1/2017			Property Manager:	Carter Validus Real Estate Management Services II, LLC (borrower-related)
Maturity Date:	7/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(5):	$13,997,375
Prepayment Provisions(2):	LO (25); DEF (89); O (6)			UW NOI Debt Yield(1):	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.3%
Additional Debt Type:	Pari Passu			UW NCF DSCR(1):	2.53x (IO) 1.79x (P&I)
Additional Debt Balance:	$73,200,000			Most Recent NOI(5):	$12,440,968 (4/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$12,388,050 (12/31/2016)
Reserves(3)				3rd Most Recent NOI:	$11,782,820 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	85.8% (5/23/2017)
RE Tax:	$1,779,586	$177,959	N/A	2nd Most Recent Occupancy:	83.1% (12/31/2016)
Insurance:	$40,976	$10,244	N/A	3rd Most Recent Occupancy:	86.8% (12/31/2015)
Replacements:	$2,000,000	$20,511	$738,396	Appraised Value (as of):	$182,000,000 (5/12/2017)
TI/LC:	$2,000,000	$61,534	$3,692,040	Cut-off Date LTV Ratio(1):	63.8%
Free Rent Reserve:	$935,390	$0	N/A	Maturity Date LTV Ratio(1):	57.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$116,200,000	65.9%	Purchase Price:	$166,000,000	94.1%
Borrower Equity:	$60,177,129	34.1%	Reserves:	$6,755,953	3.8%
			Closing Costs:	$3,621,177	2.1%
Total Sources:	$176,377,129	100.0%	Total Uses:	$176,377,129	100.0%

(1)	The American Cancer Society Center Mortgage Loan is part of the American Cancer Society Center Whole Loan, which is comprised of three pari passu promissory notes with an aggregate original principal balance of $116,200,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the American Cancer Society Center Whole Loan.

(2)	Defeasance is permitted at any time after the second anniversary of the closing date of the securitization of the last American Cancer Society Center Whole Loan promissory note to be securitized.

(3)	See “Escrows and Reserves” below for further discussion of reserve information.

(4)	Approximately 7,849 SF of the American Cancer Society Center Property’s 156,846 SF total site area is subject to a ground lease which expires January 31, 2068. The ground lessee has the right of first refusal to purchase the site at expiration.
(5)	UW NOI increased from the Most Recent NOI period due to an executed lease with Digital Realty for 37,805 SF and annual rent bumps for several other tenants.

The Mortgage Loan. The fourth largest mortgage loan (the “American Cancer Society Center Mortgage Loan”) is part of a whole loan (the “American Cancer Society Center Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $116,200,000, which are secured by a first priority fee mortgage encumbering a 991,338 SF office property known as American Cancer Society Center in Atlanta, Georgia (the “American Cancer Society Center Property”). Promissory Note A-2, in the original principal amount of $43,000,000, represents the American Cancer Society Center Mortgage Loan and will be included in the UBS 2017-C3 Trust. Promissory Notes A-1 and A-3, with an aggregate original principal balance of $73,200,000, collectively represent the non-serviced pari passu companion loans (the “American Cancer Society Center Non-Serviced Pari Passu Companion Loans”). The American Cancer Society Center Non-Serviced Pari Passu Companion Loans are currently held by KeyBank National Association and are expected to be contributed to one or more future securitization trusts. The American Cancer Society Center Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C3 Trust, and from and after the securitization of the American Cancer Society Center Non-Serviced Pari Passu Companion Loan evidenced by Promissory Note A-1, will be serviced pursuant to the respective pooling and servicing agreement of the future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

American Cancer Society Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$53,200,000	$53,200,000	KeyBank(1)	Yes
Note A-2	$43,000,000	$43,000,000	UBS 2017-C3	No
Note A-3	$20,000,000	$20,000,000	KeyBank(1)	No
Total	$116,200,000	$116,200,000

(1)	Expected to be contributed to one or more future securitization trusts.

The proceeds of the American Cancer Society Center Whole Loan were used to acquire the American Cancer Society Center Property for $166,000,000, fund upfront reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is DCII-250 Williams Street NW, LLC (the “American Cancer Society Center Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Carter Validus Operating Partnership II, LP.

Carter Validus Mission Critical REIT II, Inc. is the sole general partner and 99.99% owner of Carter Validus Operating Partnership II, LP. Carter Validus Mission Critical REIT II, Inc. was formed in 2013, and primarily invests in quality income-producing real estate with a focus on data centers and healthcare properties. As of March 31, 2017, Carter Validus Mission Critical REIT II, Inc. reported assets of $1.25 billion and a net worth of $727.2 million. As of December 31, 2016, Carter Validus Mission Critical REIT II, Inc.’s portfolio consisted of 51 properties comprising approximately 2.98 million SF which was 99.6% leased.

The Property. The American Cancer Society Center Property consists of a nine-story class A office building containing 991,338 SF. Located in Downtown Atlanta, Georgia and situated on a 3.6-acre site, the property was built in 1989 and renovated in 2007. The property features a nine-story large atrium-style lobby, large floor plates, and sits atop Georgia Power’s Fowler Underground Grid Systems, assuring an uninterrupted supply of power. Amenities at the American Cancer Society Center Property include a 450-seat theater, a 30-seat executive board room, a café, a newsstand, auto detailing, ATM, dry cleaning pickup and delivery, caterer and kitchen, state-of-the-art card access and video monitoring systems maintained 24/7 by security personnel, and a four-story subterranean garage containing 926 parking spaces. The Metropolitan Atlanta Rapid Transit Authority (“MARTA”) provides public bus and commuter rail transportation service to the area and the closest station is located within walking distance.

The American Cancer Society Center Property, located at 250 Williams Street, covers a city block, and is surrounded by roadways on all four sides and has multiple access points. The American Cancer Society Center Property is connected to the east via a covered pedestrian walkway to AmericasMart, a wholesale trade and exhibition center for gift, home furnishing, and apparel for retail buyers. Centennial Olympic Park, Atlanta’s premier cultural and entertainment district, is located adjacent to the immediate west of the American Cancer Society Center Property. Centennial Olympic Park unites some of the city’s largest tourist attractions including the World of Coke, CNN Center and the Georgia Aquarium, and hosts many of the city’s top festivals, concert series, and special events. Additional tourist attractions near the American Cancer Society Center Property include The National Civil Rights Museum, Mercedes Benz Stadium and the College Football Hall of Fame.

The American Cancer Society Center Property includes 575,375 SF of occupied office space (58.0% of NRA; 64.4% of underwritten base rent) and 255,129 SF of occupied data center space (25.7% of NRA; 35.6% of underwritten base rent). As of May 23, 2017, the American Cancer Society Center Property was 85.8% occupied by 12 tenants. The 18-year average historical occupancy for the American Cancer Society Center Property is 88.0%. Currently four tenants comprising 70.0% of the NRA utilize the American Cancer Society Center Property as their headquarters and 10 tenants comprising 81.0% of the NRA have been in occupancy for 10 years or more.

Major Tenants.

American Cancer Society, Inc. (275,160 SF, 27.8% of NRA, 29.6% of underwritten base rent). Founded in 1913, the American Cancer Society, Inc. (“American Cancer Society”) is a nationwide community-based voluntary health organization dedicated to eliminating cancer, saving lives, and diminishing suffering from cancer through research, education, advocacy, and service. The American Cancer Society, a 501(c)(3) non-profit corporation, is headquartered at the American Cancer Society Center Property, has been in occupancy since 2007 and has a lease expiration of June 30, 2022 (storage space of 1,453 SF expires November 30, 2018), with two five-year renewal options or one 10-year renewal option at market rent and no termination options.

InComm (196,223 SF, 19.8% of NRA, 21.8% of underwritten base rent). Founded in 1992, InComm is an international company that develops payment technologies and solutions such as gift cards, prepaid wireless products, reloadable debit cards, digital music downloads, and various payment solutions. InComm is headquartered at the American Cancer Society Center Property, has been in occupancy since 1996, and has a lease expiration of December 31, 2021 with two five-year renewal options and no termination options.

Internap Corporation (“INAP”) (120,298 SF, 12.1% of NRA, 19.2% of underwritten base rent). Formed in 1996, INAP is a leading technology provider of Internet infrastructure through business and enterprise colocation and cloud services. INAP’s global high-capacity network connects 15 company-controlled Tier 3-type data centers in major markets throughout North America and points of presence in 26 central business districts around the world. INAP is traded on the NASDAQ under the ticker symbol INAP. INAP is headquartered at the American Cancer Society Center Property, has been in occupancy since 2000, and has a lease expiration of April 30, 2020 with one five-year renewal option and no termination options.

Georgia Lottery Corporation (101,805 SF, 10.3% of NRA, 11.3% of underwritten base rent). Georgia Lottery Corporation (“GLC”) was created in 1992 by the people of Georgia to enhance educational funding. Since inception, the GLC has transferred more than $18.7 billion to the State Treasury’s Lottery for Education Account which provides grants, scholarships or loans to undergraduate college students, funds the prekindergarten program, and funds capital outlay projects including computer and other technological upgrades. GLC is headquartered at the American Cancer Society Center Property, has been in occupancy since 1993 and has a lease expiration of June 30, 2023 with one 10-year renewal option and no termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

Level 3 Communications (49,313 SF, 5.0% of NRA, 6.2% of underwritten base rent). Level 3 Communications is a premier provider of global communication services, creating solutions that strengthen the growth, efficiency and security of business. Level 3 Communications serves customers in more than 500 markets within three continents and more than 60 countries. Level 3 Communications is traded on the NASDAQ under the ticker symbol LVLT. Level 3 Communications has been in occupancy since 1995, has a lease expiration of December 31, 2024 on 34,464 SF with two five-year renewal options and no termination options, and a lease expiration of March 31, 2020 on 14,849 SF, with no renewal options and no termination options.

The following table presents certain information relating to the leases at the American Cancer Society Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Tenants
American Cancer Society, Inc.	NR/NR/NR	275,160	27.8%	$ 5,404,963	29.6%	$19.75	6/30/2022(4)
InComm	NR/NR/NR	196,223	19.8%	$3,974,999	21.8%	$20.73	12/31/2021
INAP	NR/B3/B	120,298	12.1%	$3,510,944	19.2%	$29.19	4/30/2020
Georgia Lottery Corporation	NR/Aaa/AAA	101,805	10.3%	$2,061,958	11.3%	$21.62	6/20/2023
Level 3 Communications	NR/NR/NR	49,313	5.0%	$1,139,623	6.2%	$23.11	(5)

Subtotal/Wtd. Avg.		742,799	74.9%	$16,092,486	88.2%	$22.03

Other Tenants		107,792	10.9%	$2,158,697	11.8%	$20.03
Vacant Space		140,747	14.2%	$0	0.0%	$0.00
Total/Wtd. Avg.(6)		991,338	100.0%	$18,251,183	100.0%	$21.77

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent PSF excludes tenants’ storage space.

(4)	American Cancer Society, Inc.’s Lease Expiration date for the office space is 6/30/2022 and is 11/30/2018 for 1,453 SF of storage space.

(5)	Level 3 Communications’ Lease Expiration dates are 12/31/2024 for 34,464 SF and 3/31/2020 for 14,849 SF of space.

(6)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space and tenants’ storage space.

The following table presents certain information relating to the lease rollover schedule at the American Cancer Society Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0	0.0%	0.0%	$0	0.0%	0.0%
2017	1	2,026	$5.33	0.2%	0.2%	$10,800	0.1%	0.1%
2018	1	1,453	$0	0.1%	0.4%	$0	0.0%	0.1%
2019	0	0	$0	0.0%	0.4%	$0	0.0%	0.1%
2020	4	140,803	$27.37	14.2%	14.6%	$3,854,104	21.1%	21.2%
2021	3	196,223	$20.26	19.8%	34.3%	$3,974,999	21.8%	43.0%
2022	1	273,707	$19.75	27.6%	62.0%	$5,404,963	29.6%	72.6%
2023	2	101,805	$20.25	10.3%	72.2%	$2,061,958	11.3%	83.9%
2024	1	34,464	$23.11	3.5%	75.7%	$796,463	4.4%	88.2%
2025	2	37,841	$22.93	3.8%	79.5%	$867,698	4.8%	93.0%
2026	1	5,861	$20.85	0.6%	80.1%	$122,202	0.7%	93.7%
2027	0	0	$0.00	0.0%	80.1%	$0	0.0%	93.7%
2028 & Beyond	2	56,408	$20.53	5.7%	85.8%	$1,157,997	6.3%	100.0%
Vacant	0	140,747	$0.00	14.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	18	991,338	$21.77	100.0%		$18,251,183	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling exclude vacant and occupied storage space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

The Market. According to the appraisal, the American Cancer Society Center Property is located at 250 Williams Street within the Atlanta central business district (“CBD”), and within the Atlanta-Sandy Springs-Roswell metropolitan statistical area (“MSA”). The MSA is the 9th largest by population within the United States, has a $300.0 billion economy, and ranks third nationally for the largest number of Fortune 500 headquarters locations. The American Cancer Society Center Property is located approximately three blocks from access to Interstates 75/85 which provides north-south access through the CBD and connects to Interstate 20 two miles south for east-west access through the CBD. The Hartsfield-Jackson Atlanta International Airport is located approximately 12 miles south of the American Cancer Society Center Property. MARTA provides transportation via train and bus routes from the airport to several stops in Downtown Atlanta.

According to the appraisal, Downtown Atlanta, with its numerous tourist attractions, entertainment centers, restaurants, hotels, and business sectors attracts millions of tourists every year while supporting hundreds of thousands of residents and business professionals on a daily basis. In 2016, over $449.0 million was invested in Downtown Atlanta. Another $4.4 billion in projects is under construction or planned to be completed before 2020 including over 447,000 SF of retail space, 2,059 student beds, 372,790 SF of office space, over 3.1 million SF of institutional space, 5,662 housing units, and 2,528 hotel rooms. One project, Centennial Park Apartments, a 407-unit apartment development spanning two blocks, is under construction immediately north of the American Cancer Society Center Property on Centennial Olympic Park Drive.

According to a third party market report, the American Cancer Society Property is located within the Atlanta office market and the Downtown Atlanta office submarket. The Atlanta office market consists of 15,979 properties providing approximately 305.0 million SF of office space. Vacancy as of the first quarter of 2017 was reported at 12.1% and asking rents were $22.30 PSF. The Atlanta office market has continued to improve over the last six years as vacancy moved from 17.0% in 2010 to 12.1% as of the first quarter of 2017, while asking rents moved from $19.45 PSF to $22.30 PSF during the same period.

The Downtown Atlanta submarket consists of 394 properties providing approximately 36.4 million SF of office space. In the Downtown Atlanta submarket as of the first quarter of 2017, vacancy was 12.6% and asking rents were $23.39 PSF with positive year to date absorption of 111,567 SF.

The following table presents recent leasing data at competitive office buildings with respect to the American Cancer Society Center Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
American Cancer Society Center Property 250 Williams St. Atlanta, GA 30303	1989	991,338(1)	InComm(1)	152,991(1)(2)	November 2015(1)	6.2(1)	20.27(1)	Mod Gross
Peachtree Center – International Tower 229 Peachtree Street NE Atlanta, GA 30303	1976	393,442	Atlanta Regional Commission	49,812	July 2017	15.0	21.50	Gross
Marquis I 245 Peachtree Center Avenue NE Atlanta, GA 30303	1985	460,437	State Road & Tollway Authority	38,794	July 2017	15.0	$21.75	Gross
The Equitable Building 100 Peachtree Street Atlanta, GA 39393	1969	622,301	Georgia’s Own Credit Union	100,078	November 2016	15.0	$22.00	Gross
SunTrust Plaza 303 Peachtree Street NE Atlanta, GA 30308	1992	1,249,022	Drew Eckl Farnham	50,000	November 2016	10.0	$28.00	Gross
191 Peachtree Tower 191 Peachtree Street NE Atlanta, GA 30303	1991	1,219,000	HNTB Corporation	25,000	August 2016	8.0	$28.75	Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	InComm leases additional office and storage space at the property totaling 43,232 SF under leases that also began in November 2015.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

The following table presents recent leasing data at competitive data center buildings with respect to the American Cancer Society Center Property:

Comparable Data Center Leases
Property Name	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
American Cancer Society Center Property	1989	Digital Realty(1)	37,805(1)	January 2017(1)	11.8(1)	$19.50(1)	NNN
1001 Windward Concourse	1989	GE Capital	178,000	NAV	6.0	$22.17	NNN
E Trade Financial	NAV	E Trade	165,000	NAV	10.0	$26.23	NNN
345 Courtland	1974	Level 3	50,000	NAV	20.0	$26.00	NNN
1155 Perimeter Center West	2000	Airwatch	8,600	NAV	10.0	$50.00	NNN
64 Perimeter Center	1985	Ventyx	5,575	NAV	10.0	$45.00	NNN
1052 West Peachtree	1962	SunGard	35,191	NAV	10.0	$34.00	NNN

Source: Appraisal and a third party market report.

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the American Cancer Society Center Property:

Cash Flow Analysis
	2014	2015	2016	4/30/2017 TTM	UW	UW PSF
Gross Potential Rent	$16,220,941	$16,232,705	$16,569,610	$16,592,397	$21,488,364(1)	$21.68
Total Recoveries	$6,591,082	$6,802,036	$6,322,144	$6,386,139	$7,182,913	$7.25
Total Other Income	$1,402,252	$1,259,613	$1,277,209	$1,292,850	$1,292,850	$1.30
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,329,640)	($3.36)
Effective Gross Income	$24,214,275	$24,294,355	$24,168,963	$24,271,386	$26,634,488	$26.87
Total Operating Expenses	$12,161,173	$12,511,534	$11,780,913	$11,830,418	$12,637,113	$12.75
Net Operating Income	$12,053,102	$11,782,820	$12,388,050	$12,440,968	$13,997,375	$14.12
Capital Expenditures	$0	$0	$0	$0	$246,132	$0.25
TI/LC	$36,939	$46,984	$46,722	$56,639	$1,866,055(2)	$1.88(2)
Net Cash Flow	$12,016,163	$11,735,836	$12,341,328	$12,384,329	$11,885,187	$11.99

Occupancy %	84.9%	86.8%	83.1%	85.8%	88.9%
NOI DSCR (P&I)(3)	1.81x	1.77x	1.86x	1.87x	2.11x
NCF DSCR (P&I)(3)	1.81x	1.77x	1.86x	1.86x	1.79x
NOI Debt Yield(3)	10.4%	10.1%	10.7%	10.7%	12.0%
NCF Debt Yield(3)	10.3%	10.1%	10.6%	10.7%	10.2%

(1)	UW Gross Potential Rent includes contractual rent steps through September 2018 totaling $151,491.

(2)	UW TI/LC includes a $200,000 credit for upfront TI/LC deposit at closing.

(3)	Debt service coverage ratios and debt yields are based on the American Cancer Society Center Whole Loan.

Escrows and Reserves. At origination, the American Cancer Society Center Borrower deposited (i) $1,779,586 into a real estate tax escrow, (ii) $40,976 into an insurance escrow, (iii) $2,000,000 into a replacement reserve, (iv) $2,000,000 into a TI/LC reserve, and (v) $935,390 into a free rent reserve. On a monthly basis the American Cancer Society Center Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $177,959, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $10,244, (iii) $20,511 for replacement reserves, capped at $738,396 (excluding the $2,000,000 up front deposit), and (iv) $61,534 for TI/LC reserves, capped at $3,962,040.

Lockbox and Cash Management. The American Cancer Society Center Whole Loan is structured with a hard lockbox and springing cash management. The American Cancer Society Center Borrower is required to direct all tenants to deposit all rents and other revenue directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the American Cancer Society Center Borrower and property manager are required to deposit all revenues received into the lockbox account within one business day of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

in the lockbox account will be transferred to an account controlled by the American Cancer Society Center Borrower. Upon the occurrence and continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget.

A	“Cash Sweep Period” will commence upon:

(i)	the occurrence of an event of default and continue until such event of default is cured;

(ii)	the occurrence of any bankruptcy action of the American Cancer Society Center Borrower or property manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days (in no event will a Cash Sweep Period due to a bankruptcy action of the American Cancer Society Center Borrower be cured);

(iii)	the date the debt service coverage ratio for the immediately preceding three-month period is less than 1.25x (amortizing) and will continue until such time as the debt service coverage ratio for the immediately preceding three-month period is at least 1.30x (amortizing) for two consecutive calendar quarters; or

(iv)	with respect to American Cancer Society, any successor or assign or subsequent tenant (a “Major Tenant”) under a replacement lease (“Major Tenant Lease”):

(a)	the date that any Major Tenant files a bankruptcy action and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) (1) the date that is 30 days after the date that the applicable Major Tenant has affirmed its Major Tenant Lease, is no longer the subject of a bankruptcy or similar proceeding, is in occupancy and paying full contractual unabated post-petition rent without right of offset or free rent credit, and has delivered to the lender a tenant estoppel acceptable to the lender or (2) the date the American Cancer Society Center Borrower has entered into one or more replacement leases for the entire applicable Major Tenant premises in each case with a tenant or tenants acceptable to the lender in its discretion (including terms, conditions, rental rate, and term) and (w) the replacement tenant or tenants are in occupancy of the entire net leasable area of the applicable Major Tenant premises, are obligated to pay full contractual rent without right of offset or free rent credit, and have made their first monthly rental payment, (x) all tenant improvements with respect to each the replacement lease have been completed, (y) all leasing commissions and any other tenant reimbursement obligations incurred by the American Cancer Society Center Borrower with respect to each replacement lease have been paid, and (z) the replacement tenant or tenants have delivered to the lender a tenant estoppel acceptable to the lender;

(b)	the date any Major Tenant gives notice that it intends to go dark, vacate or abandon the premises or for five successive business days vacates, goes dark, abandons, or surrenders substantially all of the premises and will continue until the date that (1) is 30 days after the date that the applicable Major Tenant has resumed operations at its premises, is in occupancy and open for business paying full contractual unabated rent without right of offset or free rent credit, has made its next due monthly rental payment, and has delivered to the lender a tenant estoppel acceptable to the lender, (2) the American Cancer Society Center Borrower has entered into one or more replacement leases for the entire applicable premises with a tenant or tenants acceptable to the lender in its discretion, and upon such terms and conditions acceptable to the lender in its discretion and (w) the replacement tenant or tenants are in occupancy of the entire net leasable area of the applicable premises, are obligated to pay full contractual rent without right of offset or free rent credit, and have made their first monthly rental payment, (x) all tenant improvements with respect to each the replacement lease have been completed, (y) all leasing commissions and any other tenant reimbursement obligations incurred by the American Cancer Society Center Borrower with respect to each replacement lease have been paid, and (z) the replacement tenant or tenants have delivered to Lender a tenant estoppel acceptable to the lender, or (3) the lender has received one or more fully executed Major Tenant - approved subleases for the portion of the applicable premises not then occupied by the applicable Major Tenant pursuant to (1) above, and all such sublessees (a) are in occupancy of their entire net leasable area of the applicable premises, are obligated to pay full contractual rent without right of offset or free rent credit, and have made their first monthly rental payment, (b) all tenant improvements with respect to all applicable subleases have been completed, (c) all leasing commissions and any other tenant reimbursement obligations incurred by the American Cancer Society Center Borrower and/or Major Tenant with respect to all such subleases have been paid, (d) all such sublessees have delivered to the lender a tenant estoppel acceptable to the lender, and (e) Major Tenant remains fully liable for all of the obligations under the Major Tenant Lease; or

(c)	the date upon the earlier to occur of: (1) any termination of a Major Tenant Lease or (2) the earlier to occur of the date (x) that is twelve (12) months prior to the then applicable expiration date of the applicable Major Tenant Lease (or any renewal or replacement thereof) or (y) on which notice for extension is due under the applicable Major Tenant Lease and will continue until the date that (1) the American Cancer Society Center Borrower has provided acceptable evidence to the lender that the Major Tenant has renewed the term of its Major Tenant Lease or (2) the American Cancer Society Center Borrower has entered into one or more replacement leases for the entire applicable premises with a tenant or tenants acceptable to the lender in its discretion on terms and conditions acceptable to the lender in its discretion, and (w) the replacement tenant or tenants are in occupancy of the entire net leasable area of the applicable premises, are obligated to pay full contractual rent without right of offset or free rent credit, and have made their first monthly rental payment, (x) all tenant improvements with respect to each of the replacement leases have been completed, (y) all leasing commissions and any other tenant reimbursement obligations incurred by the American Cancer Society Center Borrower with respect to each the replacement lease have been paid, and (z) the replacement tenant or tenants have delivered to the lender a tenant estoppel acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The American Cancer Society Center Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Williams Street Atlanta, GA 30303	Collateral Asset Summary – Loan No. 4 American Cancer Society Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$43,000,000 63.8% 1.79x 12.0%

American Cancer Society Center
250 Williams Street
Atlanta, GA 30303
ATLANTA
MIDTOWN
DOWNTOWN
Georgia Institute of Technology
Aquatics Center
Tech Pkwy NW
Fowler St NW
Techwood Dr NW
Bobby Dodd Stadium
Century Ong
Georgia Tech Hotel & Conf. Ctr.
The Biltmore
Spring St NW
W Peachtree St NE
MARTA RED/GOLD LINES
Peachtree St NE
Juniper St NE
AT&T Campus
Fox Theatre
Georgian Terrace Hotel
North Avenue
The Varsity
North Ave NW
Marietta St NW
Atlanta Contemporary Art Center
Coca Cola World Headquarters
Centennial Place
Luckie St NW
One Georgia Center
Bank of America Tower
Emory Univ. Hospital Midtown
SoNo
Northyards Business Park
Gaudar College
Pine St NW
Centennial Hill
Civic Center
Courtland St NE
Atlanta Civic Center
Central Park
Gray St NW
Ivan Allen Jr. Blvd
Jones Ave NW
W Hotel
Allen Plaza
Ralph McGill Blvd NE
Georgia Aquarium
Simpson St NW
New World of Coca Cola
Imagine It! Children's Museum
Baker St NE
Atlanta Medical Center
Building B
Building C
Centennial Olympic Park
Atlanta Conv. Ctr. at AmericasMart
Hyatt Regency
Marriott Marquis
Atlanta Hilton & Towers
Highland Ave NE
Vine City
GEORGIA WORLD CONGRESS CENTER
Chamber of Commerce
PEACHTREE CENTER
Intl. Blvd NE
Freedom Pkwy
Northside Dr NW
Building A
Tabernacle/ Cotton Club
Peachtree Center
Westin Peachtree Plaza
191 Peachtree Tower
Ellis St NE
Omni Hotel
Georgia Dome
Georgia Intl. Plaza
Philips Arena
CNN Center
Lucky St NW
Georgia Pacific Center
Irwin St NE
Centennial Tower
Rialto Center for the Arts
Martin Luther King Jr. Natl. Historic Site
Mercedes-Benz Stadium
Dome/ GWCC/ Philips/CNN
Atlanta Journal-Constitution Bldg.
Woodruff Park
Auburn Ave NE
Hilliard St NE
Jackson St NE
Apex Museum
Edgewood Ave SE
MLK Jr Dr SW
Mitchell St SW
Richard B. Russell Building
Sam Nunn Atlanta Federal Center
Five Points
Hurt Plaza
Georgia State University
Hurt Park
Piedmont Ave SE
Sweet Auburn Curb Market
Selena Butler Park
Boulevard SE
MLK Jr. Federal Bldg.
UNDERGROUND ATLANTA
Grady Memorial Hospital
Sweet Auburn
Spring St SW
Forsyth St SW
Walker St SW
Fulton County Gov't.
Fulton County Courthouse
Decatur St SE
Bell St SE
Decatur St SE
King Memorial
Castleberry Hill
Greyhound Bus Terminal
Trinity Ave SW
State Capitol Building
Georgia State
MARTA BLUE/GREEN LINES
Garnett
Central Ave SW
Washington St SW
City Hall
Oakland Cemetery
Peters St SW
MLK Jr Dr SE
Memorial Dr SW
Memorial Dr SE
Capitol Gateway
Woodward Ave SE
Hill St SE
Whitehall St SW
Rawson-Washington Park
Pryor St SW
Central Ave SW
Glenwood Ave SE
McDaniel St SW
Windsor St SW
Fulton St SW
Sydney St SE
Mechanicsville
Hartsfield-Jackson Atlanta Intl. Airport 8 miles
Summerhill
Grant Park
Alpharetta
Woodstock
Roswell
Johns Creek
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Powder Springs
Mableton
Tucker
Decatur
Douglasville
East Point
College Park
Union City
Lithia Springs
Riverdale

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Original Balance:	$38,070,000			Location:	Santa Ana, CA 92705
Cut-off Date Balance:	$38,070,000			General Property Type:	Hospitality
% of Initial Pool Balance:	[ ]%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Patrick M. Nesbitt Family Trust; Patrick M. Nesbitt			Year Built/Renovated:	1985/2017
				Size:	301 Rooms
Mortgage Rate:	4.8100%			Cut-off Date Balance per Room:	$126,478
Note Date:	7/7/2017			Maturity Date Balance per Room:	$108,912
First Payment Date:	9/1/2017			Property Manager:	Windsor Capital Group, Inc. (borrower-related)
Maturity Date:	8/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(2):	$5,124,630
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	13.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	15.6%
Additional Debt Type:	N/A			UW NCF DSCR:	2.33x (IO) 1.80x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(2):	$3,949,197 (4/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	$4,106,281 (12/31/2016)
Reserves(1)				3rd Most Recent NOI(2):	$5,273,653 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	85.1% (4/30/2017 TTM)
RE Tax:	$151,879	$30,376	N/A	2nd Most Recent Occupancy:	86.5% (12/31/2016)
Insurance:	$13,811	$13,811	N/A	3rd Most Recent Occupancy:	86.2% (12/31/2015)
FF&E:	$0	$53,352	N/A	Appraised Value (as of):	$70,400,000 (6/9/2017)
Deferred Maintenance:	$38,217	$0	N/A	Cut-off Date LTV Ratio:	54.1%
PIP Reserve:	$2,577,966	Springing	N/A	Maturity Date LTV Ratio:	46.6%
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,070,000	70.1%	Loan Payoff:	$48,994,000	90.2%
Borrower Equity:	$16,260,112	29.9%	Reserves:	$2,781,874	5.1%
			Closing Costs:	$1,341,637	2.5%
			YM Prepayment Cost:	$1,212,602	2.2%
Total Sources:	$54,330,112	100.0%	Total Uses:	$54,330,112	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The decrease in 2nd Most Recent NOI and Most Recent NOI from 3rd Most Recent NOI is primarily attributed to an extensive renovation at the Embassy Suites – Santa Ana Property, during which time 12,278 and 9,265 guestroom nights were taken offline in 2016 and 4/30/2017 TTM, respectively. Subsequently, the increase in UW NOI compared to prior reporting periods does not account for the guestroom nights displaced.

The Mortgage Loan. The fifth largest mortgage loan (the “Embassy Suites - Santa Ana Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,070,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as Embassy Suites - Santa Ana, located in Santa Ana, California (the “Embassy Suites - Santa Ana Property”). The proceeds of the Embassy Suites - Santa Ana Mortgage Loan along with the borrower sponsors’ cash contribution of approximately $16.3 million were used to refinance existing debt on the Embassy Suites - Santa Ana Property, fund upfront reserves, pay yield maintenance prepayment cost and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrowers are Santa Ana PropCo LLC and Santa Ana OpCo LLC (the “Embassy Suites - Santa Ana Borrowers”), both Delaware limited liability companies, each of which is structured to be bankruptcy remote with two independent directors. The Embassy Suites - Santa Ana Borrowers are each 95% in the aggregate, indirectly owned by the Patrick M. Nesbitt Family Trust, with the remaining 5% of the indirect interests owned by Patrick M. Nesbitt Jr. The non-recourse carveout guarantors and borrower sponsors for the Embassy Suites - Santa Ana Mortgage Loan are the Patrick M. Nesbitt Family Trust and Patrick M. Nesbitt.

One of the borrower sponsors, Patrick M. Nesbitt, founded the Santa Monica headquartered Windsor Capital Group Inc. (WCG) in 1974. WCG is a privately-owned real estate firm owning and operating 10 Marriott and Embassy Suites hotels totaling 2,293 rooms in California, Georgia, Nevada and North Carolina. WCG has also developed seven hotels from the ground up, owns and manages Marriott and Hilton hotels, and is an approved Hyatt, Starwood and IHG operator in addition to Marriott and Hilton. The WCG leadership team has over 250 years of combined experience and holds advisory board seats with Marriott and Hilton/Embassy Suites. In addition to their hotels, WCG affiliates have developed office buildings, shopping centers and retail complexes, apartment complexes, and a luxury single-family residential community.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

The Property. The Embassy Suites - Santa Ana Property consists of the fee interest in a 301-room, 10-story full service hotel constructed in 1985 and most recently renovated in 2017. The Embassy Suites - Santa Ana Property is situated less than 2 miles south of the John Wayne Airport and approximately 11 miles south of Disneyland, between Interstate 405 and Interstate 5, to the immediate northwest of California State Route 55 and its interchange with East Dyer Road.

The borrower sponsors invested approximately $32.5 million since acquisition into the asset, with another $2.6 million slated as part of the scheduled franchisor mandated property improvement plan “PIP”. The Embassy Suites - Santa Ana Property is in the process of completing a renovation, estimated to cost approximately $8.4 million ($27,927 per room), which includes but is not limited to guest suites, common areas, building design and structure, and recreation facility upgrades. The completed upgrades all comply with Hilton’s most recent brand standards for Embassy Suites. To date, approximately $5.8 million of the PIP upgrades have been completed. Future planned capital improvements include the renovation of atrium areas, restaurant, bistro, bar and lounge areas, finishes at elevator cabs, all first floor public areas, and the replacement of all railings at walkways leading to guestrooms. The remaining renovations are expected to be completed by March 2018 and total approximately $2.6 million. The Embassy Suites - Santa Ana Property has a franchise agreement with Embassy Suites Franchise, LLC. The franchise agreement commenced on March 27, 2015 for 15-years, with an expiration date of March 31, 2030 and no renewal options.

The Embassy Suites - Santa Ana Property’s guestroom mix consists of an all-suite guestroom configuration including 205 king rooms, and 96 double Queen rooms. Guestrooms feature flat screen televisions, a work desk with chair, an armchair, safe, mini-refrigerator, microwave, coffeemaker, hair dryer, luggage rack, iron and ironing board. Guestrooms also offer complementary wireless high-speed Internet access. Guest parking consists of 287 spaces or 0.95 spaces per key.

The Embassy Suites - Santa Ana Property features a complimentary cooked-to-order breakfast and evening manager’s reception that includes complimentary drinks and snacks served within the landscaped hotel atrium, market pantry, indoor swimming pool and whirlpool, lobby workstation, concierge, guest laundry room, complementary shuttle service to and from John Wayne Airport, fitness center and 7,759 SF of meeting space, which includes the Pacific Ballroom and five meeting rooms. The Embassy Suites - Santa Ana Property also features the Sweet Spot Sports Bar & Grille, which serves lunch and dinner.

According to the appraisal, the Embassy Suites - Santa Ana Property generates approximately 55% of its room revenue from corporate demand, approximately 30% from a combination of leisure and tourism demand and approximately 15% from convention group demand.

More specific information about the Embassy Suites - Santa Ana Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(1)			Embassy Suites - Santa Ana Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	77.5%	$124.99	$96.86	82.5%	$135.12	$111.44	106.4%	108.1%	115.1%
2015	80.3%	$129.72	$104.15	85.2%	$135.77	$115.69	106.1%	104.7%	111.1%
2016	77.1%	$137.21	$105.80	76.5%	$139.25	$106.52	99.2%	101.5%	100.7%
4/30/2017 TTM	76.1%	$140.06	$106.56	77.7%	$140.28	$109.00	102.1%	100.2%	102.3%

Source: Industry Report

(1)	The competitive set for 2015, 2016 and 4/30/2017 TTM includes Radisson Newport Beach, Embassy Suites Irvine Orange County Airport, Hilton Irvine Orange County Airport, DoubleTree Club Orange County Airport, Wyndham Irvine Orange County Airport, Avenue of the Arts Costa Mesa, Holiday Inn Santa Ana Orange County Airport, Marriott Costa Mesa, and DoubleTree Santa Ana Orange County Airport.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Embassy Suites - Santa Ana Property are attributable to differing reporting methodologies, and/or timing differences. The appraisal and industry reports are not adjusted for the approximately 11.2% and 8.4% of guestroom nights taken offline during the 2016 and 4/30/2017 TTM renovations.

The Market. The Embassy Suites - Santa Ana Property is located in southeast Santa Ana, Orange County, at 1325 East Dyer Road. The Embassy Suites - Santa Ana Property’s neighborhood is generally defined by Edinger Avenue to the north, Jamboree Road to the east, MacArthur Boulevard to the south, and South Main Street to the west. The neighborhood is characterized by industrial buildings, office buildings, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Some specific businesses and entities in the area include Ricoh Electronics, Ingram Micro, the Orange County Sheriff’s Regional Training Academy, GE Aviation, and Scantron Corporation. Restaurants located near the subject property include Spoons, Malone’s, and Jack In The Box. According to the appraisal, the Embassy Suites - Santa Ana Property’s neighborhood is generally in the growth stage of its life cycle. Several multifamily and office projects are currently under development, including Tustin Legacy, a 1,600-acre master-planned community being developed on a portion of the former Marine Corps Air Station Tustin. The newest phase of the project is expected to include public parks, a commercial retail center, and approximately 4,600 housing units.

According to the appraisal, Orange County, which adjoins the greater Los Angeles area to the north, has been a direct beneficiary of economic growth of the Los Angeles Basin. Santa Ana is the county seat and second-largest city in Orange County. A tourism industry, which employs over 140,000 people, is a top economic driver for Orange County. According to the Anaheim/Orange County Visitors & Convention Bureau, Orange County hosted over 47 million visitors in 2016, creating an economic impact of over $10.2 billion. The University of California, Irvine is the second-largest employer for the county and a primary hotel demand generator in the Irvine, Costa Mesa, and Santa Ana areas, generating an annual economic impact of $4.4 billion in Orange County. The Walt Disney Company is the largest private-sector employer in Orange County. Its local operations include Disneyland and the California Adventure theme parks, two Disneyland hotels, the Anaheim Ducks hockey franchise, and the Los Angeles Angels of Anaheim baseball team, among others. The addition of the “Star Wars Land” attraction at Disneyland is anticipated to increase demand for years to come; construction began in April 2016, and the 14-acre attraction is slated for completion in early 2019.

The healthcare sector is also important to the area’s economy. The St. Joseph Health System (“SJHS”) is an integrated healthcare delivery system with four hospitals located in Orange County: Hoag Hospital Newport Beach, Mission Hospital Laguna Beach, Mission Hospital Mission Viejo, and St. Joseph

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

Hospital Orange. In addition to SJHS, Orange County features various other major medical facilities including Kaiser Permanente’s Orange County Anaheim Medical Center, the Anaheim Health Regional Medical Center, the Garden Grove Medical Center, and the Hoag Memorial Hospital Presbyterian. Kaiser Permanente, SJHS, Memorial Care Health System, and Tenet Healthcare Corporation are among the top employers in this sector.

The Embassy Suites - Santa Ana Property is located within the Los Angeles-Long Beach metropolitan statistical area. According to the appraisal, the metropolitan statistical area had a 2016 population of approximately 18.9 million residents. The population exhibited increases of 0.9% annually from 2000 to 2010, 0.9% annually from 2010 to 2016, and is expected to increase an additional 1.0% annually through 2020. According to the Bureau of Labor Statistics, the April 2017 unemployment rate was 3.9% for the metropolitan statistical area. In comparison, the unemployment rate for the state and the U.S. was 4.5% and 4.4%, respectively, for the same period.

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Embassy Suites - Santa Ana Property is 10,257, 253,922 and 665,695, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Embassy Suites - Santa Ana Property is $89,738, $86,771 and $97,822, respectively.

According to an industry report as of April 2017, the Embassy Suites - Santa Ana Property is located within the Anaheim/Santa Ana, California market which consists of 444 hotels containing 57,416 rooms. The average April 2017 trailing 12-month occupancy, ADR and RevPAR for the Anaheim/Santa Ana market was 78.2%, $152.78 and $119.48, respectively. As of April 30, 2017, the Embassy Suites - Santa Ana Property had an occupancy, ADR and RevPAR of 85.1%, $138.93 and $118.22, respectively over the trailing 12-month period after adjusting for the approximately 11.2% and 8.4% of rooms taken offline during 2016 and TTM 4/30/2017 renovations.

Primary and secondary competitive properties to the Embassy Suites - Santa Ana Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Embassy Suites - Santa Ana Property(1)	301	55%	30%	15%	86.5%	$137.91	$119.27
Embassy Suites by Hilton Irvine -Orange County Airport	293	70%	20%	10%	75.0% - 80.0%	$150.00 - $160.00	$120.00 - $125.00
DoubleTree by Hilton Hotel Santa Ana Orange County Airport	253	60%	20%	20%	80.0% - 85.0%	$130.00 - $140.00	$110.0 - $115.00
Hilton Irvine Orange County Airport	292	60%	15%	25%	70.0% - 75.0%	$150.00 - $160.00	$110.00 - $115.00
Total/Wtd. Avg. of Primary Competition(2)	1,139	61%	21%	17%	78.5%	$146.30	$114.91
Secondary Competitors	1,459	63%	22%	15%	73.2%	$156.58	$114.59
Total/Wtd. Avg. of Primary and Secondary Competition(2)	2,598	62%	22%	16%	76.0%	$151.06	$114.76

Source: Appraisal

(1)	Reflects 2016 Occupancy, ADR and RevPAR from historical operating statements, which adjust for the approximately 11.2% of guestroom nights taken offline during 2016 renovations.

(2)	Total/Wtd. Avg. is based on the Embassy Suites – Santa Ana Property 2016 Occupancy, 2016 ADR and 2016 RevPAR of 77.1%, $137.91 and $106.29, respectively, as described in the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites - Santa Ana Property:

Cash Flow Analysis
	2014	2015	2016	4/30/2017 TTM	UW	UW per Room
Occupancy	83.2%	86.2%	86.5%	85.1%	85.1%
ADR	$133.41	$134.08	$137.91	$138.93	$138.93
RevPAR	$111.05	$115.58	$119.27	$118.22	$118.21

Rooms Revenue	$12,160,265	$12,602,139	$11,638,697	$11,870,589	$12,987,591	$43,148
Food & Beverage	$1,857,618	$1,801,192	$1,448,444	$1,359,474	$1,728,029	$5,741
Other Income(1)	$370,762	$1,231,497	$1,140,663	$1,178,884	$1,289,854	$4,285
Total Revenue	$14,388,645	$15,634,828	$14,227,804	$14,408,947	$16,005,474	$53,174
Total Expenses	$9,772,431	$10,361,175	$10,121,523	$10,459,750	$10,880,845	$36,149
Net Operating Income(2)	$4,616,214	$5,273,653	$4,106,281	$3,949,197	$5,124,630	$17,025
FF&E	$0	$0	$0	$0	$800,274	$2,659
Net Cash Flow	$4,616,214	$5,273,653	$4,106,281	$3,949,197	$4,324,356	$14,367

NOI DSCR (P&I)	1.92x	2.20x	1.71x	1.65x	2.14x
NCF DSCR (P&I)	1.92x	2.20x	1.71x	1.65x	1.80x
NOI Debt Yield	12.1%	13.9%	10.8%	10.4%	13.5%
NCF Debt Yield	12.1%	13.9%	10.8%	10.4%	11.4%

(1)	Other Income includes parking, vending, gift shop/sundries income, guest laundry, valet, rental income tenants and other miscellaneous revenue.

(2)	The decrease in 2016 NOI and 4/30/2017 TTM NOI from 2015 NOI is primarily attributed to an extensive renovation at the Embassy Suites – Santa Ana Property, during which time 12,278 and 9,265 guestroom nights were taken offline in 2016 and 4/30/2017 TTM, respectively. Subsequently, the increase in UW NOI compared to prior reporting periods does not account for the guestroom nights displaced.

Escrows and Reserves. The Embassy Suites - Santa Ana Borrowers deposited in escrow $2,577,966 for a property improvement plan reserve, $151,879 for taxes, $38,217 for deferred maintenance, and $13,811 for insurance at loan origination and is required to escrow monthly (i) $53,352 for FF&E, (ii) 1/12 of the annual estimated tax payments, and (iii) 1/12 of the annual insurance premiums. In addition, the Embassy Suites - Santa Ana Borrowers are required to escrow on each payment date an amount equal to the Hotel Taxes (as defined below) for the preceding Hotel Tax Reporting Period (as defined below) upon the occurrence of a Cash Management Period (as defined below). The Embassy Suites - Santa Ana Borrowers are also required to deposit with the lender (i) within ten business days after Embassy Suites - Santa Ana Borrowers obtain knowledge of any required PIP other than the existing PIP, an amount equal to the PIP Deposit Amount (as defined below), and (ii) within ten business days after written notice from lender that, with respect to any PIP (other than the existing PIP), the sum remaining out of the amounts previously deposited under foregoing clause (i) or this clause (ii) is less than the PIP Deposit Amount with respect to such PIP calculated as of the date of such notice, The Embassy Suites - Santa Ana Borrowers will pay to lender the amount set forth in such notice as the shortfall between such PIP Deposit Amount so calculated and such remaining sum.

“Hotel Taxes” means any federal, state or municipal excise, sales, room, occupancy, or use taxes or other taxes collected directly from patrons or guests or included as part of or paid with the sales price of any goods or services.

“Hotel Tax Reporting Period” means the period from and including the twenty-first day (21st) of any calendar month to and including the twentieth day (20th) of the immediately succeeding calendar month.

Lockbox and Cash Management. The Embassy Suites - Santa Ana Mortgage Loan provides for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Period for the Embassy Suites - Santa Ana Mortgage Loan, the Embassy Suites - Santa Ana Borrowers and manager are required (a) to issue notices to all credit card payment processors and notices to all tenants to pay all rents, and (b) to cause all rents (including rents in the nature of sums payable by issuers of credit cards accepted at the Embassy Suites - Santa Ana Property to be transmitted directly into a clearing account maintained by Embassy Suites - Santa Ana Borrowers at a local bank selected by the Embassy Suites - Santa Ana Borrowers, which at all times is required to be an eligible institution (as defined in the loan documents). Without in any way limiting the foregoing, if the Embassy Suites - Santa Ana Borrowers or manager receive any rents, then (i) such amounts will be deemed to be collateral for the Embassy Suites - Santa Ana Mortgage Loan and will be held in trust by the Embassy Suites - Santa Ana Borrowers or manager, as applicable, for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of the Embassy Suites - Santa Ana Borrowers or manager, and (iii) the Embassy Suites - Santa Ana Borrowers or manager, as applicable, after a Cash Management Period are required to deposit such amounts into the clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Embassy Suites - Santa Ana Borrower’s operating account at the clearing bank, unless a Cash Management Period is continuing, in which event such funds will be swept on a daily basis into an eligible account (as defined in the loan documents) controlled by the lender at the deposit bank.

A “Cash Management Period” will take place upon the occurrence of any of the following events: (i) the maturity date, (ii) an event of default, (iii) if, as of the last day of the calendar quarter, the DSCR is less than 1.25x, or (iv) a Franchise Trigger Event and a Cash Management Period will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the Embassy Suites - Santa Ana Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (a) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

has occurred and is continuing, (b) with respect to the matter described in clause (iii) above, the lender has determined that the Embassy Suites - Santa Ana Property has achieved a DSCR of at least 1.25x for two consecutive calendar quarters, (c) with respect to the matter described in clause (i) of the definition of a Franchise Trigger Event, above, the date upon which Embassy Suites - Santa Ana Borrowers have provided evidence that they have retained a renewal or replacement franchise agreement satisfying the requirements of the Embassy Suites - Santa Ana Mortgage Loan documents, or (d) with respect to the matter described in clause (ii) of the definition of Franchise Trigger Event, the funds on deposit in the PIP Reserve Subaccount are greater than or equal to the PIP Deposit Amount.

A “Franchise Trigger Event” will occur upon (i) the date that is 12 months prior to the expiration or early termination of the current franchise agreement or, if less than 12 months before such expiration or early termination, the date upon which such expiration or early termination date becomes known to the Embassy Suites - Santa Ana Borrowers, and as of such date the Embassy Suites - Santa Ana Borrowers have not provided the lender with evidence that they have obtained a renewal or replacement franchise agreement satisfying the requirements of the loan documents, or (ii) a PIP for the Embassy Suites - Santa Ana Property (other than the current PIP existing at the closing date) is required by the current franchisor or any replacement franchisor and the Embassy Suites - Santa Ana Borrowers have not otherwise timely deposited any required PIP Deposit Amount with the lender.

A “PIP Deposit Amount” shall be equal to (x) with respect to the PIP in place on the closing date, $2,577,966, and (y) with respect to any future PIP, 110% of the estimated cost, as approved by the lender (which approval may not be unreasonably withheld, conditioned or delayed), to satisfy any repairs or remediation required by the current franchisor or any successor franchisor or licensor pursuant to such a PIP; provided that, if (x) any future PIP is required by the current franchisor during the term of the current franchise agreement or otherwise by the current franchisor or any replacement franchisor, (y) such PIP is required in conjunction with obtaining a renewal or replacement franchise agreement that satisfies the requirements of the loan documents, and (z) such an agreement is obtained and the required evidence of that fact is provided to the lender, then, at any time and from time to time, the PIP deposit amount will be the excess of (A) 110% of the estimated cost, as approved by the lender, to complete the work required by the PIP during the immediately succeeding 12-month period, less (B) the then current balance maintained in the capital/FF&E expense subaccount and the amount of the required deposits to the capital/FF&E expense Subaccount during the same twelve-month period (other than any of such amounts as are necessary for capital/FF&E expenses over such 12-month period that are not a part of such PIP).

Release of Property. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Terrorism Insurance. The Embassy Suites - Santa Ana Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1325 East Dyer Road Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 5 Embassy Suites – Santa Ana	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,070,000 54.1% 1.80x 13.5%

Embassy Suites - Santa Ana
1325 East Dyer Road
Santa Ana, CA 92705
SANTA ANA
Orange
Garden Grove
Fountain Valley
Tustin
IRVINE
Costa Mesa
Newport Beach
ORANGE COUNTY
Downtown Santa Ana
Madison Park
Riverview West
Edna Park
Harbor Town and Country Shopping Ctr.
Garden Grove Hosp. & Medical Center
Harbor Grove Center
The Outlets at Orange
St. Joseph Hospital Orange
MainPlace Mall
Hart Park
Santiago Park
Discovery Cube Orange County
River View Golf Course
Bowers Museum
Bristol Marketplace
Santa Ana College
Willowick Golf Course
City Hall of Santa Ana
Old Courthouse Museum
R. Reagan Federal Bldg. US Courthouse
Fiesta Marketplace
Jerome Park
Centennial Regional Park
Memorial Park
Coastal Communities Hospital
Kaiser-Permanente Harbor-MacArthur Medical Office
Whittier Law School
AAA
IKEA
Metro Pointe at South Coast
South Coast Plaza
Bristol Center
Segerstrom Center for the Arts
Segerstrom Stage
Experian
The MET
LAX 34 miles
Foothill Regional Medical Ctr.
The Market Place
Marconi Automotive Museum
Ricoh Technology Portal
Irvine Scientific
Integral Aerospace
Edwards Lifesciences Corp.
Newport Corporation
Mazda North America
The District
KOLL BUSINESS CENTER
IRVINE BUSINESS COMPLEX
MAIN PLAZA
John Wayne Orange County Airport
Lyon Air Museum
Irvine Museum
Western Digital
Westpark Plaza Shopping Center
Harvard Place
Culver Plaza
Orange Coast College
Orange County Fairgrounds
Santa Ana Country Club
Jazz Semiconductor
Google
Rancho San Joaquin Golf Course
William R Mason Regional Park
The Chicago School of Professional Psychology
Strawberry Farms Golf Course
Anteater Ballpark
Anteater Stadium
Langson Library
University of California - Irvine
Upper Newport Bay
Garden Grove Blvd.
Westminster Ave.
17th St.
Washington Ave.
Civic Center Dr.
Santa Ana Blvd.
1st St.
McFadden Ave.
Edinger Ave.
Warner Ave.
Segerstrom Ave.
Dyer Rd.
MacArthur Blvd.
Sunflower Ave.
Baker St.
Harbor Blvd.
Fairview St.
Bristol St.
Flower St.
Main St.
Grand Ave.
Bear St.
Fairview Rd.
METROLINK
Santa Ana River
Santa Ana
Costa Mesa Fwy
San Diego Fwy
Santa Ana Fwy
IE - OC LINE / ORANGE COUNTY LINE
Newport Ave.
Red Hill Ave.
Tustin Ranch Rd.
Walnut Ave.
Valencia Ave.
Barranca Pkwy
Alton Pkwy
Von Karman Ave.
Main St.
Jamboree Rd.
Tustin Ranch Rd.
Irvine Center Dr.
Harvard Ave.
Culver Dr.
Yale Loop
Michelson Dr.
Campus Dr.
University Dr.
Santa Ana Ave.
Irvine Ave.
Santiago Dr.
5
22
55
73
261
405
SAN GABRIEL MTS.
LOS ANGELES
Burbank
Glendale
Pasadena
Santa Monica
Inglewood
Torrance
LONG BEACH
Huntington Beach
ANAHEIM
Orange
Fullerton
Pomona
Ontario
Rancho Cucamonga
Corona
Irvine
Pacific Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Single Asset
Original Balance(2):	$38,000,000			Location:	New York, NY 10167
Cut-off Date Balance(2):	$38,000,000			General Property Type:	Office
% of Initial Pool Balance:	[ ]%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	HNA Group			Year Built/Renovated:	1965/2006
Mortgage Rate:	3.6694%			Size(4):	1,779,515 SF
Note Date:	5/5/2017			Cut-off Date Balance PSF(2)(4):	$607
First Payment Date:	7/1/2017			Maturity Date Balance PSF(2)(4):	$607
Maturity Date:	6/1/2027			Property Manager:	Brookfield Properties Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI(6):	$115,307,942
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	10.7%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(2):	10.7%
Additional Debt Balance(3):	$1,042,000,000/$120,000,000/$568,000,000			UW NCF DSCR(2):	2.73x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	$107,676,674 (3/31/2017 TTM)
Reserves(5)				2nd Most Recent NOI(6):	$106,715,962 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$102,667,705 (12/31/2015)
RE Tax:	$0	$3,878,518	N/A	Most Recent Occupancy(4)(7):	91.2% (2/28/2017)
Insurance:	$227,000	$113,500	N/A	2nd Most Recent Occupancy:	95.0% (12/31/2016)
Replacements:	$47,738	$47,738	N/A	3rd Most Recent Occupancy:	93.6% (12/31/2015)
TI/LC:	$0	Springing	N/A	Appraised Value (as of):	$2,210,000,000 (4/1/2017)
Outstanding TI/LC:	$10,298,441	$0	N/A	Cut-off Date LTV Ratio(2):	48.9%
Free Rent:	$1,133,167	$0	N/A	Maturity Date LTV Ratio(2):	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$1,200,000,000	52.4%	Purchase Price:	$2,210,000,000	96.4%
Mezzanine Loan:	$568,000,000	24.8%	Reserves:	$11,706,346	0.5%
Borrower Equity:	$524,062,579	22.9%	Closing Costs:	$70,356,233	3.1%
Total Sources:	$2,292,062,579	100.0%	Total Uses:	$2,292,062,579	100.0%

(1)	The 245 Park Avenue Whole Loan was co-originated by Société Générale, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Barclays Bank PLC, and Deutsche Bank AG.

(2)	The 245 Park Avenue Mortgage Loan (as defined below) is part of the 245 Park Avenue Whole Loan (as defined below), which is comprised of 21 pari passu promissory notes with an aggregate original principal balance of $1.08 billion and five pari passu subordinate notes with an aggregate original principal balance of $120 million. The 245 Park Avenue Whole Loan is accompanied by the 245 Park Avenue Mezzanine Loans (as defined below) with an outstanding aggregate principal balance of $568 million. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 245 Park Avenue Whole Loan are $674, $674, 9.6%, 9.6%, 2.45x, 54.3% and 54.3%, respectively.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	Based on remeasured net rentable area (“NRA”) of 1,779,515 SF in accordance with current Real Estate Board of New York standards, which is the basis for the square footage in future leasing. The 245 Park Avenue Property’s contractual square footage is 1,723,993 SF as leased.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in 2016 NOI from 2015 NOI is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in in-place weighted average base rent PSF from approximately $72.69 to approximately $74.66 PSF. The increase in UW NOI from TTM NOI is primarily due to the inclusion of underwritten rent steps over underwritten rents in place, which rent steps equate to (i) for non-investment-grade tenants, base rent steps through April 2018, and (ii) for investment-grade tenants, the average base rent over the lesser of the loan term and lease term; with respect to the JPMorgan Chase Bank space subleased to Société Générale, the underwritten rent step is calculated using the average over the loan term of the JPMorgan Chase Bank base rent of $61.50 PSF to October 2022 and the base rent pursuant to Société Générale’s direct lease of $88.00 PSF on a remeasured square footage that is 30,831 SF higher than the current JPMorgan Chase Bank NRA through the remainder of the loan term.

(7)	Most Recent Occupancy includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

The Mortgage Loan. The sixth largest mortgage loan is part of a whole loan (the “245 Park Avenue Whole Loan”) secured by a first priority fee mortgage encumbering a 44-story, remeasured 1,779,515 SF Class A office building that occupies the entire city block between 46th and 47th Streets and Park and Lexington Avenues in Midtown Manhattan, New York (the “245 Park Avenue Property”). The 245 Park Avenue Whole Loan consists of (i) a senior loan, comprised of 21 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion. Two of which, Note A-2-D-2 and Note A-2-D-3, with an aggregate outstanding principal balance as of the Cut-off Date of $38.0 million, will be contributed to the UBS 2017-C3 Trust (the “245 Park Avenue Mortgage Loan”). The remaining 19 notes (collectively, the “245 Park Avenue Pari Passu Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $1.042 billion and (ii) subordinate companion loans, comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (collectively, the “245 Park Avenue Subordinate Companion Loans”), each as described below. The controlling senior Note A-1-A (along with four other senior 245 Park Avenue Pari Passu Companion Loans and the 245 Park Avenue Subordinate Companion Loans) was contributed to the 245 Park Avenue Trust 2017-245P, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). The lender provides no assurances that any non-securitized notes will not be split further.

The 245 Park Avenue Whole Loan has a 10-year term and is interest-only for the term of the loan. The 245 Park Avenue Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 245 Park Avenue Whole Loan matures on June 1, 2027. The proceeds of the 245 Park Avenue Whole Loan, along with three mezzanine loans, with an aggregate principal balance as of the Cut-off Date of $568,000,000 (the “245 Park Avenue Mezzanine Loans”), and $524,062,579 of borrower sponsor equity were used to acquire the 245 Park Avenue Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

Following the lockout period, on any date before March 1, 2027, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 245 Park Avenue Whole Loan note to be securitized or (ii) July 1, 2020. The 245 Park Avenue Whole Loan is prepayable without penalty on or after March 1, 2027.

The Borrower and the Borrower Sponsor. The borrower is 245 Park Avenue Property LLC (the “245 Park Avenue Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 245 Park Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Whole Loan.

The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. HNA’s finance division focuses on leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA’s real estate focuses on the development and management of central business district and urban real estate assets. As of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA’s United States commercial real estate assets include 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club-Monterey in Monterey California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

The Property. Built in 1965, the 245 Park Avenue Property is an approximately remeasured 1,779,515 SF, Class A trophy office building located between 46th to 47th Streets on Park Avenue and extending to Lexington Avenue within Midtown Manhattan. The 245 Park Avenue Property consists of 44 stories with 42 office levels, 57,799 SF of retail space and 1,580 SF of lobby space. The 245 Park Avenue Property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property also features access to the B, D, E, F, M, N, Q and R subway lines. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured NRA and has demonstrated average occupancy of 95.0% from 2007 to 2016. As of February 28, 2017, 65.1% of the 245 Park Avenue Property’s annual in-place base rent was attributed to investment grade tenants including, among others, Société Générale (33.3% of remeasured NRA, rated A2/A by Moody’s and S&P), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”) (13.4% of remeasured NRA, rated Aa3/A+/AA- by Moody’s, S&P and Fitch) and Rabobank (6.3% of remeasured NRA, rated Aa2/A+/AA- by Moody’s, S&P and Fitch). The 245 Park Avenue Property is located within walking distance of 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

Columbus Circle, and eleven different subway lines that collectively provides the 245 Park Avenue Property mass transit access to the five boroughs and the Tri-State area.

Major Tenants.

Société Générale (593,344 SF, 33.3% of NRA, 27.4% of underwritten rent). Established in 1864, Société Générale (rated A2/A by Moody’s and S&P) is a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters and leases 12 floors (33.3% of the remeasured NRA through October 2032). In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual SF through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of 245 Park Avenue Property for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. As of December 31, 2016, Société Générale operates in 66 countries, employing 145,700 people and servicing approximately 31 million customers worldwide.

JPMorgan Chase Bank, National Association (237,781 SF, 13.4% of NRA, 9.4% of underwritten rent). JPMorgan Chase Bank (rated Aa3/A+/AA- by Moody’s, S&P and Fitch) is the second largest tenant at the 245 Park Avenue Property leasing 13.4% of the remeasured NRA through October 2022. JPMorgan Chase Bank is the largest banking institution in the United States and operates in more than 60 countries, has more than 240,000 employees and serves consumers, small businesses, corporate, institutional and government clients. As of 2016, JPMorgan Chase Bank reported assets of $2.5 trillion. The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property.

Major League Baseball (224,477 SF, 12.6% of NRA, 21.8% of underwritten rent). The third largest tenant, Major League Baseball (“MLB”), is a professional baseball league in North America and currently headquartered at the 245 Park Avenue Property. MLB had attendance of more than 73 million fans in 2016. MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 31, 2022. MLB’s lease expires in October 2022 and it has announced that it plans to vacate its space at the end of its lease term. In addition, MLB has signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration date. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined below) will occur.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

The following table presents certain information relating to the leases at the 245 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(2)	Tenant SF(3)	Approximate % of SF(3)	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(4)	Lease Expiration
Tenants
Société Générale(5)(6)	A2/A/NA	593,344	33.3%	$34,584,340	27.4%	$61.50	10/31/2032
JPMorgan Chase Bank(5)(7)	Aa3/A+/AA-	237,781	13.4%	$11,817,255	9.4%	$52.42	10/31/2022
MLB(8)	NA/NA/NA	224,477	12.6%	$27,515,096	21.8%	$124.75	10/31/2022
Angelo Gordon	NA/NA/NA	113,408	6.4%	$9,185,805	7.3%	$81.00	5/31/2026
Rabobank	Aa2/A+/AA-	112,662	6.3%	$15,132,666	12.0%	$138.00	9/30/2026
Ares Capital	NA/BBB+/BBB+	97,101	5.5%	$8,231,410	6.5%	$83.91	5/31/2026
HNA Capital US LLC(9)	NA/NA/NA	38,382	2.2%	$2,840,342	2.3%	$74.00	1/31/2026
Regus Business Centre	NA/NA/NA	38,383	2.2%	$3,224,088	2.6%	$84.00	9/30/2021
WisdomTree Investments(10)	NA/NA/NA	37,924	2.1%	$2,768,379	2.2%	$73.00	8/31/2029
The Norinchukin Bank	A1/A/NA	37,342	2.1%	$3,598,254	2.9%	$99.00	3/31/2022
Subtotal/Wtd. Avg.		1,530,804	86.0%	$118,897,635	94.2%	$80.31
Remaining Tenants(8)		92,138	5.2%	$7,279,865	5.8%	$81.31
Vacant Space		156,573	8.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,779,515	100.0%	$126,177,500	100.0%	$73.19

(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Based on remeasured net rentable SF of 1,779,515.

(4)	Based on 1,723,993 contractual SF.

(5)	JPMorgan Chase Bank subleases 562,347 contractual SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 PSF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 PSF). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual SF to Brunswick Group and 36,425 contractual SF to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the 245 Park Avenue Borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the 245 Park Avenue Borrower.

(7)	The JPMorgan Chase Bank space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease which begins November 1, 2022. Of the 225,438 contractual SF of JPMorgan Chase Bank space, a total of 189,686 contractual SF is subleased through October 30, 2022. This includes 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(8)	MLB subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration.

(9)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the 245 Park Avenue Property to HNA Capital US LLC, an affiliate of the borrower sponsor.

(10)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

The following table presents certain information relating to the lease rollover schedule at the 245 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)(3)	Total UW Base Rent Rolling(2)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling(2)
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	2	13,352	0.8%	0.8%	$96.02	$1,282,100	1.0%	1.0%
2019	0	0	0.0%	0.8%	$0.00	$0	0.0%	1.0%
2020	1	22,502	1.3%	2.1%	$70.99	$1,597,404	1.3%	2.3%
2021	1	38,382	2.2%	4.3%	$84.00	$3,224,088	2.6%	4.8%
2022(4)	6	505,781	29.3%	33.6%	$89.01	$45,017,995	35.7%	40.5%
2023	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2024	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2025	0	0	0.0%	33.6%	$0.00	$0	0.0%	40.5%
2026	6	376,592	21.8%	55.5%	$97.63	$36,765,311	29.1%	69.7%
2027	1	10,538	0.6%	56.1%	$89.00	$937,882	0.7%	70.4%
2028 & Beyond(4)(5)	2	602,931	35.0%	91.1%	$61.95	$37,352,719	29.6%	100.0%
Vacant	0	153,915	8.9%	100.0%	$0.00	$0	0.0%
Total/Wtd. Avg.	19	1,723,993	100.0%		$73.19	$126,177,500	100.0%

(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Based on 1,723,993 contractual SF and excludes vacant space.

(4)	JPMorgan Chase Bank subleases 562,347 SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is 2032 and reflected as 2028 & Beyond in the table above.

(5)	2028 & Beyond includes 2,661 SF of building office space.

The Market. The 245 Park Avenue Property is situated on the entire block bounded by Park Avenue, Lexington Avenue, East 46th Street and East 47th Street in the Plaza District neighborhood of Midtown Manhattan (the “Neighborhood”), which is home to the headquarters of 28 Fortune 500 companies. The Neighborhood is comprised of many of New York’s most well-known landmarks, restaurants, hotels, retail shops and tourist attractions including Grand Central, Fifth Avenue, St. Patrick’s Cathedral, Rockefeller Center, and is in short walking distance to the United Nations, Radio City Music Hall, the Museum of Modern Art, the New York Public Library, and Central Park. The Neighborhood is made accessible by the presence of several transportation hubs contributing to the appeal for a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising, and communications.

According to the appraisal, the 245 Park Avenue Property is located within the Park Avenue submarket of the larger Midtown Manhattan office market and is considered to be one of the premier office corridors in the United States due to its central location, strength of its tenant base, proximity to Grand Central Station and other amenities. According to the appraisal, as of the fourth quarter of 2016, the overall Midtown Manhattan Class A office market had approximately 184.3 million SF of office inventory, direct weighted average Class A asking rents of $87.14 PSF and a vacancy rate of 8.7%. According to the appraisal, as of the fourth quarter of 2016, the Park Avenue Class A office submarket had approximately 21.8 million SF of office inventory, direct weighted average asking rents of $102.15 PSF and a direct vacancy rate of 7.8%. The Park Avenue Class A office submarket commands rents approximately 15% higher than the Midtown Manhattan Class A office market.

The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 PSF to $125.00 PSF, which is in-line with the 245 Park Avenue Property. The comparable buildings had a weighted average occupancy of 97.0%. The 245 Park Avenue Property’s weighted average in place office rent of $80.72 PSF is approximately $14.58 PSF lower than the appraisals concluded weighted average in place market rent of $95.30 PSF.

Historical and Current Occupancy(1)
2012	2013	2014	2015	2016	TTM(2)
95.8%	93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of February 28, 2017, is based on remeasured NRA of 1,779,515 and includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured NRA), which have executed leases but have not yet taken occupancy.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 245 Park Avenue Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF(1)
Rents in Place	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	$73.19
Vacant Income	$0	$0	$0	$0	$16,425,575	$9.53
Rent Steps	$0	$0	$0	$0	$10,341,838	$6.00
Gross Potential Rent(2)	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$152,944,913	$88.72
Total Reimbursements(3)	$31,667,499	$34,635,748	$37,032,022	$37,903,249	$40,918,609	$23.73
Net Rental Income	$150,404,076	$159,956,722	$165,737,056	$166,998,932	$193,863,523	$112.45
Less Vacancy & Credit Loss	$0	$0	$0	$0	($16,425,575)	($9.53)
Other Income(4)	$488,183	$704,333	$1,901,893	$1,888,513	$318,732	$0.18
Effective Gross Income	$150,892,259	$160,661,057	$167,638,950	$168,887,445	$177,756,680	$103.11
Total Operating Expenses	$52,333,954	$57,993,351	$60,922,988	$61,210,770	$62,448,738	$36.22
Net Operating Income(5)	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$115,307,942	$66.88
Capital Expenditures	$0	$0	$0	$0	$551,678	$0.32
TI/LC	$0	$0	$0	$0	$5,191,362	$3.01
Net Cash Flow	$98,558,305	$102,667,706	$106,715,962	$107,676,675	$109,564,903	$63.55

Occupancy %	93.6%	93.6%	95.0%	90.7%	90.7%
NOI DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.87x
NCF DSCR(6)	2.45x	2.56x	2.66x	2.68x	2.73x
NOI Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.7%
NCF Debt Yield(6)	9.1%	9.5%	9.9%	10.0%	10.1%

(1)	Based on 1,723,993 contractual SF.
(2)	The increase in Underwritten Gross Potential Rent from TTM Gross Potential Rent is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase base rent of $61.50 PSF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 PSF through the remainder of the loan term.
(3)	Expense Recoveries are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.
(4)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.
(5)	The increase in 2015 Net Operating Income from 2014 Net Operating Income was primarily due to contractual rent increases resulting in an increase in the weighted average base rent PSF from approximately $68.87 to approximately $72.69 PSF.
(6)	Debt service coverage ratios and debt yields are based on the 245 Park Avenue Mortgage Loan and the 245 Park Avenue Pari Passu Companion Loans.

Escrows and Reserves. The 245 Park Avenue Whole Loan documents provide for upfront escrows in the amount of $227,000 for insurance premiums, $47,738 for replacement reserves, $10,298,441 for outstanding tenant improvements and leasing commissions and $1,133,167 for free rent. In lieu of depositing any reserve amounts required under the loan documents in cash, the 245 Park Avenue Borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender. The loan documents also provide for ongoing monthly escrows of $3,878,518 for real estate taxes, $113,500 for insurance premiums, and $47,738 for replacement reserves. Commencing on May 1, 2025 and continuing on a monthly basis, the 245 Park Avenue Borrower is required to deposit $446,775 per month with the lender for costs related to tenant improvements and leasing commissions. The 245 Park Avenue Borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

Lockbox and Cash Management. The 245 Park Avenue Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires the 245 Park Avenue Borrower and property manager to cause all rents to be paid directly by tenants into a clearing account maintained by the 245 Park Avenue Borrower at a local bank selected by the 245 Park Avenue Borrower, which is required at all times to be an eligible institution (as defined in the loan documents). All funds in the lockbox account are required to be swept within one business day into the 245 Park Avenue Borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Whole Loan or an event of default under the 245 Park Avenue Mezzanine Loans, (b) the bankruptcy or insolvency of the 245 Park Avenue Borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lenders’ interests), (c) if the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and 245 Park Avenue Mezzanine Loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (d) if MLB does not renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 PSF with respect to the space leased by MLB) (a “Tenant Trigger Event”). A Cash Sweep Event will end upon (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, if the 245 Park Avenue Borrower replaces such manager within 60 days of such action in accordance with the loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and the 245 Park Avenue Mezzanine Loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the 245 Park Avenue Borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the 245 Park Avenue Borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the 245 Park Avenue Borrower.

A “DSCR Cure” will commence upon the 245 Park Avenue Borrower delivering to the lenders a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each 245 Park Avenue Mezzanine Loans, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; provided that no Cash Sweep Event resulting from a separate event has occurred which has not been cured; further that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the 245 Park Avenue Borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the 245 Park Avenue Borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow has been deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Additional Secured Indebtedness (not including trade debts). In addition to the 245 Park Avenue Mortgage Loan, the 245 Park Avenue Property also secures the 245 Park Avenue Pari Passu Companion Loans and 245 Park Avenue Subordinate Companion Loans. The 245 Park Avenue Whole Loan is comprised of 21 pari passu notes, with an aggregate outstanding principal balance of $1.08 billion. The 245 Park Avenue Subordinate Companion Loans are comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million. The controlling senior Note A-1-A (along with 4 other senior 245 Park Avenue Pari Passu Companion Loans and the 245 Park Avenue Subordinate Companion Loans) was contributed to the 245 Park Avenue Trust 2017-245P transaction, which governs the servicing and administration of the 245 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “245 Park Avenue Trust 2017-245P Trust and Servicing Agreement”), the directing certificate holder under the 245 Park Avenue Trust 2017-245P Trust and Servicing Agreement). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 245 Park Avenue Mezzanine Loans are secured by the equity in the 245 Park Avenue Borrower pledged by the direct equity owners of the 245 Park Avenue Borrower. The 245 Park Avenue Mezzanine Loans consists of three mezzanine loans with an aggregate outstanding principal balance $568.0 million. Mezzanine loan A has a principal balance of $236.5 million; mezzanine loan B has a principal balance of $221.0 million; and mezzanine loan C has a principal balance of $110.5 million. The coupons are 5.0000%, 5.7000% and 6.8500%, respectively. The 245 Park Mezzanine Loans are interest-only for their full terms and are coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Loans and the 245 Park Mezzanine Loans, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the 245 Park Avenue Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 245 Park Avenue Property. The loan documents also require loss of rent and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 Park Avenue New York, NY 10167	Collateral Asset Summary – Loan No. 6 245 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 48.9% 2.73x 10.7%

245 Park Avenue
245 Park Avenue
New York, NY 10167
MANHATTAN
Midtown
Upper East Side
East Side
Murray Hill
Kips Bay
CENTRAL PARK
East Green
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Central Park South
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1682
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Gershwin Theatre
Exxon Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
GE Building
1 Rockefeller Plaza
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
485 Lexington
747 Third Avenue
Japan Society
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winston Building
UNITED NATIONS HEADQUARTERS
Bank of America Tower
Conde Nast Bldg (4 Times Sq.)
SUNY College of Optometry
Grand Central Terminal
Chrysler Building
QUEENS MIDTOWN TUNNEL
Daily News
Bryant Park
New York Public Library
HSBC Tower
New York Times Building
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
PENN STATION
Manhattan Mall
Madison Square Garden
Penn Station
NYU Medical Center
LONG ISLAND RAILROAD
METRO NORTH
FERRY TO LONG ISLAND CITY
East River
FDR Drive
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
63RD ST/ LEXINGTON
E. 62nd St.
E. 61st St.
E. 60th St.
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
E. 59th St.
E. 58th St.
E. 57th St.
W. 57th St.
57TH ST
E. 56th St.
W. 55th St.
E. 55th St.
E. 54th St.
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
W. 53rd St.
53RD ST
E. 53rd St.
W. 52nd St.
E. 52nd St.
E. 51st St.
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
49TH STREET
W. 48th St.
ROCKEFELLER CTR.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
42ND ST/ TIMES SQ.
W. 42nd St.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
E. 42nd St.
5TH AVE
BRYANT PARK
42ND ST/ TIMES SQ.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
W. 37th St.
E. 37th St.
W. 36th St.
E. 36th St.
W. 35th St.
E. 35th St.
W. 34th St.
E. 34th St.
HERALD SQUARE
W. 33rd St.
E. 33rd St.
33RD ST/ LEXINGTON
W. 32nd St.
E. 32nd St.
W. 31st St.
E. 31st St.
NQR
NRW
Q
495
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Central Park
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.38x 11.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.38x 11.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$37,000,000			Location:	Oklahoma City, OK 73127
Cut-off Date Balance(1):	$37,000,000			General Property Type:	Retail
% of Initial Pool Balance:	[ ]%			Detailed Property Type:	Outlet Center
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	Singerman Real Estate			Year Built/Renovated:	2011/2012-2013
Mortgage Rate:	4.1800%			Size:	393,793 SF
Note Date:	4/28/2017			Cut-off Date Balance per SF(1):	$220
First Payment Date:	6/1/2017			Maturity Date Balance per SF(1):	$220
Maturity Date:	5/1/2022			Property Manager:	AYA Management Services, LLC
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$9,531,531
Prepayment Provisions(2):	LO (27); DEF (27); O (6)			UW NOI Debt Yield(1):	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.0%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	2.38x
Additional Debt Balance(3):	$49,500,000			Most Recent NOI:	$10,265,107 (TTM 3/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$10,268,149 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$9,301,220 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.3% (6/1/2017)
RE Tax:	$511,766	$102,353	N/A	2nd Most Recent Occupancy:	97.1% (1/1/2016)
Insurance:	$14,559	$14,559	N/A	3rd Most Recent Occupancy:	100.0% (1/1/2015)
Replacements:	$0	$8,213	$295,685	Appraised Value (as of):	$144,300,000 (3/24/2017)
TI/LC:	$0	$41,067	N/A	Cut-off Date LTV Ratio(1):	59.9%
Other:	$2,926,196	$0	N/A	Maturity Date LTV Ratio(1):	59.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds(1):	$86,500,000	64.9%	Purchase Price:	$128,625,000	96.5%
Borrower Equity:	$46,785,586	35.1%	Reserves:	$3,452,521	2.6%
			Closing Costs:	$1,208,065	0.9%
Total Sources:	$133,285,586	100.0%	Total Uses:	$133,285,586	100.0%

(1)	The OKC Outlets Mortgage Loan is part of the OKC Outlets Whole Loan, which is comprised of two pari passu promissory notes with an aggregate principal balance of $86,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the OKC Outlets Whole Loan.

(2)	The defeasance lockout period will be at least 27 payment dates beginning with and including the first payment date of June 1, 2017. Defeasance is permitted at any time after two years from the closing date of the securitization of the last OKC Outlets Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “OKC Outlets Mortgage Loan”) is part of a whole loan (the “OKC Outlets Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $86,500,000, which are secured by a first priority fee mortgage encumbering a 393,793 SF regional outlet shopping center in Oklahoma City, Oklahoma (the “OKC Outlets Property”). Promissory Note A-2, in the original principal amount of $37,000,000, represents the OKC Outlets Mortgage Loan and will be included in the UBS 2017-C3 Trust. Promissory Note A-1 in the original principal amount of $49,500,000 represents the non-serviced pari passu companion loan (“OKC Outlets Non-Serviced Pari Passu Companion Loan”). The OKC Outlets Non-Serviced Pari Passu Companion Loan is currently being held by KeyBank National Association and is expected to be contributed to a future securitization transaction. The OKC Outlets Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C3 Trust, and from and after the securitization of the OKC Outlets Non-Serviced Pari Passu Companion Loan, will be serviced pursuant to the respective pooling and servicing agreement of the future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

OKC Outlets Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$49,500,000	$49,500,000	KeyBank	Yes
Note A-2	$37,000,000	$37,000,000	UBS 2017-C3	No
Total	$86,500,000	$86,500,000

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.38x 11.0%

The proceeds of the OKC Outlets Whole Loan, together with $46,785,586 of borrower equity, were used to acquire the OKC Outlets Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is OKC Outlets I, LLC (the “OKC Outlets Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor is Singerman Real Estate, a Chicago-based real estate investment firm led by Seth Singerman. Seth Singerman was formerly a Managing Director at GEM Realty Capital before founding Singerman Real Estate in 2010. Since formation, Singerman Real Estate has led and sourced over $2.0 billion of direct investments. The non-recourse carve-out guarantors, SRE Opportunity Fund II, L.P. and SRE Opportunity Fund II-A, L.P., report on a combined basis liquidity of $8.8 million, real estate assets of $159.7 million and total assets of $171.9 million. The funds have a combined net worth of $129.7 million. The fund is capitalized primarily by university endowment funds, foundations, state pension funds, family funds, and money management firms.

The Property. The OKC Outlets Property is a 393,793 SF regional outlet shopping center located in Oklahoma City, Oklahoma County, Oklahoma, approximately 6.5 miles west of the Oklahoma City central business district (“CBD”). Situated on a 42.2-acre site, the OKC Outlets Property consists of 10 buildings developed in three phases, with the primary phase developed in 2011 and subsequent phases developed between 2012 and 2013. The OKC Outlets Property has approximately 1,963 surface parking spaces (5.0 per 1,000 SF). As of June 1, 2017, the OKC Outlets Property is 93.3% occupied by 91 tenants and a BJ’s Restaurant outparcel, with no tenant representing more than 3.6% of the NRA. The OKC Outlets Property is leased to primarily national or regional tenants, the largest of which include Nike Factory Store (3.6% of NRA; 3.4% of underwritten rent), Forever 21 (3.1% of NRA; 4.0% of underwritten rent), Old Navy (2.8% of NRA; 2.3% of underwritten rent), Polo Ralph Lauren (2.6% of NRA; 0.0% of underwritten rent) and Columbia Sportswear (2.2% of NRA; 2.5% of underwritten rent). Since 2012, the OKC Outlets Property has had an average occupancy of 98.2%.

Major Tenants.

Nike Factory Store (14,013 SF, 3.6% of NRA, 3.4% of underwritten rent). Founded in 1967, NIKE, Inc. (“NIKE”) is the largest seller of athletic footwear and apparel in the world, specializing in the design, development and worldwide marketing and selling of athletic footwear, apparel, equipment, accessories and services. With the world headquarters located in Beaverton, Oregon, the company has 70,700 employees and operates 1,045 stores throughout the world, of which 784 are factory outlet stores. NIKE generated approximately $32.4 billion in annual revenue for fiscal year 2016. NIKE is traded on the New York Stock Exchange under the ticker symbol NKE. Nike Factory Store has been at the OKC Outlets Property since the center opened in 2011, occupies 14,013 SF under a lease expiring in January 2022 and currently pays $22.50 PSF in base rent. Nike Factory Outlet has two five-year renewal options remaining and no termination options.

Forever 21 (12,071 SF, 3.1% of NRA, 4.0% of underwritten rent). Headquartered in Los Angeles, CA, Forever 21 is an American fashion retailer of women’s and men’s clothing and accessories. With over 600 stores, Forever 21 is the fifth largest specialty retailer in the United States, primarily marketing to teens and young shoppers. The average Forever 21 store is 38,000 SF. Forever 21 has been at the OKC Outlets Property since 2014 and currently occupies 12,071 SF under a lease expiring in January 2025. Under its current lease, Forever 21 pays $30.33 PSF in base rent with 3.0% annual rent increases and no renewal options. Forever 21 has a termination option if gross sales are less than $2.5 million during the fourth lease year.

Old Navy (10,869 SF, 2.8% of NRA, 2.3% of underwritten rent). Founded in 1994, Old Navy is an American fashion retailer of men’s, women’s and children’s apparel and accessories with over 1,000 stores around the world. Old Navy is a division of Gap, Inc., which is a worldwide apparel retail company that offers its products under the Gap, Banana Republic, Old Navy, Athleta, and Intermix brands in approximately 3,700 stores. Gap, Inc. is currently traded on the New York Stock Exchange under the ticker symbol GPS. Old Navy has been at the OKC Outlets Property since November 2016, currently occupies 10,869 SF under a lease expiring in January 2022 and pays $19.00 PSF in base rent. Old Navy has two five-year renewal options remaining and no termination options.

Polo Ralph Lauren (10,191 SF, 2.6% of NRA, 0.0% of underwritten rent). Ralph Lauren Corporation (“Ralph Lauren”) is a global designer, marketer and distributor of premium lifestyle products in apparel, home, accessories and fragrances. Ralph Lauren offers its products internationally through its brand that includes Ralph Lauren, Ralph Lauren Collection, Ralph Lauren Purple Label, Double RL, Polo Ralph Lauren, Lauren Ralph Lauren, Polo Ralph Lauren Children, Denim & Supply Ralph Lauren, Chaps and Club Monaco among others. Ralph Lauren is currently traded on the New York Stock Exchange under the ticker symbol RL. Polo Ralph Lauren has been at the OKC Outlets Property since the center opened in 2011 and currently occupies 10,191 SF under a lease expiring in August 2021. Polo Ralph Lauren pays percentage rent equal to 3.0% of gross sales up to and including $500 PSF, plus 2.0% of gross sales in excess of $500 PSF up to and including $1,000 PSF, plus 1.0% of gross sales in excess of $1,000 PSF. Polo Ralph Lauren has four five-year renewal options remaining and an option to terminate its lease if gross sales are less than or equal to $500 PSF during any lease year after the fifth year.

Columbia Sportswear (8,532 SF, 2.2% of NRA, 2.5% of underwritten rent). Headquartered in Portland, OR, Columbia Sportswear (“Columbia”) is a global apparel, footwear, accessories and equipment company that designs, develops, markets and distributes active outdoor and lifestyle products under the brands Columbia, SOREL, Mountain Hardwear, prAna and Pacific Trail. Columbia went public in 1998 and is traded on the NASDAQ under the ticker symbol COLM. Columbia has been a tenant at the OKC Outlets Property since November 2012 and currently occupies 8,532 SF under a lease expiring in January 2023. Under its current lease, Columbia pays $26.35 PSF in base rent with 3.0% annual rent increases and no renewal options. Columbia has a termination option if gross sales are less than $325 PSF during the fifth lease year.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.38x 11.0%

The following table presents certain information relating to the leases at the OKC Outlets Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	2016 Sales PSF(4)	2016 Occ. Cost %(4)(5)	Lease Expiration
Major Tenants
Nike Factory Store	NR/A1/AA-	14,013	3.6%	$315,293	3.4%	$22.50	$942	2.4%	1/31/2022
Forever 21(6)	NR/NR/NR	12,071	3.1%	$366,064	4.0%	$30.33	$190	17.1%	1/31/2025
Old Navy	BB+/Baa2/BB+	10,869	2.8%	$206,511	2.3%	$19.00	NAV	NAV	1/31/2022
Polo Ralph Lauren(7)(8)	NR/A2/A	10,191	2.6%	$0	0.0%	$0.00	$517	3.0%	8/31/2021
Columbia Sportswear(9)	NR/NR/NR	8,532	2.2%	$224,825	2.5%	$26.35	$279	14.7%	1/31/2023
Under Armour(10)	NR/Baa2/BB+	8,387	2.1%	$251,610	2.7%	$30.00	$628	4.8%	6/30/2027
Gap Outlet	BB+/Baa2/BB+	8,303	2.1%	$105,033	1.1%	$12.65	$445	4.8%	8/31/2021
American Eagle Outfitters	NR/NR/NR	8,294	2.1%	$197,480	2.2%	$23.81	$435	7.6%	1/31/2018
Subtotal/Wtd. Avg.(8)		80,660	20.5%	$1,666,815	18.2%	$23.65

In-line Tenants (< 8,000 SF)(8)(11)		286,566	72.8%	$7,498,082	81.8%	$27.35
Total Occupied(8)		367,226	93.3%	$9,164,898	100.0%	$26.59
Vacant Space		26,567	6.7%	$0
Total/Wtd. Avg.		393,793	100.0%	$9,164,898

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Historical sales information is based on tenants that report sales.

(5)	Occupancy Cost % calculations are based on UW Annual Rent plus reimbursements, divided by sales from the respective year.

(6)	Forever 21 has the option to terminate its lease if gross sales are less than $2.5 million during the fourth lease year.

(7)	Polo Ralph Lauren has the option to terminate its lease if gross sales are less than or equal to $500 PSF during any lease year after the fifth year.

(8)	Polo Ralph Lauren and three other In-line Tenants pay percentage rent in lieu of base rent. Wtd. Avg. Annual UW Rent PSF excludes the SF for these tenants.

(9)	Columbia Sportswear has the option to terminate its lease if gross sales are less than $325 PSF during the fifth lease year.

(10)	Under Armour has the option to terminate its lease if gross sales are less than $5.435 million during the fifth lease year.

(11)	Total Tenant SF excludes BJ’s Restaurant, which is a ground lease tenant; however, its rent is included in the Annual UW Rent.

The following table presents historical sales information at the OKC Outlets Property:

Historical Sales Summary(1)
	2014		2015		2016
Tenant	Sales ($)	Sales PSF	Sales ($)	Sales PSF	Sales ($)	Sales PSF	Occ. Cost(2)
Nike Factory Store	$11,098,576	$792	$11,683,986	$834	$13,206,036	$942	2.4%
Forever 21	NAV	NAV	$2,348,966	$195	$2,288,504	$190	17.1%
Polo Ralph Lauren	$5,066,048	$497	$5,191,288	$509	$5,273,691	$517	3.0%
Columbia Sportswear	$2,059,710	$241	$2,163,935	$254	$2,382,109	$279	14.7%
Under Armour	$5,556,355	$662	$5,275,837	$629	$5,270,824	$628	4.8%
Gap Outlet	$4,403,413	$530	$3,925,103	$473	$3,690,970	$445	4.8%
American Eagle Outfitters	$3,039,585	$366	$3,243,919	$391	$3,611,312	$435	7.6%
Other In-line Tenants	$79,534,232	$375	$85,777,983	$367	$83,701,078	$358	13.6%

(1)	Comparable tenant sales are based on tenants that have been in occupancy at the OKC Outlets Property since 2014 with at least 12 months of sales data.

(2)	Occupancy Cost % calculations are based on UW Annual Rent plus reimbursements, divided by sales from the respective year.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.38x 11.0%

The following table presents certain information relating to the lease rollover schedule at the OKC Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	1	5,985	$22.50	1.5%	1.5%	$134,663	1.5%	1.5%
2018	8	29,066	$23.76	7.4%	8.9%	$540,138	5.9%	7.4%
2019	3	6,720	$22.00	1.7%	10.6%	$147,836	1.6%	9.0%
2020	1	1,888	$30.00	0.5%	11.1%	$56,640	0.6%	9.6%
2021	36	139,832	$25.05	35.5%	46.6%	$3,247,843	35.4%	45.0%
2022	18	86,794	$23.89	22.0%	68.6%	$1,929,450	21.1%	66.1%
2023	3	17,196	$25.34	4.4%	73.0%	$435,758	4.8%	70.8%
2024	4	9,656	$31.72	2.5%	75.5%	$306,274	3.3%	74.2%
2025	6	28,907	$34.21	7.3%	82.8%	$988,822	10.8%	85.0%
2026	5	20,425	$28.07	5.2%	88.0%	$573,417	6.3%	91.2%
2027	4	17,140	$27.56	4.4%	92.3%	$472,300	5.2%	96.4%
2028 & Beyond(4)	3	3,617	$26.75	0.9%	93.3%	$331,756	3.6%	100.0%
Vacant	0	26,567	$0.00	6.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	92	393,793	$26.59	100.0%		$9,164,898	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space as well as the spaces for the tenants paying percentage rent only: Polo Ralph Lauren, Coach, Toys “R” Us and ECCO Outlet.

(4)	SF Rolling and Annual UW Rent PSF Rolling exclude BJ’s Restaurant SF and rent, which is a ground lease tenant; however, its rent is included in the Total UW Rent Rolling.

The Market. The OKC Outlets Property is located in Oklahoma City, Oklahoma, approximately 6.5 miles west of the Oklahoma City CBD. According to the appraisal, Oklahoma City has a diverse economy driven largely by major industries such as energy, government, aviation and aerospace, healthcare, and professional and business services. The subject neighborhood is primarily dominated by retail uses, including a Walmart Supercenter anchored power center, followed by industrial development. The OKC Outlets Property is located within the northeast quadrant of Interstate 40 and South Council Road, with visibility and access off Interstate 40, which receives over 75,000 vehicles per day. Interstate 40 provides the subject with nearby access to Interstate 44, which is a primary northeast-southwest regional thoroughfare for the state of Oklahoma, and Interstate 35, which is a primary north-south regional thoroughfare that travels north to Wichita, Kansas and south to Dallas, Texas. The OKC Outlets Property is the only regional outlet center in the state of Oklahoma, with the next closest regional outlet center located over 200 miles away in suburban Dallas, Texas.

According to a third party market research report, the estimated 2016 population within a 10-, 25- and 50-mile radius of the OKC Outlets Property is 543,497, 1,206,992 and 1,481,306, respectively. Population is projected to increase within the radii over the next five years at above average annual rates of 1.7%, 1.7% and 1.6%, respectively. The estimated 2016 average household income within a 10-, 25- and 50-mile radius of the OKC Outlets Property is $64,651, $72,878 and $70,822, respectively.

According to a third party market research report, the OKC Outlets Property is part of the greater Oklahoma City retail market and within the Oklahoma County submarket. As of the second quarter of 2017, the Oklahoma City retail market contained 8,876 properties totaling 89.7 million SF, with an overall vacancy rate of 5.6% and average rental rates of $12.42 PSF. The Oklahoma City retail power center market is comprised of 15 properties totaling 6.3 million SF, with an overall vacancy rate of 2.8% and average rental rates of $14.01 PSF. The Oklahoma County submarket is comprised of 11 retail power center properties totaling 4.7 million SF, with a vacancy rate of 2.9% and average rental rates of $13.53 PSF.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.38x 11.0%

The following table presents leasing data at certain retail competitive properties with respect to the OKC Outlets Property:

Competitive Property Summary
Property Name/Address	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
OKC Outlets Property 7624 W. Reno Avenue Oklahoma City, OK	Outlet Center	2011/ 2012, 2013	393,793	93.3%(1)	Nike Factory Store, Forever 21, Old Navy, Polo Ralph Lauren	─
Penn Square Mall 1901 NW Expressway Oklahoma City, OK	Super Regional Mall	1960/1982, 1988, 1995, 2000, 2007, 2013	1,062,590	97.0%	Dillard’s, JCPenney, Macy’s, Dillard’s Men’s	10 miles
Quail Springs Mall 2501 W. Memorial Road Oklahoma City, OK	Super Regional Mall	1980/1998	1,114,927	88.0%	Dillard’s, JCPenney, Von Maur	12 miles
Sooner Mall 3301 W. Main Street Norman, OK	Super Regional Mall	1975/2000	487,774	99.0%	Dillard’s, JCPenney, Sears	20 miles
Spring Creek Village 1189-1489 E. 15th Street Edmond, OK	Lifestyle Center	1999/2018 (proposed)	74,074	87.0%	Ann Taylor LOFT, Chico’s, Jos. A Bank, Talbot’s	18 miles
Classen Curve & Nichols Hills Plaza 5825 NW Grand Boulevard Oklahoma City, OK	Lifestyle Center	2009/2017	282,000	98.0%	Whole Foods, Trader Joe’s, West Elm, Anthropologie	11 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of June 1, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the OKC Outlets Property:

		Cash Flow Analysis
	2013	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Base Rent(1)	$7,570,989	$8,075,941	$8,462,970	$9,410,498	$9,450,336	$9,829,535	$24.96
Percentage Rent(2)	$820,890	$812,305	$766,944	$821,910	$704,851	$805,512	$2.05
Total Recoveries	$2,947,275	$3,068,658	$3,189,933	$3,328,189	$3,270,259	$3,708,371	$9.42
Other Income	$1,047,601	$965,381	$1,263,558	$1,170,872	$1,182,904	$1,056,586	$2.68
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($990,794)	($2.52)
Effective Gross Income	$12,386,755	$12,922,285	$13,683,405	$14,731,469	$14,608,350	$14,409,210	$36.59
Total Operating Expenses	$3,757,319	$3,988,820	$4,382,185	$4,463,320	$4,343,243	$4,877,678	$12.39
Net Operating Income	$8,629,436	$8,933,465	$9,301,220	$10,268,149	$10,265,107	$9,531,531	$24.20
Capital Expenditures	$0	$0	$0	$0	$0	$100,573	$0.26
TI/LC	$0	$0	$0	$0	$0	$718,912	$1.83
Net Cash Flow	$8,629,436	$8,933,465	$9,301,220	$10,268,149	$10,265,107	$8,712,046	$22.12

Occupancy %(3)	100.0%	98.7%	100.0%	97.1%	93.3%	93.6%
NOI DSCR	2.35x	2.44x	2.54x	2.80x	2.80x	2.60x
NCF DSCR	2.35x	2.44x	2.54x	2.80x	2.80x	2.38x
NOI Debt Yield	10.0%	10.3%	10.8%	11.9%	11.9%	11.0%
NCF Debt Yield	10.0%	10.3%	10.8%	11.9%	11.9%	10.1%

(1)	UW Base Rent includes $664,637 of grossed up vacant space, rent steps through November 2017 totaling $23,598 and a mark-to-market adjustment based on the appraiser’s concluded market rent totaling $12,780.

(2)	The following tenants pay percentage rent in lieu of base rent: Polo Ralph Lauren, Coach, Toys “R” Us and ECCO Outlet.

(3)	Occupancy for 2013, 2014, 2015 and 2016 are as of January 1 of each respective year. 3/31/2017 TTM Occupancy % is as of the underwritten rent roll dated June 1, 2017. UW Occupancy % represents economic occupancy.

Escrows and Reserves. At origination, the OKC Outlets Borrower deposited (i) $511,766 into a real estate tax escrow, (ii) $14,559 into an insurance escrow, (iii) $2,250,000 into a capital improvements reserve, (iv) $527,386 into a reserve for outstanding tenant improvements, and (v) $148,810 into a rent reserve for tenants with executed leases but have not begun paying rent. On a monthly basis the OKC Outlets Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $102,353, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $14,559, (iii) $8,213 for replacement reserves, capped at $295,685, and (iv) $41,067 for TI/LC reserves.

Lockbox and Cash Management. The OKC Outlets Whole Loan is structured with a hard lockbox and springing cash management. The OKC Outlets Borrower is required to direct all tenants to deposit all rents and other revenue directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the OKC Outlets Borrower and property manager are required to deposit all revenues received into the lockbox account within two business day of receipt. Until the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account will be transferred to an account controlled by the OKC Outlets Borrower. Upon the occurrence and continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.38x 11.0%

be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget.

A “Cash Sweep Period” will commence upon:

(i)	the occurrence of an event of default and continue until such event of default is cured;

(ii)	the occurrence of any bankruptcy action of the OKC Outlets Borrower or a property manager that is an affiliate of the OKC Outlets Borrower (unless such bankruptcy action of the property manager that is an affiliate of the OKC Outlets Borrower is dismissed within 60 days or such property manager is replaced with a qualified manager under a replacement agreement within 60 days) and, in the case of any bankruptcy action of the property manager that is an affiliate of the OKC Outlets Borrower, continue until the manager is replaced with a qualified manager under a replacement agreement (in no event will a Cash Sweep Period due to a bankruptcy action of the OKC Outlets Borrower be cured); or

(iii)	the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x (amortizing) and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.20x (amortizing) for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The OKC Outlets Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and as long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or its equivalent is still in effect or similar coverage is available at commercially reasonable rates, business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.38x 11.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7624 West Reno Avenue Oklahoma City, OK 73127	Collateral Asset Summary – Loan No. 7 OKC Outlets	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$37,000,000 59.9% 2.38x 11.0%

Quail Springs Mall
John Kilpatrick Turnpike
Mercy Health Center
Oklahoma Heart Hospital
Quail Springs Marketplace
NW 122nd St.
Pat Murphy Park
Lake Hefner Pkwy
N. May Ave.
N. Pennsylvania Ave.
N. Western Ave.
AMTRAK
Lake Hefner
The Village
Broadway Extension
Walter M Harrison Park
NW Grand Blvd.
Nichols Hills
Wiley Post Airport
NW 63rd St.
N. Council Rd.
N. Rockwell
OKLAHOMA CITY
Dolese Youth Park
Deaconess Hospital
Integris Baptist Medical Center
Penn Square Mall
Stinchcomb Wildlife Refuge
NW 50th St.
John Kilpatrick Turnpike
SW Coll. of Christian Ministry
Southern Nazarene University
NW 39th Expwy.
NW 36th St.
OKLAHOMA COUNTY
N. Classen Blvd.
N. Western Ave.
N. Walker Ave.
N. Lincoln Blvd.
State Capitol
Lake Overholser
Bethany
Columbia Bethany Hospital
N. MacArthur Blvd.
N. Meridian Ave.
N. Portland Ave.
Oklahoma City University
NW 23rd St.
Oklahoma Heritage Museum
OU Medical Center
OKC Outlets
7624 West Reno Avenue
Oklahoma City, OK 73127
Royal Oaks
Purdue Place
Corbin Hills
NW 16th St.
NW 10th St.
St. Anthony Hospital
OKC National Memorial
Briarwood Estates
State Fair Park
CANADIAN COUNTY
Greenvale
Manwell Acres
Downtown
Devon Tower
Seagate Technology
Westgate Marketplace
W. Reno Ave.
Myriad Botanical Gardens/Cox Conv. Center
BJ's
Walmart
Chesapeake Arena
Westbury
DICK'S Sporting Goods
The Home Depot
Oak Grove
Boecking Acres
Dell OKC Campus
SW 15th St.
Chickasaw Bricktown Ballpark
Westbury South
SW 25th St.
AMTRAK
South Pointe Estates
SW 29th St.
SW 29th St.
S. County Line Rd.
S. Council Rd.
S. MacArthur Blvd.
S. Meridian Ave.
S. Portland Ave.
SW Grand Blvd.
Integris Southwest Medical Ctr.
SW 44th St.
SW 44th St.
S. Morgan Rd.
Newcastle Rd.
Will Rogers World Airport
S. May Ave.
S. Penn. Ave.
S. Western Ave.
S. Santa Fe Ave.
S. Shields Blvd.
Mustang
Piedmont
Edmond
Yukon
Bethany
Jones
Spencer
Choctaw
Midwest City
Del City
Mustang
Moore
Tuttle
Newcastle
Norman
Lake Thunderbird
Will Rogers World Airport

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	New York, NY 10025
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	[ ]%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	The Chetrit Group LLC; Stellar Management LLC			Year Built/Renovated:	1950, 1958, 1963/2014-2017
Mortgage Rate:	2.6200%			Size:	852 Units
Note Date:	7/19/2017			Cut-off Date Balance per Unit(1):	$140,845
First Payment Date:	9/6/2017			Maturity Date Balance per Unit(1):	$140,845
Maturity Date:	8/6/2022			Property Manager:	PWV Management LLC (borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (32); O (4)			UW NOI(5):	$14,418,996
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield(1):	12.0%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield at Maturity(1):	12.0%
Additional Debt Balance(3):	$90,000,000/$18,750,000/$186,250,000			UW NCF DSCR(1):	4.46x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(5):	$11,069,748 (5/31/2017 TTM)
Reserves(4)				2nd Most Recent NOI:	$10,278,364 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$8,731,557 (12/31/2015)
RE Tax:	$720,736	$360,368	N/A	Most Recent Occupancy:	96.0% (7/1/2017)
Insurance:	$292,923	$23,248	N/A	2nd Most Recent Occupancy:	90.7% (12/31/2016)
Replacements:	$0	$17,750	N/A	3rd Most Recent Occupancy:	84.7% (12/31/2015)
TI/LC:	$0	$0	N/A	Appraised Value (as of)(6):	$600,000,000 (5/10/2017)
Debt Service:	$700,000	$0	N/A	Cut-off Date LTV Ratio(1)(6):	20.0%
Renovation/Buyout:	$2,250,000	$0	N/A	Maturity Date LTV Ratio(1)(6):	20.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$138,750,000	42.7%	Loan Payoff:	$185,704,321	57.1%
Mezzanine Loan(1):	$186,250,000	57.3%	Reserves:	$3,963,659	1.2%
			Closing Costs:	$14,467,751	4.5%
			Return of Equity:	$120,864,268	37.2%
Total Sources:	$325,000,000	100.0%	Total Uses:	$325,000,000	100.0%

(1)	The Park West Village Mortgage Loan is part of the Park West Village Whole Loan, which is comprised of six pari passu promissory notes with an aggregate original principal balance of $120,000,000 and three subordinate promissory notes with an aggregate original principal balance of $18,750,000. The Park West Village Whole Loan is accompanied by the Park West Village Mezzanine Loans (as defined below) with an aggregate original principal balance of $186,250,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Park West Village Senior Loan (as defined below), without regard to the Park West Village Subordinate Companion Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan is $162,852, $162,852, 10.4%, 10.4%, 3.44x, 23.1% and 23.1%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Park West Village Whole Loan and the Park West Village Mezzanine Loans are $381,455, $381,455, 4.4%, 4.4%, 1.07x, 54.2% and 54.2%.

(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on September 6, 2017. Defeasance is permitted at any time after two years from the closing date of the securitization of the last Park West Village Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities. UW NOI is underwritten to the occupancy as of the July 1, 2017 rent roll of 96.0%, compared to occupancy of 92.7% as of May 31, 2017. See “Cash Flow Analysis” table below for further discussion of the Park West Village Property’s operating performance.

(6)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the “as-is” appraised value of the Park West Village Property of $600.0 million, as of May 10, 2017. The appraiser concluded an “as stabilized” appraised value, which assumes that the borrower sponsors’ investments related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, of $735.0 million as of January 1, 2020. Based on the “as stabilized” appraised value and the Park West Village Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 16.3% and 16.3%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 18.9% and 18.9%, respectively. Based on the “as stabilized” appraised value and the Park West Village Whole Loan and Park West Village Mezzanine Loans, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 44.2% and 44.2%, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

The Mortgage Loan. The eighth largest mortgage loan (the “Park West Village Mortgage Loan”) is part of a whole loan (the “Park West Village Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $120,000,000 (collectively, the “Park West Village Senior Loan”) and by three subordinate companion notes with an aggregate original principal balance of $18,750,000 (collectively, the “Park West Village Subordinate Companion Loan”). The Park West Village Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a three-building, 852-unit multifamily complex located at 784, 788 and 792 Columbus Avenue in New York, New York (the “Park West Village Property”). Note A-2, in the original principal balance of $30,000,000 will be included in the UBS 2017-C3 Trust. Notes A-1 and A-5, in the aggregate original principal balance of $50,000,000, are expected to be contributed to the UBS 2017-C2 Trust. Notes A-3, A-4 and A-6, in the aggregate original principal balance of $40,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Park West Village Subordinate Companion Loan is held by affiliates of Athene Annuity and Life Company and Athene Annuity Life & Assurance Company (collectively, “Athene”), but may be otherwise transferred at any time. The lender provides no assurances that any non-securitized notes will not be split further. The Park West Village Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Park West Village Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	UBS 2017-C2	No
Note A-2	$30,000,000	$30,000,000	UBS 2017-C3	No
Note A-3	$20,000,000	$20,000,000	UBS AG	No
Note A-4	$15,000,000	$15,000,000	UBS AG	No
Note A-5	$10,000,000	$10,000,000	UBS 2017-C2	No
Note A-6	$5,000,000	$5,000,000	UBS AG	No
Park West Village Subordinate Companion Loan	$18,750,000	$18,750,000	Athene	Yes
Total	$138,750,000	$138,750,000

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

The proceeds of the Park West Village Whole Loan, together with four mezzanine loans with an aggregate original principal balance of $186,250,000 (collectively, the “Park West Village Mezzanine Loans”), were used to refinance the Park West Village Property, fund upfront reserves, pay closing costs, and return equity to the borrower sponsors.

(1)	Cumulative Basis Per Unit is calculated based on 852 units.

(2)	Based on the “as-is” appraised value of $600.0 million ($704,225 per unit) as of May 10, 2017 per the appraisal.

(3)	Based on the UW NOI of $14,418,996.

(4)	Based on UW NCF of approximately $14,218,716 and the coupon of 2.6200% on the Park West Village Senior Loan, 5.0000% on the Park West Village Subordinate Companion Loan, 5.0000% on the Park West Village Mezzanine A Loan, 5.5000% on the Park West Village Mezzanine B Loan, 6.5500% on the Park West Village Mezzanine C Loan, and 2.9000% on the Park West Village Mezzanine D Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $600.0 million, less total debt of $325.0 million.

The Borrower and the Borrower Sponsors. The borrower is PWV Acquisition Owner LLC (the “Park West Village Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Park West Village Borrower is wholly-owned by PWV Mezz One LLC, which is wholly-owned by PWV Mezz Two LLC, which is wholly-owned by PWV Mezz Three LLC, which is wholly-owned by PWV Mezz Four LLC. PWV Mezz Four LLC is wholly-owned by PWV Acquisition LLC. PWV Acquisition LLC is owned by CG Park West LLC (65.0%) and Stellar PWV LLC (35.0%) and is controlled by PWV Management LLC as a non-member manager. Jacob Chetrit, Meyer Chetrit, and Joseph Chetrit each have a 25.64% controlling interest in CG Park West LLC, along with RER Park LLC having a 23.08% interest. Laurence Gluck has a 90.62% controlling interest in Stellar PWV LLC with Robert A. Rosania having the remaining 9.38% interest. The nonrecourse carve-out guarantors of the Park West Village Mortgage Loan are Jacob Chetrit and Laurence Gluck (individually and collectively, the “Park West Village Guarantors”). Jacob Chetrit has been involved in a prior deed in lieu of foreclosure and Laurence Gluck is currently subject to litigation, as described under “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus, respectively.

Jacob Chetrit is a principal of the Chetrit Group, a real estate development firm based in New York City with over 30 years of experience in real estate acquisition and development. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The borrower sponsors of the Park West Village Mortgage Loan are The Chetrit Group LLC and Stellar Management LLC (individually and collectively, the “Park West Village Borrower Sponsors”).

The Property. The Park West Village Property is a three-building multifamily complex located at 784, 788, and 792 Columbus Avenue within the Upper West Side of Manhattan totaling 645,790 net rentable SF, which is comprised of 852 residential units (641,094 SF, 99.3% of total NRA) and six commercial units that have been combined into three commercial/office suites (4,696 SF, 0.7% of total NRA). Situated on 1.59 acres, the 16-story buildings comprising the Park West Village Property were constructed in 1950, 1958, and 1963. The three commercial/office suites include the on-site management office, a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

cleaners and an architectural firm. The Park West Village Property’s residential unit mix includes 231 studios, 51 junior one-bedroom units, 424 one-bedroom units, 135 two-bedroom units, and 11 three-bedroom units, with an average unit size of 752 SF. There are 424 free market units (49.8% of residential units) totaling 303,768 SF, or 716 SF per unit, and 428 rent stabilized units (50.2% of residential units) totaling 337,326 SF, or 788 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated July 1, 2017, the rent stabilized units and free market units are 100.0% and 92.0% occupied, respectively. Of the 34 vacant free market units, 14 are currently under renovation.

Each building of the Park West Village Property features laundry facilities, which are managed by a third party laundry operator pursuant to a lease, a fitness center, a newly renovated lobby, and 24/7 doorman. Community amenities include an outdoor children’s playground, dog run, valet services, on-site surface parking (physical parking spots are not collateral, however, parking income is included as collateral for the Park West Village Mortgage Loan). All units feature hardwood flooring, nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. In total, 446 units have been or are in the process of being renovated. As part of the recent and ongoing in-unit renovation campaign, which was implemented in September 2014, existing free market rate units and recaptured rent regulated units have been upgraded, certain studio units are being offered with furnishings including pocket doors, murphy beds, and desks, and some units are being reconfigured and combined. 69 rent regulated units (approximately 26 per year) have been recaptured and converted into free market units at an average in-unit renovation cost of $60,000 per unit. The weighted average rental rate of free market units is $61.45 PSF, which represents a 226.0% premium over the weighted average rental rate of rent stabilized units of $18.85 PSF. 100 units have been renovated with luxury high-end finishes and rental rates for such units have increased by an average of 21.7%. Going forward, the Park West Village Borrower Sponsors intend on reconfiguring unit layouts into more efficient floorplans, modernizing dated units through renovation as they become available, and converting rent stabilized units to free market units. At closing, $2.25 million was reserved for a portion of renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan closing in the amount of $700,000 that will be available to be used solely for renovations and tenant buyouts if and when the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

Between 2014 and 2017, the Park West Village Borrower Sponsors have invested approximately $19.7 million towards capital improvements at the Park West Village Property, consisting of approximately $11.2 million spent on in-unit renovations including layout conversions, appliance upgrades, and rent stabilized tenant buyouts. The Park West Village Borrower Sponsors also invested approximately $8.5 million towards property-level improvements and community amenities, including newly renovated lobbies and hallways, newly constructed fitness centers in each building, a tenant storage area containing 60 storage units located in the basement of 792 Columbus Avenue, a package room in 784 Columbus Avenue, and an outdoor children’s playground.

The table below shows the apartment mix at the Park West Village Property:

Park West Village Property Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	231	27.1%	466	96.1%	119	100.0%	$1,050	112	92.0%	$2,470	$2,620
Junior 1 BR	51	6.0%	467	76.5%	0	NAP	NAP	51	76.5%	$3,080	$2,628
1 BR / 1 BA	424	49.8%	840	97.6%	242	100.0%	$1,267	182	94.5%	$3,950	$4,727
2 BR / 1 BA	22	2.6%	814	95.5%	0	NAP	NAP	22	95.5%	$4,520	$4,579
2 BR / 1.5 BA	85	10.0%	1,148	100.0%	67	100.0%	$1,468	18	100.0%	$4,964	$6,460
2 BR / 2 BA	28	3.3%	892	92.9%	0	NAP	NAP	28	92.9%	$4,894	$5,016
3 BR / 2 BA	9	1.1%	1,153	100.0%	0	NAP	NAP	9	100.0%	$6,501	$6,488
3 BR / 3 BA	2	0.2%	1,258	100.0%	0	NAP	NAP	2	100.0%	$7,448	$7,076
Total/Wtd. Avg.	852	100.0%	752	96.0%	428	100.0%	$1,238	424	92.0%	$3,689	$4,233

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

The Market. The Park West Village Property is located in the Upper West Side neighborhood of New York, New York. The Upper West Side neighborhood is well-served by public parks, supermarkets, and other residential amenities. The Park West Village Property is located approximately one block and four blocks away from Central Park and Riverside Park, respectively, and adjacent to Columbus Square, a 500,000-SF Class A luxury residential, retail, and parking development developed by the Park West Village Borrower Sponsors. Columbus Square is anchored by Whole Foods, T.J. Maxx, Michael’s, Petco, HomeGoods, Duane Reade, and Sephora, and includes various inline retailers such as Starbucks, Chipotle, BareBurger, Bank of America, Chase, and Modell’s. Private, parochial, and public schools are located throughout the Upper West Side neighborhood, adding to the area’s attraction to families. Additionally, Columbus Square has education facilities leased to the Mandell School and Solomon Schechter School of Manhattan.

The Upper West Side is known for its prewar architecture, diverse and award-winning restaurants, and numerous cultural and educational institutions. Notable landmarks in the area include the American Museum of Natural History, The Metropolitan Museum of Art, Hayden Planetarium, Lincoln Center for the Performing Arts, and Columbia University. There are seven subway lines as well as numerous buses that serve the Park West Village Property, providing service to and from the five boroughs of New York City. The 96 Street stations are located approximately two to four blocks of the Park West Village Property, providing a 14-minute ride to the Midtown area and a 31-minute ride to the Financial District. Additionally, the West Side Highway (0.7 miles west) provides access to the region’s highway system via the Lincoln, Holland and Brooklyn-Battery Tunnels to the south and the George Washington Bridge (4.7 miles) to the north.

According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius is 206,469, 1,232,978, and 2,633,184, respectively. The 2017 estimated average household income within a one-, three-, and five-mile radius is $137,122, $123,381, and $109,398, respectively.

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. The Park West Village Property is located in the Upper West Side apartment submarket, which exhibited effective rent of $4,879 per unit and a vacancy rate of 3.2%, as of the first quarter of 2017. There are 334 units scheduled to be delivered to the Upper West Side submarket over the next two years, according to a third party research report.

The appraiser identified 11 comparable rental properties to the Park West Village Property, totaling 2,897 units. The average quoted rental rates per SF of the competitive properties exceed the average in place rental rates per SF of free market units at the Park West Village Property by 6.6% for studio/junior one-bedroom units, 10.0% for one-bedroom units, 10.8% for two-bedroom units, and 1.7% for three-bedroom units.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

Comparable rental properties to the Park West Village Property are shown in the table below:

Park West Village Property Comparable Rentals Summary
Address City, State	Year Built/ Renovated	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)
Park West Village Property 784, 788, 792 Columbus Avenue New York, NY	1950, 1958, 1963 / 2014-2017	—	852(1)	Studio/Junior One-Bedroom One Bedroom Two Bedroom Three Bedroom	463 837 930 1,172	$2,646 $3,985 $4,788 $6,673
Columbus Square 808 Columbus Avenue New York, NY	2009/N/A	0.1 miles	710	Studio One Bedroom Two Bedroom Three Bedroom	460 658 961 1,366	$3,110 $4,028 $6,323 $10,119
The Westmont Apartments 730 Columbus Avenue New York, NY	1986/N/A	0.3 miles	163	Studio One Bedroom Two Bedroom Three Bedroom	610 650 1,130 1,403	$3,143 $3,483 $5,909 $7,490
350 Central Park West 350 Central Park West New York, NY	1929/N/A	0.5 miles	174	One Bedroom Two Bedroom	650 900	$3,911 $7,061
Whitehall 250 West 100th Street New York, NY	1923/N/A	0.7 miles	188	Studio One Bedroom	400 650	$2,225 $2,750
The Paris New York 752 West End Avenue New York, NY	1931/N/A	0.6 miles	176	Studio One Bedroom Two Bedroom Three Bedroom	467 865 1,191 2,118	$3,443 $4,111 $6,071 $11,345
The Lyric 255 West 94th Street New York, NY	1999/N/A	0.8 miles	285	Studio One Bedroom Two Bedroom Three Bedroom	510 686 1,015 1,326	$3,301 $4,162 $6,472 $9,370
James Marquis 101 W 90th St New York, NY	1986/N/A	1.0 mile	201	Studio One Bedroom Two Bedroom Three Bedroom	529 843 949 1,442	$2,695 $3,585 $4,498 $5,495
The Greystone 212 West 91st Street New York, NY	1923/N/A	0.7 miles	367	Studio One Bedroom Two Bedroom	375 650 1,000	$2,550 $3,661 $5,600
Columbus Townhouse 600 Columbus Ave New York, NY	1986/N/A	0.6 miles	166	Studio Two Bedroom	425 903	$2,552 $4,510
Hudson Park 323 W 96th St New York, NY	2001/N/A	0.7 miles	172	Studio One Bedroom	476 645	$2,607 $3,220
Avalon Morningside Park 1 Morningside Drive New York, NY	2009/N/A	0.8 miles	295	Studio One Bedroom Two Bedroom Three Bedroom	513 747 1,210 1,327	$3,208 $3,715 $5,901 $7,654

Source: Appraisal

(1)	Number of Units is based on the underwritten rent roll.

(2)	Avg. Unit Size and Avg. Monthly Rent Per Unit for the Park West Village Property is based on the underwritten rent roll and only includes the 424 free market units, exclusive of the 428 rent stabilized units.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Park West Village Property:

Cash Flow Analysis
	2014	2015	2016	5/31/2017 TTM	UW	Appraisal Stabilized Year 4(1)	Stabilized UW Year 4(2)	UW Per Unit
Gross Potential Rent(3)(4)	$17,671,953	$17,267,064	$19,127,296	$20,481,780	$24,915,292	$32,361,877	$33,335,107	$29,243
Total Other Income(5)	$502,396	$750,352	$638,432	$662,783	$715,269	$708,545	$565,730	$840
Less Vacancy & Concessions(6)	($93,764)	($192,325)	($1,002,483)	($1,148,951)	($1,704,891)	($673,375)	($1,672,877)	($2,001)
Effective Gross Income	$18,080,584	$17,825,091	$18,763,245	$19,995,613	$23,925,670	$32,397,047	$32,227,961	$28,082
Total Operating Expenses(7)	$9,373,075	$9,093,534	$8,484,881	$8,925,864	$9,506,674	$11,550,737	$11,138,033	$11,158
Net Operating Income	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,418,996	$20,846,310	$21,089,928	$16,924
Capital Expenditures	$0	$0	$0	$0	$200,280	$222,687	$213,000	$235
Net Cash Flow	$8,707,509	$8,731,557	$10,278,364	$11,069,748	$14,218,716	$20,623,623	$20,876,928	$16,689

Occupancy %	94.1%	84.7%(8)	90.7%	92.7%	96.0%(4)	97.9%	95.0%
NOI DSCR(9)	2.73x	2.74x	3.22x	3.47x	4.52x	6.54x	6.62x
NCF DSCR(9)	2.73x	2.74x	3.22x	3.47x	4.46x	6.47x	6.55x
NOI Debt Yield(9)	7.3%	7.3%	8.6%	9.2%	12.0%	17.4%	17.6%
NCF Debt Yield(9)	7.3%	7.3%	8.6%	9.2%	11.8%	17.2%	17.4%

(1)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for June 1, 2020 to June 1, 2021 under the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, stabilized occupancy of 97.0%, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually.

(2)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 0% for Year 1 and 2 and 3% for Year 3 and 4 for rent stabilized units, and 0% for Year 1 and 7.5% in Year 2 to 4 for free market units, rent-regulated units are converted at a rate of 25 per year to free market status, stabilized occupancy rate of 95.0%, free market units are leased from vacancy at a rate of 3 units per month, real estate tax expenses growing at 7.0% annually, and operating expenses growing at 3.5% annually.

(3)	Gross Potential Rent has been increasing due to higher asking rents for 69 rent regulated units that have been converted and renovated into free market units since September 2014 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with luxury finishes.

(4)	UW Gross Potential Rent is underwritten to the July 1, 2017 rent roll, which reflects physical occupancy of 96.0% and includes gross up of vacant space based on the appraiser’s concluded market rents of $1,399,967.

(5)	Total Other Income includes contractual rent paid by the laundry operator ($129,000), contractual rent paid by two commercial tenants which occupy ground floor space at the 792 Columbus Avenue building ($104,786), and other non-rental income such as parking income, security deposit forfeitures, and termination fees.

(6)	Vacancy & Concessions increased in 2016 over the historical periods due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(7)	Total Operating Expenses have been declining primarily due to decreased utility and repairs and maintenance expenses as a result of equipment and appliance upgrades to the buildings and apartment units installed in 2014 and 2015.

(8)	Occupancy % in 2015 declined over 2014 due to the implementation of a capital improvement plan in September 2014 totaling $19.7 million, which included the conversion and renovation of rent regulated units into free market units and property-wide renovations.

(9)	DSCR and Debt Yield calculations are based on the Park West Village Senior Loan.

Escrows and Reserves. The Park West Village Borrower deposited $720,736 upfront in escrow for annual real estate taxes, $292,923 upfront in escrow for annual insurance premiums, $700,000 upfront for debt service, and $2.25 million upfront for unit renovations and tenant buyouts. The Park West Village Borrower will be required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums and $17,750 for replacement reserves.

Provided no event of default has occurred or is continuing, the Park West Village Borrower may, upon written request to lender at least three business days prior to the monthly payment date, request for funds held in the debt service reserve to be applied to the monthly debt service payment, provided that the Park West Village Borrower delivers evidence of a shortfall between net operating income and the monthly debt service payment for the month of disbursement. In the event the balance of the debt service reserve falls below $200,000, the Park West Village Borrower is required to deposit with lender an additional amount necessary to achieve a balance of at least $700,000. In the event the Park West Village Property achieves a debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period of 1.10x, all funds remaining on deposit in the debt service reserve will be transferred to the renovation and tenant buyout reserve. In the event the balance of the renovation and tenant buyout reserve falls below $700,000, the Park West Village Borrower is required to deposit with lender an additional amount necessary to achieve a balance of at least $700,000, provided, however, the Park West Village Borrower will not be required to maintain the balance of the renovation and tenant buyout reserve if and when the Park West Village Borrower has successfully converted 50 rent stabilized units to free market rate status following the origination of the Park West Village Mortgage Loan.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Park West Village Whole Loan. The Park West Village Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) for the Park West Village Whole Loan, all funds in the lockbox account will be disbursed to the Park West Village Borrower.

During the continuance of a Cash Management Trigger Event for the Park West Village Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Park West Village Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Park West Village Borrower in connection with the operation and maintenance of the Park West Village Property, to pay debt service on the Park West Village Mezzanine Loans, and during the continuance of a Cash Sweep Trigger Event (as defined below), to disburse the remainder to an account to be held by the lender as additional security for the Park West Village Whole Loan (the “Excess Cash Flow Account”). During the continuance of an event of default under the Park West Village Mezzanine Loans,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided no event of default under the Park West Village Mezzanine Loans and Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Park West Village Borrower in accordance with the loan documents.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) an event of default under the mezzanine loans, (iii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, (iv) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the mezzanine loans) based on the trailing twelve-month period falling below 1.05x, or (v) any indictment for fraud or misappropriation of funds by the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, in regard to clause (iv) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Lans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters, or in regard to clause (v) above, the dismissal of the related indictment for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or replacement of the property manager with a qualified manager pursuant to the loan documents. There will be no cure for a Cash Management Trigger Event caused by clause (iv) above prior to the date that is six months after the second anniversary of the first payment date.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the Park West Village Whole Loan, (ii) any bankruptcy action involving the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or (iii) as of any date after the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Park West Village Borrower, the Park West Village Borrower Sponsors, or the Park West Village Guarantors, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the monetary obligations of the Park West Village Borrower, the Park West Village Borrower Sponsors, the Park West Village Guarantors, or the property manager, or in regard to clause (iii) above, the date the debt service coverage ratio (in the aggregate taking into account both the Park West Village Whole Loan and the Park West Village Mezzanine Loans) based on the trailing twelve-month period is greater than 1.05x for two consecutive calendar quarters. There will be no cure for a Cash Sweep Trigger Event caused by clause (iii) above prior to the date that is six months after the second anniversary of the first payment date.

Additional Secured Indebtedness (not including trade debts). In addition to the Park West Village Mortgage Loan, the Park West Village Property also secures the other notes that comprise the Park West Village Senior Loan, which have an aggregate Cut-off Date principal balance of $90,000,000, and the Park West Village Subordinate Companion Loan, which have a Cut-off Date principal balance of $18,750,000. The Park West Village Subordinate Companion Loan is coterminous with the Park West Village Mortgage Loan and accrues interest at 5.0000% per annum. The Park West Village Mortgage Loan along with the other notes that comprise the Park West Village Senior Loan are each pari passu in right of payment and the Park West Village Senior Loan is senior in right of payment to the Park West Village Subordinate Companion Loan. The holders of the Park West Village Mortgage Loan, the other notes that comprise the Park West Village Senior Loan and the Park West Village Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Park West Village Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The Park West Village Mezzanine Loans refer to four mezzanine loans, with an aggregate original principal amount of $186,250,000, which funded concurrently with the funding of the Park West Village Mortgage Loan. The Mezzanine A loan has an original principal amount of $76,250,000, accrues interest at a rate of 5.0000% per annum and is senior to the Mezzanine B loan, Mezzanine C loan, and Mezzanine D loan. The Mezzanine B loan has an original principal amount of $35,000,000 and accrues interest at a rate of 5.5000% per annum and is senior to the Mezzanine C loan and Mezzanine D loan. The Mezzanine C loan has an original principal amount of $30,000,000 and accrues interest at a rate of 6.5500% per annum and is senior to the Mezzanine D loan. The Mezzanine D loan has an original principal amount of $45,000,000 and accrues interest at a rate of 2.9000% per annum. The Park West Village Mezzanine Loans are co-terminus with the Park West Village Mortgage Loan and are interest-only for their full terms. The Park West Village Mezzanine Loans are currently held by UBS AG, Athene, and an unaffiliated third party investor, and are expected to be purchased by one or more third party investors. The Park West Village Mezzanine Loans and the Park West Village Whole Loan are subject to an intercreditor agreement between the Park West Village Mezzanine Loans lenders and the Park West Village Mortgage Loan lender. The Park West Village Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

The following table presents certain information relating to the Park West Village Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$76,250,000	5.0000%	60	0	60	1.78x	6.7%	35.8%
$35,000,000	5.5000%	60	0	60	1.43x	5.8%	41.7%
$30,000,000	6.5500%	60	0	60	1.19x	5.1%	46.7%
$45,000,000	2.9000%	60	0	60	1.07x	4.4%	54.2%

Release of Property. Not permitted.

Terrorism Insurance. The Park West Village Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

784, 788 & 792 Columbus Avenue New York, NY 10025	Collateral Asset Summary – Loan No. 8 Park West Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 20.0% 4.46x 12.0%

Park West Village
784, 788 & 792 Columbus Avenue
New York, NY 10025
Hudson River
H. Hudson Parkway
9A
RIVERSIDE PARK
Riverside Dr.
West End Ave.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
CENTRAL PARK
Morningside Park
Columbia University
Columbia Law School
Barnard College
Vine Sushi
116TH ST/ BROADWAY
Lerner Hall
Butler Library
Mt. Sinai St. Luke's Hospital
W. 114th St.
Aerosoles
The Earth Inst.
W. 113th St.
Samuel J. Tilden Monument
La Monde
W. 112th St.
The Cathedral of St. John the Devine
Bank Street College of Education
W. 111th St.
Peace Fountain by Gregg Wyatt
W. 110th St.
110TH ST/ BROADWAY
The Hamilton
W. 109th St.
Riverside Skate Park
The Manchester Diner
W. 108th St.
Freda's
A Cafe New York
Spice
Contemporary African Art
Bank Street Bookstore
Thai Market
W. 107th St.
Neal's Place
Morningside Inn
Innovation Bike Shop
Game Stop
The Ellington
W. 106th St.
West End Hall
NY Brat Factory
Saiguette
Jazz on The Park Hostel
W. 105th St.
Szechuan Garden
Tum & Yum
455 Central Park West
W. 104th St.
103RD ST.
W. 103rd St.
Aangan
Arco Cafe
W. 102nd St.
Broadway Hotel & Hostel
Frederick Douglass Playground
W. 101st St.
Fox Gallery
Gail Martin Gallery
Fireman's Memorial
W. 100th St.
NY Public Library
W. 100th St.
Urban Outfitters
W. 99th St.
petco
TJ-maxx
HomeGoods
Petqua
MODELL'S
W. 98th St.
16 Handles
Bubble Apparel
Westside Market
Ealy Mays Artworks
W. 97th St.
W. 97th St.
Dinosaur Playground
Walgreens
CVS pharmacy
W. 96th St.
W. 96th St.
Alan Kotz Gallery
96TH ST.
The Hotel Newton
Buceo 95
W. 95th St.
Pio Pio
Little Shop of Crafts
W. 94th St.
Symphony Space
Days Inn
Vino Levantino
W. 94th St.
W. 93rd St.
CVS
Shishi
W. 92nd St.
Ran Art Gallery
W. 91st St.
Carmine's
Soldiers' and Sailors' Monument
W. 90th St.
Artistic New Directions
W. 90th St.
Susan Eley Fine Art
Anthi's Greek Food
W. 89th St.
The Lusher Gallery
W. 88th St.
W. 88th St.
W. 87th Street Dog Run
Great Small Works Inc.
Barney Greengrass
W. 87th St.
86TH ST/ BROADWAY
W. 86th St.
W. 86th St.
86TH ST
Bard Graduate Center Library
Bard Graduate Center Gallery
W. 85th St.
The Great Hill
Huddlestone Arch
The Pool
The Loch
North Meadow
97th St. Transverse
Jacqueline Kennedy Onassis Reservoir
85th St. Transverse
Fort Lee
BRONX
Cliffside Park
Washington Heights
Harlem
East Harlem
Edgewater
NEW JERSEY
North Bergen
Hudson River
MANHATTAN
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
Woodside
Weehawken
West Side
East Side
Long Island City
Midtown
Greenpoint
Union City
BROOKLYN
Hoboken
Chelsea
Williamsburg
East River

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$28,500,000			Location:	Chicago, IL 60603
Cut-off Date Balance(1):	$28,500,000			General Property Type:	Hospitality
% of Initial Pool Balance:	[ ]%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Lothar Estein			Year Built/Renovated:	1914/2010
Mortgage Rate:	4.0441%			Size:	610 rooms
Note Date:	7/21/2017			Cut-off Date Balance per Room(1):	$130,000
First Payment Date:	9/5/2017			Maturity Date Balance per Room(1):	$130,000
Maturity Date:	8/5/2022			Property Manager:	Marriott Hotel Services, Inc.
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$21,226,120
Prepayment Provisions:	LO (24); DEF (32); O (4)			UW NOI Debt Yield(1):	26.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	26.8%
Additional Debt Type(1)(2):	Pari Passu/Subordinate Debt/Mezzanine			UW NCF DSCR(1):	5.64x
Additional Debt Balance(1)(2):	$50,800,000/$124,200,000/$66,500,000			Most Recent NOI:	$21,321,433 (4/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$21,191,265 (12/31/2016)
Reserves(3)				3rd Most Recent NOI:	$20,511,003 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	76.1% (4/30/2017)
RE Tax:	$223,974	$223,974	N/A	2nd Most Recent Occupancy:	75.2% (12/31/2016)
Insurance:	$198,332	$24,791	N/A	3rd Most Recent Occupancy:	76.3% (12/31/2015)
Replacements:	$0	Springing	N/A	Appraised Value (as of):	$370,400,000 (5/2/2017)
Deferred Maintenance:	$13,554	$0	N/A	Cut-off Date LTV Ratio(1):	21.4%
Seasonal:	$2,000,000	$500,000	N/A	Maturity Date LTV Ratio(1):	21.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$203,500,000	72.9%	Loan Payoff:	$266,411,442	95.5%
Mezzanine Loan:	$66,500,000	23.8%	Reserves:	$2,435,860	0.9%
Borrower Equity:	$9,000,000	3.2%	Closing Costs:	$10,152,699	3.6%
Total Sources:	$279,000,000	100.0%	Total Uses:	$279,000,000	100.0%

(1)	The JW Marriott Chicago Mortgage Loan is part of the JW Marriott Chicago Whole Loan, which is comprised of three pari passu senior promissory notes with an aggregate principal balance of $79,300,000 and three subordinate promissory notes with a principal balance of $124,200,000. The Cut-off Date Balance per room, Maturity Date Balance per room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the JW Marriott Chicago Senior Loan, without regard to the JW Marriott Chicago Subordinate Companion Loans. The Cut-off Date Balance per room, Maturity Date Balance per room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $203,500,000 JW Marriott Chicago Whole Loan are $333,607, $333,607, 10.4%, 10.4%, 1.92x, 54.9% and 54.9%, respectively.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth mortgage loan (the “JW Marriott Chicago Mortgage Loan”) is part of a whole loan (the “JW Marriott Chicago Whole Loan”) in the total original principal amount of $203,500,000. The JW Marriott Chicago Mortgage Loan is secured by a first priority fee mortgage encumbering a full service hospitality property known as the JW Marriott Chicago (the “JW Marriott Chicago Property”). The JW Marriott Chicago Whole Loan is comprised of (i) a senior loan, comprised of three senior pari passu notes, with an aggregate outstanding principal balance of $79,300,000 (collectively, the “JW Marriott Chicago Senior Loan”) and (ii) a subordinate companion loan, comprised of three subordinate notes, with an outstanding principal balance of $124,200,000 (the “JW Marriott Chicago Subordinate Companion Loan”), each as described below. Promissory Note A-2, with a principal balance of $28,500,000, represents the JW Marriott Chicago Mortgage Loan and will be included in the UBS 2017-C3 Trust. The remaining senior pari passu promissory Note A-1 and promissory Note A-3, with an aggregate principal balance of $50,800,000, collectively represent the serviced companion loan (the “JW Marriott Chicago Pari Passu Companion Loans”). The JW Marriott Chicago Pari Passu Companion Loans are currently held by Natixis, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The JW Marriott Chicago Subordinate Companion Loans have been or will be sold to third party investors, but may be otherwise transferred at any time. The JW Marriott Chicago Whole Loan will be initially serviced pursuant to the pooling and servicing agreement for the UBS 2017-C3 Trust until the securitization of the related pari passu promissory Note A-1. See “Description of the Mortgage Pool—The Whole Loans— The Servicing Shift AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

JW Marriott Chicago Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-2	$28,500,000	$28,500,000	UBS 2017-C3	No
Note A-3	$10,800,000	$10,800,000	Natixis	No
Note A-1	$40,000,000	$40,000,000	Natixis	Yes
Note B-1-A	$37,000,000	$37,000,000	Third Party Investors	No
Note B-1-B	$30,000,000	$30,000,000	Third Party Investors	No
Note B-2	$57,200,000	$57,200,000	Third Party Investors	No
Total	$203,500,000	$203,500,000

(1)	Cumulative basis per room is calculated based on 610 rooms.

(2)	Based on an as-is appraised value of $370.4 million ($607,213 PSF) as of May 2, 2017 per the appraisal.

(3)	Based on the UW NOI of approximately $21.2 million.

(4)	Based on the UW NCF of approximately $18.4 million and the coupon of 4.0441% on the aggregation of A-1 Note, A-2 Note, and A-3 Note, the coupon of 4.3000% on the B-1-A Note and B-1-B Note, the coupon of 5.82000% on the B-2 Note, and the coupon of 7.50000% on the Mezzanine Loan.
(5)	Implied Equity is based on the estimated as-is appraised value of $370.4 million, less total debt of $270.0 million

The proceeds of the JW Marriott Chicago Whole Loan were used to refinance a previous loan of approximately $266.4 million, fund upfront reserves and pay closing costs. The most recent prior financing of the JW Marriott Chicago Property was included in the GSMC 2014-GSFL transaction.

The Borrower and the Borrower Sponsor. The borrower is UST Prime III Hotel Owner, L.P. (the “JW Marriott Chicago Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy remote with two independent directors. The borrower sponsor for JW Marriott Chicago Loans is Lothar Estein, the founder and CEO of Estein USA, an investor in US commercial assets and has been involved in commercial real estate investment since 1974 and in US commercial real estate since 1978. Mr. Estein is responsible for the investment of more than $5 billion of equity in real estate investments. The nonrecourse carve-out guarantor is Estein Holdings, Ltd, which is 99% owned by Mr. Estein. Based on its June 2017 balance sheet, Estein Holdings, Ltd reported total assets of approximately $23.4 million, total equity of approximately $23.4 million, and liquidity of approximately $4.0 million.

The Property. The JW Marriott Chicago Property is a luxury hotel located in the historic Daniel Burnham-designed office building at 151 West Adams Street in Chicago, Illinois, occupying a full city block in the Central Loop of the Chicago central business district (CBD). The collateral consists of the hotel that occupies the lobby level through the 12th floor, as well as two lower levels, including 41,797 SF of meeting space spread throughout the lower level, 3rd, and 4th floors. The JW Marriott Chicago Property contains 18,317 SF of ground floor retail space and office space on floors 13 through 22, both of which are not part of the collateral. The hotel’s entrance, lobby, and elevator service are separate from the office portion of the building. The JW Marriott Chicago Property is vertically subdivided and subject to a reciprocal easement agreement.

The JW Marriott Chicago Property at 151 West Adams Street originally served as a 21-story, 1,074,385 SF office building with ground level retail. In 2005, the Prime Group (“Prime”) purchased the building for approximately $148.3 million, with $100.2 million allocated to the future JW Marriott Chicago space and $48.1 million allocated to the Office / Retail Space. In 2008, the borrower sponsor entered into a joint venture with Prime, formed the borrower entity, and began converting/renovating the lobby level through the 12th floor, as well as two lower levels. Upon completion of renovations, the property reopened

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

as a JW Marriott Hotel. In 2014, the joint venture sold its interest in the Office / Retail portion of the JW Marriott Chicago Property and the borrower sponsor assumed 99% ownership interest in the borrower.

The JW Marriott Chicago Property is the only luxury, five-star hotel in the Chicago Loop. The building, built in 1914, has been designated as a historic landmark by the city, state, and federal landmark commissions, and has been added to the National Register of Historic Places. From March 2008 through March 2010, the JW Marriott Chicago Property underwent a redevelopment and renovation for a total cost of $312.1 million ($511,619 per room) bringing the JW Marriott Chicago Borrower’s total cost basis to $412.6 million ($676,384 per room). Additionally, management is budgeting nearly $21.9 million ($35,902 per room) for renovations and upgrades expected to take place over the next five years, the majority of which will include guest rooms renovations in 2020.

The JW Marriott Chicago Property’s guestroom mix consists of 292 king rooms, 289 queen rooms, 26 suites and 3 3/4/5 Bay Suites. Guestrooms range in size from 420 to 2,200 SF and feature flat screen televisions with premium channel selection, a desk with chair, premium bedding, lamps and lounge chairs, and luxury appointments. Guestrooms also offer complementary wireless high-speed Internet access for Marriott Rewards members. Off-site parking is provided via a third-party valet service.

The JW Marriott Chicago Property’s lobby is a two-story, classical entrance lobby that faces Adams Street. The lobby is clad in marble with glass chandeliers and features a Marriott branded casual dining restaurant and bar called the Lobby Lounge, as well as a gift shop. The 2nd floor features the Grand Ballroom and The Florentine Restaurant, a fine dining Italian restaurant, operated by ESquared Hospitality. The 4th floor features the Burnham Ballroom. There are also meeting spaces spread throughout the lower level, 3rd, and 4th floors for a total of 41,797 SF of meeting space. Other amenities include Virtual Meeting by Marriott system featuring Cisco TelePresence, a business center, an indoor swimming pool, and the SPA at JW Chicago, a 20,000 SF full-service spa and fitness center open 24 hours. The JW Marriott Chicago Property is equipped with six passenger elevators that service the hotel floors and two passenger elevators that service the floors with meeting space.

According to the appraisal, the JW Marriott Chicago Property generates approximately 60% of its room revenue from transient demand which includes both commercial and leisure and 40% from meeting and group demand. The key corporate/transient demand driver is the property’s close proximity to major national and international corporations located in the Loop such as such as United Airlines, IBM, Deloitte, MillerCoors, and Exelon. The JW Marriott Chicago Property is also blocks away from the Willis Tower, the Federal Reserve Bank of Chicago, the Chicago Board of Trade Building, and the headquarters of multiple banks.

Since its opening, the JW Marriott Chicago Property’s performance has improved year over year, evidenced by increased ADR, RevPAR, and net cash flow. The Property continues to outperform its competitive set with a 2016 RevPAR penetration of 117.0%. The JW Marriott Chicago Property achieved 2016 occupancy, ADR, and RevPAR of 74.8%, $273.08, and $204.18, respectively. As of May 2017, the JW Marriott Chicago Property is performing ahead of budget and management.

More specific information about JW Marriott Chicago Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			JW Marriott Chicago Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	71.3%	$210.06	$149.87	60.9%	$226.90	$138.13	85.3%	108.0%	92.2%
2012	73.6%	$216.59	$159.48	68.3%	$240.32	$164.17	92.8%	111.0%	102.9%
2013	74.0%	$221.12	$163.69	71.5%	$252.30	$180.31	96.5%	114.1%	110.2%
2014	74.8%	$233.54	$174.67	72.9%	$258.14	$188.13	97.4%	110.5%	107.7%
2015	72.3%	$242.96	$175.62	75.7%	$267.95	$202.85	104.7%	110.3%	115.5%
2016	72.1%	$241.94	$174.44	74.8%	$273.08	$204.18	103.7%	112.9%	117.0%
5/31/2017 TTM	72.7%	$240.28	$174.64	76.1%	$272.34	$207.20	104.7%	113.3%	118.6%

Source: Industry Report

(1)	The competitive set includes JW Marriott Chicago Property, Swissotel Chicago, InterContinental Chicago Magnificent Mile, Fairmont Chicago Millennium Park, Westin Chicago River North, Renaissance Chicago Downtown Hotel, Trump Hotel Collection Chicago, Loews Chicago Hotel

The Market. The JW Marriott Chicago Property is located in the Central Loop of the Chicago central business district (“CBD”). Per a third party research report, the “Loop” is the city’s official downtown area, and is recognized as the second largest downtown business district in the United States, with approximately 36 million SF of office space. The Loop is encircled by elevated (‘L’) train tracks giving the area its name and provides public transport access from the Loop from the surrounding neighborhoods. The Loop is famous for its architecture, with signature skyscrapers and historic buildings such as the Willis Tower (formerly Sears Tower), located two blocks west of the JW Marriott Chicago Property. Bordering the JW Marriott Chicago Property to the east is LaSalle Street which is widely considered the financial center of the Midwestern United States, with the Federal Reserve Bank of Chicago and the Chicago Stock Exchange located on this street. Some of the largest publicly traded companies headquartered in the Loop include AT&T International, United Continental Holdings Inc., Archer Daniels Midland Co., Exelon, and Kraft Heinz Co.

The Chicago CBD has experienced a recent trend of companies moving into the area. Since 2008, 82 companies have established offices in Chicago, representing approximately 6.8 million SF of new office space. The companies are moving-in from Chicago suburbs, as well as other cities and regions. Most recently, McDonalds announced in 2Q 2016 that it would be moving from its suburban Oak Brook corporate campus to a new downtown office on the site of Oprah Winfrey’s former Harpo Studios in the West Loop submarket of the CBD, totaling almost 500,000 SF of office space in 2018. Other high-profile companies that have moved or announced plans to move to the Chicago CBD since 2012 include Hillshire Brands, GoGo Incorporated, Kraft Heinz, and Caterpillar. Chicago is well known as a major center of global agricultural commodity trading, which is handled by the Chicago Board of Trade and the Chicago Mercantile Exchange (CME).

Per a third party research report, the Chicago metropolitan statistical area (“MSA”) is the third largest MSA in the United States in terms of population, with a 2017 estimated population of 9,933,248. Chicago is a major Great Lakes port and is considered the commercial, financial, industrial, and cultural center

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

of the Midwest. Per a third party research report by Colliers, the Chicago MSA benefits from an expanded economy based on finance, insurance, printing and publishing, manufacturing and food processing. The MSA is also a major warehouse and distribution hub, supported by its comprehensive network of highway, water, rail, and air routes. Chicago is ranked amongst the world’s top 10 most competitive cities for business by The Economist Intelligence Unit and is home to 11 Fortune 500 companies, with an additional 22 Fortune 500 companies headquartered in the Chicago MSA, including Abbott Laboratories, Allstate Corporation, Boeing, Kraft Food Incorporated, McDonald’s Corporation, United Continental Holdings, and Walgreen Company.

Per a January 2017 Choose Chicago CVB news release, the city hosted over 54 million visitors in 2016, representing a 1.5 million increase in visitors over the previous year. Over 40.65 million people that visited were leisure travelers, representing a 3.4% increase. The JW Marriott Chicago Property benefits from being proximate to many of Chicago’s attractions including 319-acre Grant Park (0.5 miles), which is home to Chicago’s iconic landmarks and attractions including the Museum Campus, the site of world-class museums, and Soldier Field (1.8 miles), home of the Chicago Bears. The Art Institute of Chicago (0.5 miles), located in the Museum Campus, is one of the oldest and largest museums in the United States and attracts 1.5 million guests per year. Other nearby attractions including Millennium Park (0.9 miles), Navy Pier (2.1 miles), and Lake Michigan (1.0 mile).

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the JW Marriott Chicago Property is 66,781, 342,953 and 792,973, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the JW Marriott Chicago Property is $135,530, $115,694 and $100,518, respectively.

According to an industry report as of March 2017, the JW Marriott Chicago Property is located in the Chicago hospitality market, which consists of 757 hotel properties with a total of 114,155 rooms. The Chicago hospitality market had a weighted average occupancy, ADR, and RevPAR of 69.0%, $144.71, and $99.81, respectively over the trailing 12-month period. The luxury class within the Chicago, IL market contained 22 hotels with a lodging inventory of 7,795 rooms. Over the 12-month period ending March 2017, the luxury class market achieved an aggregate occupancy of 72.0% with an ADR of $267.34, reflecting a RevPAR of $192.46. The JW Marriott Chicago Property had an occupancy, ADR and RevPAR of 75.6%, $272.91 and $206.41, respectively over the trailing 12-month period.

Primary competitive properties to the JW Marriott Chicago Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Transient Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
JW Marriott Chicago Property	610	60%	40%	75.2%	$273.08	$204.18
Swissotel Chicago	661	70%	30%	70.0%	$235.00	$164.50
Intercontinental Chicago Magnificent mile	792	55%	45%	68.0%	$222.00	$150.96
Fairmont Chicago Millennium Park	687	55%	45%	70.0%	$242.00	$169.40
Westin Chicago River North	429	75%	25%	80.0%	$260.00	$208.00
Renaissance Chicago Downtown Hotel	560	55%	45%	74.0%	$225.00	$166.50
Trump Hotel Collection Chicago	339	70%	30%	75.0%	$310.00	$232.50
Loews Chicago Hotel	400	75%	25%	NAV	NAV	NAV
Total/Wtd. Avg.	4,478	63%	37%	72.4%	$246.63	$178.61

Source: Appraisal

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the JW Marriott Chicago Property:

Cash Flow Analysis
	2014	2015	2016	4/30/2017 TTM	UW	UW per Room
Occupancy	73.3%	76.3%	75.2%	76.1%	76.1%
ADR	$256.37	$265.83	$271.64	$270.43	$270.43
RevPAR	$188.04	$202.85	$204.18	$205.72	$205.72

Rooms Revenue	$41,866,542	$45,164,805	$45,584,285	$45,802,808	$45,803,014	$75,087
Food & Beverage	$24,093,357	$23,735,860	$24,064,458	$22,936,917	$23,937,025	$39,241
Other Income(1)	$2,373,910	$2,038,828	$2,294,540	$2,219,089	$2,219,099	$3,638
Total Revenue	$68,333,809	$70,939,493	$71,943,283	$70,958,814	$71,959,137	$117,966
Total Expenses(2)	$49,336,788	$50,428,490	$50,752,018	$49,637,381	$50,733,018	$83,169
Net Operating Income	$18,997,021	$20,511,003	$21,191,265	$21,321,433	$21,226,120	$34,797
FF&E	$0	$0	$0	$0	$2,878,365	$4,719
Net Cash Flow	$18,997,021	$20,511,003	$21,191,265	$21,321,433	$18,347,754	$30,078

NOI DSCR(3)	5.84x	6.31x	6.52x	6.56x	6.53x
NCF DSCR(3)	5.84x	6.31x	6.52x	6.56x	5.64x
NOI Debt Yield(3)	24.0%	25.9%	26.7%	26.9%	26.8%
NCF Debt Yield(3)	24.0%	25.9%	26.7%	26.9%	23.1%

(1)	Other Income includes telephone, spa and other miscellaneous revenue.

(2)	The JW Marriott Chicago Property benefits from the Class L tax incentive program which was effective upon its opening as a hotel in 2010. Under the Class L incentive, assessment levels for the building-portion of the assessment are reduced to 10% for the first 10 years, 15% in year 11, 20% in year 12 and back to the normal assessment in year 13. The Property’s current Class L tax benefits will expire in 2022.

(3)	Debt service coverage ratios and debt yields are based on the JW Marriott Chicago Senior Loan totaling $79,300,000 and exclude the JW Marriott Chicago Subordinate Companion Loan and the JW Marriott Chicago Mezzanine Loan.

Escrows and Reserves. At origination, the JW Marriott Chicago Borrower deposited in escrow $13,554 for deferred maintenance, $223,974 for real estate taxes, $198,332 for insurance premiums, and $2,000,000 for a seasonality reserve. On a monthly basis, the JW Marriott Chicago Borrower is required to escrow monthly 1/12 the annual estimated tax payment and 1/12 the annual estimated insurance premium. The JW Marriott Chicago Borrower is required to escrow monthly $500,000 per month during the months of May through December and disbursements are permitted during the months of January through April beginning January 2018. Upon the termination of the management agreement and the failure of the JW Marriott Chicago Borrower to enter into a replacement franchise agreement that adequately reserves for furniture, fixtures and equipment (“FF&E”) replacements, the JW Marriott Chicago Borrower will be required to escrow monthly for FF&E replacements in an amount equal to 1/12 of 4% of annual gross revenues generated at the JW Marriott Chicago Property for the previous calendar year.

Lockbox and Cash Management. A hard lockbox is in place with respect to the JW Marriott Chicago Whole Loan. The JW Marriott Chicago Whole Loan has in place cash management. The JW Marriott Chicago Whole Loan requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending credit card direction letters to all credit card companies at origination/new merchant agreements). All funds in the lockbox account are required to be swept on each business day to a clearing account controlled by the lender, and applied and disbursed in accordance with this JW Marriott Chicago Whole Loan agreement. If a Cash Sweep Period (as defined below) is occurring, excess cash will be held as additional security for the JW Marriott Chicago Whole Loan. Upon the termination of any Cash Sweep Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing, all amounts then on deposit in the cash collateral reserve account will be disbursed to the JW Marriott Chicago Borrower.

A “Cash Sweep Period” will occur upon (i) an event of default or (ii) the debt service coverage ratio at the end of any calendar quarter based on the trailing 12-month period falling below 1.15x. A Cash Management Event will continue until (A) the JW Marriott Chicago Whole Loan has been repaid in full; (B) there has been a full defeasance of the JW Marriott Chicago Whole Loan, or in regard to clause (ii) above, (C) for six months following the commencement of a Cash Sweep Period (a) no default or event of default has occurred (b) no event that would trigger another Cash Sweep Period has occurred; and (c) the debt service coverage ratio is at least 1.20x

Tax Abatement. The JW Marriott Chicago Property benefits from the Class L tax incentive program which was effective upon its opening as a hotel in 2010. The Class L tax incentive program is designed to encourage the preservation and rehabilitation of architecturally significant commercial, industrial and multifamily buildings. Under the Class L tax incentive program, assessment levels for the building-portion of the assessment are reduced to 10% for the first 10 years, 15% in year 11, 20% in year 12 and back to the normal assessment in year 13. The JW Marriott Chicago Property’s current Class L tax benefits will expire in 2022. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Additional Secured Indebtedness (not including trade debts). The JW Marriott Chicago Property secures the JW Marriott Chicago Senior Loan, which has a Cut-off Date principal balance of $79,300,000 and is comprised of three pari passu notes, the promissory Note A-1, the promissory Note A-2, and the promissory Note A-3 which accrue interest at the same rate as the JW Marriott Chicago Mortgage Loan. The promissory Note A-1, promissory Note A-2 and the promissory Note A-3 are entitled to payments of principal and interest on a pro rata and pari passu basis. The JW Marriott Chicago Property also secures the JW Marriott Chicago Subordinate Companion Loan, which is comprised of three notes, Note B-1-A, B-1-B and Note B-2 and have a combined Cut-Off Date principal balance of $124,200,000. The Note B-1-A and Note B-1-B accrue interest at a rate of 4.3000% and the Note B-2 accrues interest at a rate of 5.8200%. The Note B-1-A and B-1-B are entitled to payments of principal and interest on a subordinate basis to the JW Marriott Chicago Senior Loan, and Note B-2 is entitled to payments of principal and interest on a subordinate basis to Note B-1-A and Note B-1-B. The holders of the JW Marriott Chicago Senior Loan, the JW Marriott Chicago Pari Passu Companion Loan and the JW Marriott Chicago Subordinate Companion Loan

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

have entered into a co-lender agreement which sets forth the allocation of collections on the JW Marriott Chicago Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The JW Marriott Chicago Mezzanine Loan refers to a loan in the original principal amount of $66,500,000 made to UST Prime III Hotel Owner Holding, LLC and UST Prime III Hotel GP LLC by Natixis Real Estate Capital LLC, secured by 100% of the direct or indirect equity interest in the JW Marriott Chicago Borrower, which was originated simultaneously with the JW Marriott Chicago Whole Loan. The JW Marriott Chicago Mezzanine Loan and the JW Marriott Chicago Whole Loan are subject to an intercreditor agreement between the JW Marriott Chicago Mezzanine Loan lender and the JW Marriott Chicago Whole Loan lender. The JW Marriott Chicago Mezzanine Loan may be transferred at any time subject to requirements and limitations set forth in the related mezzanine intercreditor agreement.

The following table presents certain information relating to the JW Marriott Chicago Mezzanine Loan:

Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$66,500,000	7.50%	60	0	60	1.26x	7.9%	72.9%

Release of Property. Not permitted.

Terrorism Insurance. The JW Marriott Chicago Whole Loan documents require that the “all risk” insurance policy required to be maintained by the JW Marriott Chicago Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the JW Marriott Chicago Property and eighteen months of business interruption insurance containing a six month extended period of indemnity endorsement, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151 West Adams Street Chicago, IL, 60603	Collateral Asset Summary – Loan No. 9 JW Marriott Chicago	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,500,000 21.4% 5.64x 26.8%

Near North Side
The Institute of Art- Chicago
The Chicago School of Professional Psychology
Reid Murdoch Center
The Westin Chicago River North
Marina City
N. Wabash Ave.
The River Hotel
Chicago River
FRANKLIN-ORLEANS ST. BRIDGE
W. Wacker Dr.
LaSalle-Wacker Building
77 West Wacker
Renaissance Chicago Downtown
E. Wacker Pl.
Hotel Monaco-Chicago
Hard Rock Hotel- Chicago
211 West Wacker
222 North LaSalle
333 Wacker Drive
225 West Wacker
University of Phoenix-Downtown Chicago
35 West Wacker
Chicago Opera Theater
CTA BROWN/ PURPLE LINES
CTA RED LINE
CTA GREEN, PINK LINES
W. Lake St.
Clark/Lake
CTA LOOP
State/Lake
E. Lake St.
BLUE LINE
191 North Wacker
James R. Thompson Ctr./ Atrium Mall
Goodman Theatre
Gene Siskel Film Center
Chicago Theatre
N. Michigan Ave.
West Loop
150 North Wacker
155 North Wacker
State of Illinois Building
Chicago Title & Trust Center
Oriental Theater
Lake/ State
Prudential Plaza
W. Randolph St.
Kimpton Hotel Allegro
Randolph/ Wabash
E. Randolph St.
MILLENNIUM
Boeing Headquarters
123 North Wacker
City Hall Cook County Building
Richard J. Daley Ctr.
108 North State Street
Macy's
The Heritage at Millennium Park
110 North Wacker
101 North Wacker
N. Wacker Dr.
N. Franklin St.
N. Wells St.
N. LaSalle St.
Cadillac Palace Theatre
N. Clark St.
DALEY PLAZA
N. Dearborn St.
N. State St.
Chicago Cultural Center
Jay Pritzker Pavilion
W. Washington St.
Wash./ Dearborn
Wash./ State
E. Washington St.
Burnham Center
Washington/ Wells
Pittsfield Building
Cloud Gate
South Branch
Civic Opera House
UBS Tower
Madison Plaza
One North LaSalle
Three First National Plaza
METRA COMMUTER RAIL
W. Madison St.
10 South LaSalle
Madison/ Wabash
MILLENNIUM PARK
30 South Wacker
1 South Wacker
181 West Madison
Excelon Corp. HQ
Chase Tower
CTA BLUE LINE
The School of the Art Inst. of Chicago- Sharp Building
Deloitte
Chicago Mercantile Exchange
IBM Chicago, Goldman Sachs
1 North Franklin
CTA LOOP
S. Wacker Dr.
CHICAGO LOOP
W. Monroe St.
Monroe/ Dearborn
Monroe/ State
E. Monroe St.
Pritzker Military Museum & Library
Chicago River
120 South LaSalle
Palmers House
JW Marriott Chicago
151 West Adams Street
Chicago, IL 60603
LaSalle Bank Building
Marquette Building
131 South Dearborn
Mid-Continental Plaza
W. Adams St.
E. Adams St.
Adams/ Wabash
Art Institute of Chicago
United HQ
The Rookery Building
Federal Plaza
Willis (Sears) Tower
W. Quincy St.
Quincy/ Wells
US District Court
Chicago Symphony Center
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Michigan Ave.
MillerCoors
Bank of America Building
UNION STATION
W. Jackson Blvd.
Federal Reserve Bank of Chicago
Jackson/ Dearborn
Jackson/ State
DePaul University College of Law
S. Wells St.
Chicago Board of Trade Library
311 South Wacker
175 West Jackson
Chicago Board of Trade
DePaul University
CNA Center
American Academy of Art
CTA LOOP
Library
Roosevelt University
VAN BUREN
Harold Washington Library Ctr.
Robert Morris University
Auditorium Theatre
COMMUTER RAIL
W. Congress Pkwy.
E. Congress Pkwy.
290
Midway Intl. Airport 12 miles
Hotel Blake
C33 Gallery
The Congress Plaza Hotel & Conference Center
University Center
USCIS Chicago Field Office
W. Harrison St.
Mus. of Contemporary Art
GRANT PARK
Harrison
Spertus Inst. of Jewish Studies
Printers Row
METRA
CTA RED LINE
CTA GREEN LINE
E. Balbo Ave.
South Loop
W. Polk St.
Hilton Chicago
E. 8th St.
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Elk Grove Village
Chicago O'Hare International Airport
Lincolnwood
Bensenville
Norridge
Uptown
Addison
Elmwood Park
Melrose Park
Oak Park
Lake Michigan
Elmhurst
Maywood
Near North
Loop
CHICAGO
Cicero
Berwyn
Hillside
Brookfield
Oak Brook
La Grange
Hinsdale
Downers Grove
Chicago Midway Intl. Airport
Darien
Burr Ridge
Oak Lawn
Evergreen Park
Palos Hills
Lemont
Alsip
Orland Park
Blue Island
Roseland
Riverdale
Crestwood
INDIANA

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.